UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to § 240.14a-12
EMERSON ELECTRIC CO.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box)

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
________________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
________________________________________________________________________________________________

(5)	Total fee paid:
________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

________________________________________________________________________________________________

(3)	Filing Party:

________________________________________________________________________________________________

(4)	Date Filed:

________________________________________________________________________________________________

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

St. Louis, Missouri
December 12, 2014
TO THE STOCKHOLDERS OF
EMERSON ELECTRIC CO.:

The Annual Meeting of the Stockholders of Emerson Electric Co. will be held at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri 63136 on Tuesday, February 3, 2015, commencing at 10:00 a.m. Central Standard Time.  At the meeting, record holders of common stock at the close of business on November 25, 2014 will be entitled to vote on the following matters:

1.	To elect as directors the five Directors named in the attached proxy statement;

2.	To hold an advisory vote to approve our executive compensation;

3.	To approve the Emerson Electric Co. 2015 Incentive Shares Plan;

4.	To re-approve the performance measures under the Emerson Electric Co. Annual Incentive Plan;

5.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm;

6.	To vote upon the stockholder proposals described in the accompanying proxy statement, if properly presented at the meeting; and

7.	To transact such other and further business, if any, as lawfully may be brought before the meeting.

EMERSON ELECTRIC CO.

By
Chairman of the Board and
Chief Executive Officer
Secretary
Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.
IMPORTANT
Please note that a ticket is required for admission to the meeting. If you plan to attend in person and are a stockholder of record, please check the box on your proxy card and bring the tear-off admission ticket with you to the meeting. If your shares are held by someone else (such as a broker) please bring with you a letter from that firm or an account statement showing you were a beneficial holder on November 25, 2014.

EMERSON ELECTRIC CO.
8000 WEST FLORISSANT AVENUE, ST. LOUIS, MISSOURI 63136
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 3, 2015

This proxy statement is furnished to the stockholders of Emerson Electric Co. in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Standard Time on February 3, 2015 at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri 63136 and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about December 12, 2014. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2014 accompanies this proxy statement.
If you plan to attend and have a disability which requires accommodation at the meeting, please call 314-553-2197. Requests must be received by January 15, 2015. If you have questions regarding admission or directions to the Annual Meeting of Stockholders, please call 314-553-2197.
Stockholders can vote by telephone or by Internet. This is a simple process that will save the Company some expense. If you vote by telephone or Internet, you need not mail back your proxy card. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.
If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm’s voting processes. If you choose not to vote by telephone or Internet, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the approval of the Company’s executive compensation in Proposal 2, FOR approval of the proposal to approve the Emerson Electric Co. 2015 Incentive Shares Plan in Proposal 3, FOR re-approval of the performance measures under the Emerson Electric Co. Annual Incentive Plan in Proposal 4, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm in Proposal 5, and AGAINST the stockholder proposals in Proposals 6, 7 and 8, and will otherwise be voted in the discretion of the proxies. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should prior to the election become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.
You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy, or change your vote cast, by telephone or Internet, you must do so by telephone or Internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on February 2, 2015.
The close of business on November 25, 2014 was fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 692,247,602 shares of our common stock, par value $0.50 per share. The holders of the common stock will be entitled on each matter to one vote for each share of common stock held of record on the record date. There is no cumulative voting with respect to the election of Directors.
This proxy is solicited by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Morrow & Co., LLC to assist in the solicitation of proxies at an estimated cost of $15,000 plus expenses. In addition, solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by Directors, officers or regular employees of the Company.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on February 3, 2015. This proxy statement, form of proxy and our Annual Report to Stockholders are available at www.proxyvote.com. You will need to input the Control Number, located on the proxy card, when accessing these documents.

I. ELECTION OF DIRECTORS
Nominees and Continuing Directors
The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Five Directors of the Company are to be elected for terms ending at the Annual Meetings specified below, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as Directors proposed by the Company, as well as the other Directors whose terms of office as Directors will continue after the Annual Meeting, is set forth below, including directorships held by each nominee at other public companies in the last five years. This information also includes each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director. All of the nominees meet the Board membership criteria described on page 11 under “Nomination Process.” The Board of Directors unanimously recommends a vote “FOR” each nominee indicated below.

Name, Age, Principal Occupation or Position, Other Directorships	Served as Director Since

NOMINEES FOR TERMS ENDING IN 2018

A. F. Golden, 68	2000
Partner of Davis Polk & Wardwell, lawyers

Mr. Golden’s qualifications to serve on the Board include his leadership, international and industry experience heading Davis Polk teams in private and governmental litigation; representing large multinational companies in corporate governance matters and acquisition-related transactions; counseling multinational companies on antitrust matters; his prior service as a member of his firm’s Management Committee; and his current service on the Board of Trustees of Rensselaer Polytechnic Institute.

W. R. Johnson, 65	2008
Retired Chairman, President and Chief Executive Officer of H. J. Heinz Company, a global packaged food manufacturer

He is also a Director of United Parcel Service, Inc. and a former Director of Education Management Corporation.

Mr. Johnson’s qualifications to serve on the Board also include his leadership, international, operating and marketing experience gained from his prior service as Chairman, President and Chief Executive Officer of H. J. Heinz, Senior Vice President of H. J. Heinz responsible for Heinz operations in the Asia-Pacific area; Chief Operating Officer of H. J. Heinz; and Vice President of Marketing for Heinz ketchup, foodservice and sauces; and as a director of United Parcel Service, Inc.

C. Kendle, 67	2014
Retired Chairman and Chief Executive Officer, Kendle International Inc., a global clinical research organization

She is also a Director of United Parcel Service, Inc. and a former Director of H. J. Heinz.

Dr. Kendle’s qualifications to serve on the Board include her leadership, international and healthcare experience, gained from her prior service as co-founder, Chairman, and Chief Executive Officer of Kendle International Inc.; her service as a director and member of the Audit Committee of UPS; her prior service as a director and as a member of the Audit and Corporate Governance Committees of H. J. Heinz Company; and her prior service on the faculties of a number of leading universities, including the University of Cincinnati College of Pharmacy, the University of Pennsylvania School of Medicine, and the University of North Carolina School of Medicine and School of Pharmacy.

J. S. Turley, 59	2013
Retired Chairman of the Board and Chief Executive Officer, Ernst & Young, professional services organization

He also is a Director of Citigroup, Inc. and Intrexon Corporation.

Mr. Turley's qualifications to serve on the Board include his leadership and expertise in audit and financial reporting as Chairman and Chief Executive Officer of Ernst & Young and as a director of Citigroup, Inc. and Intrexon Corp. He also serves on the Board of Directors and as an officer of the Boy Scouts of America, and on the Board of Trustees for Rice University.

Name, Age, Principal Occupation or Position, Other Directorships	Served as Director Since
NOMINEE FOR A TERM ENDING IN 2016(1)

A. A. Busch III, 77	1985
Retired Chairman of the Board of Anheuser-Busch Companies, Inc., brewery, container manufacturer and theme park operator

He is also a former Director of AT&T Inc.

Mr. Busch’s qualifications to serve on the Board also include his leadership and international experience as Chief Executive Officer and President of Anheuser-Busch Companies and broad prior experience as a director of large public companies.

TO CONTINUE IN OFFICE UNTIL 2016
C. A. H. Boersig, 66	2009
Retired Chairman of the Supervisory Board of Deutsche Bank AG, a global investment bank

He is also a Member of the Supervisory Board of Daimler AG, Linde AG, and Bayer AG.

Dr. Boersig’s qualifications to serve on the Board include his leadership, financial expertise and international experience gained from his past service as Chairman of the Supervisory Board of Deutsche Bank AG, as a current member of the Supervisory Boards and various Board committees of Bayer AG, Daimler AG and Linde AG, and as a member of the Board of Superintendence of the Istituto per le Opere di Religione (the Vatican Bank); and his experience from his prior service as a member of the Management Boards of Deutsche Bank and RWE AG; former Chief Financial Officer and Chief Risk Officer of Deutsche Bank; and former Chief Financial Officer of RWE.

J. B. Bolten, 60	2012
Co-Founder and Managing Director of Rock Creek Global Advisors, LLC, an international advisory firm

He is also a Member of the International Advisory Board of BP plc.

Mr. Bolten’s qualifications to serve on the Board also include his financial, leadership, and governmental experience in his prior positions as White House Chief of Staff to President George W. Bush; Director of the Office of Management and Budget; White House Deputy Chief of Staff; General Counsel to the U.S. Trade Representative; and Chief Trade Counsel to the U.S. Senate Finance Committee, and his current experience on the Boards of the U.S. Holocaust Memorial Museum and the ONE Campaign.

M. S. Levatich, 49	2012
President and Chief Operating Officer of Harley-Davidson Motor Company, Inc., a manufacturer of motorcycles and related products

Mr. Levatich’s qualifications to serve on the Board also include his extensive manufacturing, global marketing and management experience as a Harley-Davidson executive, including his prior service as President and Managing Director of MV Agusta Motor S.p.A., a subsidiary of Harley-Davidson, Inc.; and as Vice President and General Manager, Parts & Accessories and Custom Vehicle Operations of Harley-Davidson, Inc.

R. L. Stephenson, 54	2006
Chairman, Chief Executive Officer and President of AT&T Inc., telecommunications provider

Mr. Stephenson’s qualifications to serve on the Board also include his leadership, technology, operating and financial experience gained from his prior service as Chief Operating Officer and Chief Financial Officer of AT&T Inc.; and as Chief Operating Officer of SBC Communications Inc.

Name, Age, Principal Occupation or Position, Other Directorships	Served as Director Since
TO CONTINUE IN OFFICE UNTIL 2017
D. N. Farr, 59	2000
Chairman of the Board and Chief Executive Officer of Emerson

He is also a Director of International Business Machines Corporation.

Mr. Farr’s qualifications to serve on the Board also include his prior leadership, international and planning experience as Chief Operating Officer of Emerson; Executive Vice President and Business Leader, Emerson Process Management; CEO of Astec International, a Hong Kong based Emerson subsidiary; President, Ridge Tool Company subsidiary of Emerson; and Vice President, Emerson Corporate Planning and Development; and as former Director of Delphi Corp.

H. Green, 53	2008
Former Group Chief Executive Officer of Thomas Cook Group plc, a leisure travel company

She is also a Non-Executive Director of BAE Systems plc.

Ms. Green’s qualifications to serve on the Board also include her strategic business turnaround leadership experience, which includes harnessing the power of technology and the web to drive the profitable transformation of Premier Farnell plc, a leading high service technology distributor where she served as Chief Executive Officer until June 2012. This is further enhanced by her most recent role as Chief Executive Officer of Thomas Cook, leading the high profile transformation of the world’s oldest and best loved travel company. This experience is further complemented by her Non-Executive Directorship of BAE Systems plc and the global leadership experience gained on four continents for Arrow Electronics where she formerly held a number of executive positions, including President of Asia-Pacific, Head of Worldwide Marketing and Head of Global Strategy. She is also a former Managing Director of The Macro Group, a United Kingdom semiconductor distributor.

C. A. Peters, 59	2000
Senior Executive Vice President of Emerson

Mr. Peters’ qualifications to serve on the Board also include his leadership, technology and planning experience gained during his prior service as Senior Vice President-Growth Programs of Emerson; Vice President-Development and Technology of Emerson; Vice President-Strategic Planning of Emerson; President, Harris Calorific, a former business unit of Emerson; and Director of Strategic Planning of Emerson’s former Skil Corporation subsidiary.

J. W. Prueher, 72	2001
Admiral, U.S. Navy (Retired), and Former U.S. Ambassador to the People’s Republic of China

He is also a Director of The New York Life Insurance Company, Armada Hoffler LLC and Fluor Corporation. He is a former Director of Bank of America Corporation, Merrill Lynch & Co., Inc., Dyncorp International, Inc. and Amerigroup Corporation.

Admiral Prueher’s qualifications to serve on the Board also include extensive experience with strategic planning and leading large, complex organizations, his knowledge of and experience with the People’s Republic of China, and his leadership, government and international experience as Commander-in-Chief of the U.S. Pacific Command; Commandant of the U.S. Naval Academy; and professor and Schlesinger Chair at the University of Virginia, Miller Center. These are complemented by his experience with complex engineering processes.

 __________

(1)
Pursuant to the Company’s Bylaws, a person may not stand for election or re-election as a Director after attaining the age of 72, provided that the Bylaws permit Mr. Busch to stand for election to the Board for an additional one year term ending at the Company’s Annual Meeting on February 2, 2016.

Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer during the past five years, except as follows:

•	Dr. Boersig retired as Chairman of the Supervisory Board of Deutsche Bank AG in May 2012.

•
Mr. Bolten was a Visiting Professor at Princeton University’s Woodrow Wilson School of Public and International Affairs from 2009 to 2011. Mr. Bolten also served as President George W. Bush’s Chief of Staff from 2006 to 2009.

•
Ms. Green resigned as Group Chief Executive Officer of Thomas Cook Group plc in November, 2014. Prior to that, Ms. Green was President, Chief Executive Officer and a Director of Premier Farnell plc from April 2006 to June 2012.

•	Mr. Johnson retired as Chairman, President and Chief Executive Officer of H.J. Heinz Company in June 2013.

•	Dr. Kendle retired as Chairman and Chief Executive Officer of Kendle International, Inc. in 2011.

•	Mr. Levatich served as President and Managing Director of MV Agusta Motor S.p.A., a subsidiary of Harley-Davidson, Inc., from 2008 to 2009.

•	Mr. Turley served as Chairman and Chief Executive Officer of Ernst & Young from 2001 through June 30, 2013.

Stock Ownership of Directors, Executive Officers and 5% Beneficial Owners
The following table shows the number of shares of the Company’s common stock that are beneficially owned by the Directors, by each of the named executive officers in the Summary Compensation Table, and by all Directors and executive officers as a group as of September 30, 2014. No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock.

Name	Total Shares of Emerson Common Stock Beneficially Owned(1)(2)
C. A. H. Boersig	14,540
J. B. Bolten	6,572
A. A. Busch III(3)	249,950
F. J. Dellaquila(4)	410,678
D. N. Farr(5)	2,584,538
A. F. Golden	49,937
H. Green	15,587
W. R. Johnson	18,113
C. Kendle	1,964
M. S. Levatich	5,403
E. L. Monser	652,684
C. A. Peters	1,068,887
J. W. Prueher	31,232
F. L. Steeves	367,530
R. L. Stephenson	30,576
J. S. Turley	3,236
All Directors and Executive Officers as a group (18 persons) (6)(7)	5,681,954
__________________________

(1)
Under rules of the Securities and Exchange Commission (“SEC”), persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except for the following shares of restricted stock over which the person named has no investment power: Mr. Farr-340,000; Mr. Dellaquila, Executive Vice President and Chief Financial Officer-55,000; Mr. Monser, President and Chief Operating Officer-45,000; Mr. Peters-80,000; Mr. Steeves, Executive Vice President, Secretary and General Counsel-25,000; Dr. Boersig-3,450; Mr. Bolten-6,572; Mr. Busch-1,964; Mr. Golden-30,078; Ms. Green-4,497; Mr. Johnson-15,895; Dr. Kendle-1,964; Mr. Levatich-5,403; Adm. Prueher-28,890; Mr. Stephenson-20,188; Mr. Turley-3,236; and all Directors and executive officers as a group-692,137 shares. Also includes 11,090 restricted stock units held by each of Dr. Boersig and Ms. Green, over which they have no voting or investment power.

(2)
As required by SEC rules, includes the following shares which such persons have, or will have within 60 days after September 30, 2014, the right to acquire upon the exercise of employee stock options: Mr. Farr-516,666; Mr. Dellaquila-158,333; Mr. Monser-350,000; Mr. Peters-253,333; and Mr. Steeves-224,468. Also includes 11,090 restricted stock units held by each of Dr. Boersig and Ms. Green.

(3)	Includes 600 shares held by Mr. Busch as co-trustee of a trust, as to which Mr. Busch shares voting and investment power.

(4)
Includes 8,442 shares held by the spouse of Mr. Dellaquila. Also includes 56,486 shares held by the FJD Gift Trust, a grantor trust for Mr. Dellaquila with Mr. Dellaquila's spouse and descendants as beneficiaries and Mr. Dellaquila as trustee. Also includes 75,315 shares held by the SRD Gift Trust, a grantor trust for Mr. Dellaquila's spouse with Mr. Dellaquila's descendants as beneficiaries and Mr. Dellaquila and his spouse as trustees.

(5)
Includes 432,942 shares held by the spouse and/or children of Mr. Farr. Includes 32,055 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Mr. Farr exercises investment power but has no financial interest.

(6)
Includes 1,560,862 shares of common stock which executive officers have, or will have within 60 days after September 30, 2014, the right to acquire upon exercise of employee stock options. Also includes 11,090 restricted stock units held by each of Dr. Boersig and Ms. Green. Shares owned as a group represent less than 1% of the outstanding common stock of the Company.

(7)
Includes 170,527 shares beneficially owned by two other executive officers of the Company, of which 25,000 shares are shares of common stock over which the other executive officers have no investment power and 58,062 are shares of common stock which the other executive officer has, or will have within 60 days after September 30, 2014, the right to acquire upon exercise of employee stock options.

The following table lists the beneficial ownership of each person holding more than 5% of Emerson's outstanding common stock as of September 30, 2014 based on a review of filings with the SEC on Schedule 13G.

Name and Address	Total Shares of Emerson Common Stock Beneficially Owned	Percent of Class
The Vanguard Group (1)	39,624,119	5.69%
100 Vanguard Blvd., Malvern, PA 19355

BlackRock, Inc. (2)	35,607,548	5.11%
40 East 52nd Street, New York, NY 10022
__________________________

(1)
The Vanguard Group filed a Schedule 13G on February 12, 2014 with the SEC indicating that, as of December 31, 2013, it had beneficial ownership of 39,624,119 shares, including sole voting power over 1,156,799 shares, sole dispositive power over 38,538,324 shares and shared dispositive power over 1,085,795 shares of the Company’s outstanding stock.

(2)
BlackRock, Inc. filed a Schedule 13G on February 2, 2014 with the SEC indicating that, as of December 31, 2013, it had beneficial ownership of 35,607,548 shares, including sole voting power over 29,220,895 shares, sole dispositive power over 35,581,949 shares and shared voting and dispositive power over 25,599 shares of the Company’s outstanding stock.

The Company is not aware of any other shareholders who beneficially own more than 5% of its outstanding common stock.
Corporate Governance
The Company’s Corporate Governance Principles and Practices and the charters of all Board committees are available on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance. The foregoing documents are available in print to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.
There were eleven meetings of the Board of Directors during fiscal 2014. All of the Directors attended at least 75% of the meetings of the Board and committees on which they served. Directors are strongly encouraged to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending, although the Company has no formal, written policy requiring such attendance. In 2014, all of the Directors attended the Annual Meeting of Stockholders.
The Board of Directors has appointed a Discussion Leader who chairs regularly scheduled meetings of non-management Directors, as provided in the Company’s Corporate Governance Principles and Practices. The Discussion Leader position rotates annually among the Chairs of each of the independent Board committees.
Stockholders and other interested persons may contact the Discussion Leader in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the Discussion Leader.
Stockholders may communicate with any of our Directors by sending a letter to the Director, c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the relevant Director.
Board Leadership Structure and Role in Risk Oversight
The Board believes that it should have the flexibility to make the determination of whether the same person should serve as both the Chief Executive Officer and Chairman of the Board at any given point in time, or if the roles should be separate. In the past the Company has combined the functions of Chairman of the Board with those of Chief Executive Officer and has also separated those functions. The Board determines whether to combine or separate those functions based on what it believes will provide appropriate leadership for the Company at the time. The Board believes that its current leadership structure, with Mr. Farr serving as both Chief Executive Officer and as Chairman of the Board, as well as Chair of our Executive Committee, is appropriate given Mr. Farr’s past success and extensive experience serving in these roles, the efficiencies of having the Chief Executive Officer also serve in the role of Chairman, the Company’s strong corporate governance structure and the Company’s financial success under Mr. Farr’s leadership. As a result, our Bylaws currently require that our Chairman shall also be our Chief Executive Officer. The Board has not found it necessary to designate a “Lead Director” from among the non-management Directors. However, as discussed above, the Board does have an annual rotation of independent Directors who serve as Discussion Leaders to preside at meetings of non-management Directors. The Chairman and Chief Executive Officer consults periodically with the Discussion Leader and the Chairs of our other Board committees, all of whom are independent, on Board matters and on issues facing the Company. In addition, the Discussion Leader presides at an executive session of non-management Directors at each regularly scheduled Board meeting.
The Board as a whole has responsibility for the oversight of the Company’s risk management process. This process is designed to provide to the Board timely visibility into the identification, assessment and management of critical risks. The Audit Committee assists the Board by annually reviewing and discussing with management this process and its functionality. The areas of critical risk include strategic, operational, compliance, environmental and financial risks. The full Board, or the appropriate committee, receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company’s risk management process. Information brought to the attention of the committees is shared with the full Board as appropriate.
Director Independence
The Board has determined that the following Directors are independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange: C. A. H. Boersig, J. B. Bolten, A. A. Busch III, A. F. Golden, H. Green, W. R. Johnson, C. Kendle, M. S. Levatich, J. W. Prueher, R. L. Stephenson, and J. S. Turley.
All Directors identified as independent in this proxy statement meet the categorical standards adopted by the Board to assist it in making determinations of Director independence. A copy of these standards appears under the caption “Emerson Director Independence Standards” in Appendix A attached to this proxy statement and is available on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance.
In the course of the Board’s determination regarding independence of each non-management Director, it considered any transactions, relationships and arrangements as required by the Company’s independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for:

•
Messrs. Johnson, Levatich and Stephenson, and Ms. Green, the annual amount of sales to Emerson by the company which the Director serves or served as an executive officer, and purchases by that company from Emerson, and determined that in each case the amounts of such sales and purchases were less than 0.09% of such other company’s annual revenues and therefore in each case were immaterial and well below the threshold set in the Emerson Director Independence Standards.

•
Mr. Stephenson, an immediate family member employed by our independent registered public accounting firm and determined that such person was not a partner of such firm and did not participate in the audit of Emerson or provide any other services to Emerson.

•
Mr. Golden, the annual amount paid by Emerson to the law firm of which he is a partner, and determined that the amount of such payments was less than 0.1% of such firm’s annual revenues and therefore was immaterial and well below the threshold set in the Emerson Director Independence Standards.

•
Messrs. Golden, Levatich and Turley and Adm. Prueher, the annual amount of contributions by Emerson to charitable organizations for which the Director serves as a director, officer or trustee, and determined that such contributions were immaterial (less than 0.05%, 0.0006%, 0.0009% and 0.08% of each charity's annual revenues, respectively) and were well below the threshold set in the Emerson Director Independence Standards.

Review, Approval or Ratification of Transactions with Related Persons
We review all transactions and relationships in which the Company and any of our Directors, nominees for Director or executive officers, or any of their immediate family members, are participants, to determine whether any of these individuals have a direct or indirect material interest in any such transaction. We have developed and implemented processes and controls to obtain information from the Directors and executive officers about related person transactions, and for determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in any such transaction. Transactions that are determined to be directly or indirectly material to a related person are disclosed as required. Pursuant to these processes, all Directors and executive officers annually complete, sign and submit a Director and Executive Officer Questionnaire and a Conflict of Interest Questionnaire that are designed to identify related person transactions and both actual and potential conflicts of interest. We also make inquiries as to the nature and extent of business that the Company conducts with other companies for whom any of our Directors or executive officers also serve as directors or executive officers. Under the Company’s Code of Business Ethics, if an actual or potential conflict of interest affects an executive officer, he or she is required to immediately disclose all the relevant facts and circumstances to the Company’s Ethics Committee. If the Ethics Committee determines that there is a conflict, it will refer the matter to the Board of Directors, which will review the matter to make a determination as to whether a conflict exists, and, if so, the appropriate resolution. If an actual or potential conflict of interest affects a Director, he or she is required to immediately disclose all the relevant facts and circumstances to the Board of Directors, which likewise will review the matter to make a final determination as to whether a conflict exists, and, if so, the appropriate resolution.
The Company has a written Code of Business Ethics applicable to all Directors and executive officers of the Company that prohibits Directors and executive officers from entering into transactions, or having any relationships, that would result in a conflict of interest with the Company. Waivers of the Code of Business Ethics for Directors and executive officers may only be granted by the Board of Directors. The Code of Business Ethics can be found on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance.
Certain Business Relationships and Related Party Transactions
Based on the review described above, there were no transactions from October 1, 2013 through the date of this proxy statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company’s Directors or executive officers or any of their immediate family members, or any beneficial holder of more than 5% of our common stock, either had or will have a direct or indirect material interest.
Board of Directors and Committees
The members of the Board are elected to various committees. The standing committees of the Board (and the respective Chairs) are: Executive Committee (Farr), Audit Committee (Busch), Compensation Committee (Stephenson), Corporate Governance and Nominating Committee (Bolten) and Finance Committee (Boersig).
Audit Committee
The Audit Committee met four times in fiscal 2014. The members of the Audit Committee are A. A. Busch III, Chair, J. B. Bolten, H. Green, M. S. Levatich, and J. S. Turley, all of whom are independent. The functions of the Audit Committee are described under “Report of the Audit Committee” at page 14 below. The Board has determined that all of the Audit Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 (the “Exchange Act”) and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange. The Board has also determined that H. Green and J. S. Turley are Audit Committee Financial Experts as that term is defined in the rules issued pursuant to the Sarbanes-Oxley Act of 2002. See the “Report of the Audit Committee” at page 14 below.

Compensation Committee
The Compensation Committee met six times in fiscal 2014. The Compensation Committee Charter requires that the Committee comprise at least three Directors. The current Compensation Committee members are R. L. Stephenson, Chair, C. A. H. Boersig, W. R. Johnson, M. S. Levatich and J. W. Prueher. The Board has determined that, as required by the Committee Charter, each of the members of the Compensation Committee meets applicable independence requirements, including the enhanced independence standards of the New York Stock Exchange, and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code and as a “non-employee director” under Rule 16b-3 of the Exchange Act.
The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives and produces the Committee’s report on executive compensation included in the Company’s annual proxy statement. Among other things, the Committee (1) approves corporate goals and objectives relevant to Chief Executive Officer compensation, evaluates CEO performance and reviews and sets his compensation; (2) approves elements of compensation and oversees the evaluation process for all officers; (3) oversees the Company’s equity incentive plans and the adoption, amendment or termination of benefit plans; and (4) monitors and keeps current the Senior Management Succession Plan.
The Compensation Committee operates under a written charter that details the scope of authority, composition and procedures of the Committee. The Committee may, when appropriate in its discretion, delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next scheduled meeting. For a discussion of delegations of authority the Committee has made to the Chief Executive Officer, see “Equity Compensation Grant Practices” at page 30 below. The Committee reports to the Board of Directors regularly, reviews and reassesses the adequacy of its Charter at least annually and conducts an annual evaluation of its performance.
For fiscal 2014, the Compensation Committee reviewed management’s process for assessing risk in the Company’s compensation programs for its employees, including the Company’s executive compensation program and practices. The Committee also reviewed management’s longstanding internal process and controls for compensation programs for employees who do not participate in the executive compensation program. The Committee accepted the result of these reviews that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business. Please see “Alignment with Stockholder Interests” on page 27 for additional information.
Role of Executive Officers and the Compensation Consultant
Executive Officers
As described in “Compensation Discussion and Analysis — Setting Total Compensation” on page 21, our Chief Executive Officer reviews recommendations of management and makes recommendations to the Committee regarding total compensation to be paid to the Company’s executive officers other than himself. Management also develops and presents to the Committee recommendations for the design of compensation programs.
The Committee has unrestricted access to management. It may also request the participation of management or the Committee’s independent consultant at any meeting or executive session. Committee meetings are regularly attended by the Chief Executive Officer, except for executive sessions and discussions of his own compensation, by the Vice President-Executive Compensation, who leads some of the discussions regarding the Company’s compensation programs, and the Committee’s independent consultant. The Committee regularly reports to the Board on compensation matters and annually reviews the Chief Executive Officer’s compensation with the Board in executive session of non-management Directors only.
Compensation Consultant
The Committee has sole discretion, at Company expense, to retain and terminate compensation consultants, independent legal counsel or other advisors, including sole authority to approve the fees and retention terms for such advisors, if it determines the services of such advisors to be necessary or appropriate. Any Committee member may request the participation of independent advisors at any meeting. Management engages Frederic W. Cook & Co., Inc. to assist the Company in its executive compensation program design and competitive pay analysis. The Committee reviews this information in determining compensation for the named executive officers. Since fiscal 2011, the Committee has engaged Exequity LLP (“Exequity”) as its independent consultant. Exequity reports directly to the Committee and performs services as directed by the Committee. In 2014, Exequity reviewed our comparator group companies, the compensation of our Chief Executive Officer and the other named executive officers. Neither Exequity nor Frederic W. Cook & Co. provides any other services to the Company. See also “Competitive Market Pay Information and Philosophy” on page 20.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee met four times in fiscal 2014. The members of the Committee are J. B. Bolten, Chair, H. Green, C. Kendle, R. L. Stephenson, and J. S. Turley, all of whom are independent. The Corporate Governance and Nominating Committee reviews the Company’s corporate governance matters and principles and independence standards; oversees the annual self-evaluation by the Board and its committees; discharges the Board’s responsibilities related to compensation of Directors; identifies and evaluates individuals for Board and committee membership and Chairs; makes recommendations to the Board concerning the selection of Director nominees; makes recommendations as to the size and composition of the Board and its committees; and approves and/or reviews the Company’s conflict of interest policies, codes of ethics, political activities and compliance with laws and regulations, and oversees management’s implementation thereof. For a description of the process used by the Committee in evaluating and recommending Director nominees, see “Nomination Process” below.
Nomination Process
The Corporate Governance and Nominating Committee regularly reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee may consider nominees submitted by several sources, including current Board members, management of the Company, director search firms, stockholders or other persons.
In evaluating possible Director nominees, the Committee considers the knowledge, experience, integrity and judgment of possible candidates, their potential contribution to the diversity of backgrounds, experience and skills of the Board, and their ability to devote sufficient time and effort to their duties as Directors. The Company’s Statement of Corporate Governance Principles and Practices sets forth the minimum qualifications for Director nominees which include, among other criteria determined by the Board, senior management experience in business, government and/or other relevant organizations. Important experience includes the field of manufacturing, international exposure and board membership with major organizations. Pursuant to the Company’s Bylaws, a Director may not stand for election or re-election as a Director after attaining the age of 72, provided that the Bylaws permit Mr. Busch to stand for election to the Board for an additional one year term ending at the Company’s Annual Meeting on February 2, 2016.
It is the policy of the Company to seek the most qualified candidates for Board membership without regard to race, gender, national origin, religion, disability, age or sexual orientation. However, in conducting its assessment of Director candidates the Company will consider diversity (including, but not limited to, race, gender, national origin, religion, disability, age or sexual orientation) and such other factors as it deems appropriate given the then current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. The Company seeks a diversity of viewpoints to better understand the technical, economic, political and social environments in which it operates. This policy is implemented by using existing Board members and outside agencies to actively seek qualified candidates. The Company’s success in seeking a diversity of viewpoints is measured by the range of viewpoints represented on the Company’s Board.
The Committee evaluates Director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified Director nominees with the Board. The Committee evaluates candidates that meet the Director criteria, and the Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board. Dr. Kendle, who is standing for election to the Board for the first time, was recommended to the Committee by two non-management Directors. From time to time, the Company retains an independent search firm to assist the Committee in identifying potential candidates for Board membership and in evaluating their qualifications and availability.
The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations in “XI. Stockholders’ Proposals” at page 62 below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.
In addition, the Company’s Bylaws permit stockholders to nominate Directors at an annual meeting of stockholders or at a special meeting at which Directors are to be elected in accordance with the notice of meeting. The procedures for making such nominations are discussed in “XI. Stockholders’ Proposals” at page 62 below.
Processes and Procedures for Determination of Director Compensation
The Corporate Governance and Nominating Committee annually reviews compensation of the Company’s Directors, as well as the Company’s compensation practices for Directors, and makes recommendations to the Board regarding these matters. The Board makes the final determinations as to Director compensation and compensation practices.

To assist the Committee in performing these duties, Company management periodically engages an outside consultant to prepare an analysis of outside director compensation trends and best practices in the competitive market, and to make recommendations as to the compensation of the Company’s non-management Directors. Based on this analysis, management makes recommendations for changes in Director compensation to the Committee for its consideration. Frederic W. Cook & Co. was engaged to prepare this analysis for fiscal 2014.
Director Compensation
Directors who are employees of the Company do not receive any compensation for service on the Board. Each non-management Director is currently paid an annual retainer, a portion of which is paid in cash and a portion of which is paid in restricted stock or restricted stock units, and fees of $1,500 plus expenses for attendance at each Board meeting. In fiscal 2014, the cash portion of the annual retainer, which is paid on a monthly basis, was $80,000. The amount of the annual retainer paid in restricted stock or restricted stock units each year is determined by or upon the recommendation of the Corporate Governance and Nominating Committee. For fiscal 2014, non-management Directors received $125,000 in restricted stock or restricted stock units. See footnote (2) to the Director Compensation table below. The cash retainer was increased to $100,000, effective November 1, 2014, and the restricted stock/restricted stock unit portion of the annual retainer was increased to $140,000, payable February 3, 2015. Board meeting fees were not increased.
Our non-management Directors are required to hold all of the restricted stock and restricted stock units awarded for Board service until retirement. As a result, such awards generally do not vest and the stock cannot be sold until the last day of a Director’s term after the age of 72 or earlier death, disability or a change of control of the Company. If a Director’s tenure on the Board ends for any other reason, the vesting of the award is at the discretion of the Committee. If the restrictions on the awards do not lapse, such awards will be forfeited to the Company. This is consistent with our Director Stock Ownership Policy which sets an ownership threshold of Emerson stock equal to five times annual cash compensation. As a result of these restrictions, the amount of stock and units held by a Director generally reflects the length of time that a Director has served on the Board. Non-management Directors receive dividends with respect to restricted stock and dividend equivalents with respect to restricted stock units. Dividend equivalents may be paid out regularly or deferred until final settlement, with interest compounding quarterly at a rate determined by the Committee, but in any event no greater than 120% of the applicable federal long-term rate. Restricted stock awards are entitled to voting rights; restricted stock units are not.
In fiscal 2014, each committee Chair was paid an annual retainer of $15,000, except for the Chair of the Audit Committee who was paid an annual retainer of $20,000, and each committee member was paid $1,500 plus expenses for attendance at each committee meeting. The Compensation Committee Chair retainer was increased to $20,000, effective November 1, 2014. Committee meeting fees were not increased.
Directors may elect to defer all or a part of their cash compensation under the Company’s Deferred Compensation Plan for Non-Employee Directors. Under the plan, which has existed since 1982, such deferred amounts are credited with interest quarterly at the prime rate charged by Bank of America, N.A. Under the rules of the SEC, interest on deferred compensation is considered above-market only if the rate of interest exceeds 120% of the applicable federal long-term rate. During fiscal 2014, the Bank of America prime rate was 3.25%, while 120% of the applicable federal long-term rate ranged from 3.51% to 4.12%. A. A. Busch III, H. Green, A. F. Golden and R. L. Stephenson currently participate in this deferral program. There were no above-market earnings on deferred compensation for each of these Directors in fiscal 2014. All deferred amounts are payable only in cash.
Directors who assumed office prior to June 4, 2002 were eligible for the Company’s Continuing Compensation Plan for Non-Management Directors. Because each eligible Director has served at least ten years, he or she will, after the later of termination of service as a Director or age 72, receive for life an amount equal to the annual $30,000 cash retainer for non-management Directors in effect on June 4, 2002. In the event that service as a covered Director terminates because of death, the benefit will be paid to the surviving spouse for five years. Amounts relating to the aggregate change in the actuarial present value of the accumulated benefit for fiscal 2014 pursuant to the Company’s Continuing Compensation Plan for Non-Management Directors are set forth in the Director Compensation table.
As part of the Company’s overall charitable contributions practice, the Company may, in the sole and absolute discretion of the Board and its committees, make a charitable contribution in the names of Emerson and a Director (including management Directors) upon his or her retirement from the Board (as determined by the Board and its committees), taking into account such Director’s tenure on the Board, his or her accomplishments and service on the Board, and other relevant factors.
The table below sets forth amounts for non-management Director compensation for fiscal 2014.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
C. A. H. Boersig	126,500	124,960	—	5,000	256,460
J. B. Bolten	123,500	124,960	—	8,000	256,460
A. A. Busch III	127,000	124,960	5,000	10,000	266,960
A. F. Golden	102,500	124,960	33,000	10,000	270,460
H. Green	107,000	124,960	—	—	231,960
W. R. Johnson	105,500	124,960	—	—	230,460
C. Kendle	66,833	124,960	—	10,000	201,793
M. S. Levatich	111,500	124,960	—	10,000	246,460
J. W. Prueher	111,500	124,960	34,000	10,000	280,460
R. L. Stephenson	126,500	124,960	—	—	251,460
J. S. Turley	105,500	124,960	—	—	230,460
_____________________

(1)
Messrs. Farr and Peters are named executive officers who are also Directors and their compensation is set forth in the Summary Compensation Table and related tables. They did not receive any additional compensation for their service as Directors.

(2)
In fiscal 2014, the Directors in office on February 4, 2014 were awarded 1,964 shares of restricted stock, or restricted stock units in the cases of Dr. Boersig and Ms. Green, with a total value of $124,960 ($125,000 divided by the grant date fair market value of Emerson stock, rounded down to the nearest whole share). Each amount constitutes the aggregate grant date fair value of restricted stock and restricted stock unit awards for fiscal 2014 calculated in accordance with FASB ASC Topic 718, which is also the dollar amount recognized for financial statement reporting purposes for fiscal 2014.

(3)
The total number of shares of restricted stock held by each of the non-management Directors at September 30, 2014 (the end of fiscal 2014) is as follows: C. A. H. Boersig-3,450; J. B. Bolten-6,572; A. A. Busch III-1,964; A. F. Golden-30,078; H. Green-4,497; W. R. Johnson-15,895; C. Kendle-1,964; M. S. Levatich-5,403; J. W. Prueher-28,890; R. L. Stephenson-20,188; and J. S. Turley-3,236. In addition, C. A. H. Boersig and H. Green each hold 11,090 restricted stock units, which they received instead of restricted stock in fiscal years 2010 through 2014 as provided in the Company’s Restricted Stock Plan for Non-Management Directors.

(4)
Represents the aggregate change in the actuarial present value of the accumulated pension benefit for fiscal 2014 pursuant to the Company’s Continuing Compensation Plan for Non-Management Directors. The Company eliminated its Continuing Compensation Plan for Non-Management Directors who assumed office on or after June 4, 2002. Non-management Directors in office on that date continued to vest in the plan. Please see the narrative above on page 12 for more information.

(5)	Represents Company matching contributions under the Company’s charitable matching gifts program which matches charitable gifts of up to $10,000 for all employees and Directors of the Company.

Code of Ethics
The Company has adopted a Code of Ethics that applies to the Company’s chief executive officer, chief financial officer, chief accounting officer, and controller.  This Code of Ethics is posted on the Company’s website.  The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting required information on its website at www.Emerson.com, Investor Relations, Corporate Governance. The Company has adopted a Code of Business Ethics for Directors, officers and employees, which is available at the same location on the Company’s website. Printed copies of these documents are available to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

Compensation Committee Interlocks and Insider Participation
The functions and members of the Compensation Committee are set forth above under “Board of Directors and Committees — Compensation Committee.” All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. During fiscal 2014, no member of the Committee and no other Director was an executive officer of another company on whose compensation committee or board any of our executive officers served.
Section 16(a) Beneficial Ownership Reporting Compliance
The Company’s Directors and executive officers are required, pursuant to Section 16(a) of the Exchange Act, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the SEC and the New York Stock Exchange, and to furnish copies of such statements to the Company. Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal 2014 its Directors and executive officers complied with all such requirements.
Report of the Audit Committee
The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting and financial controls, the internal audit process, risk management, the annual independent audit process of the Company’s annual financial statements, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee is involved in the selection, reviews and evaluation of the lead audit partner, and considers whether, in order to assure continuing auditor independence, there should be regular rotation of the independent registered public accounting firm.
The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.
The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the independent registered public accounting firm’s written disclosures required by Rule 3526 of the PCAOB, as may be modified or supplemented.
The Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits. The Committee meets regularly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for filing with the Securities and Exchange Commission. In accordance with its Charter, the Audit Committee has reappointed KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal 2015.

Audit Committee A. A. Busch III, Chair J. B. Bolten H. Green M. S. Levatich J. S. Turley

Fees Paid to KPMG LLP
The following are the fees of KPMG LLP, the Company’s independent registered public accounting firm, for services rendered in 2013 and 2014 ($ in millions):

	2013	2014
Audit Fees	$29.6	$28.9
Audit-Related Fees	4.2	3.0
Tax Fees	1.9	0.9
All Other Fees	—	—
Total KPMG LLP Fees	$35.7	$32.8
Audit Fees primarily represent the cost for the audit of the Company’s annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.
Audit-Related Fees for 2014 include $1.7 million for audit procedures related to a potential divestiture, and in 2013 include $2.6 million for audit procedures related to the divestiture of the Company's controlling interest in the Embedded Computing and Power business.  The remaining Audit-Related Fees for both years are primarily attributable to other acquisition and divestiture due diligence, audits of employee benefit plans, and statutory filings.
Tax Fees are primarily related to tax compliance services, which were $0.9 million and $1.9 million in 2014 and 2013.
The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which can be found on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance.

II. ADVISORY VOTE ON EXECUTIVE COMPENSATION
In each of the last four Annual Meetings of Stockholders, more than 90% of the shares voted were cast in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act, our Board of Directors is again submitting a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote annually.
We encourage stockholders to review the Compensation Discussion and Analysis on pages 18 to 30. Emerson’s long and consistent value creation over time is attributable to a proven, rigorously-applied management process implemented over the years by successive teams of talented and committed executives. The Company’s executive compensation program, the core of which is substantially unchanged since 1977, underpins and reinforces this process and the performance it generates, including 58 consecutive years of increased dividends.
The objectives and elements of our compensation program are discussed below. These foundational elements of our program include paying for performance, maximizing stockholder value without excessive risk, aligning executives' interests with stockholder interests, providing competitive pay to attract and retain executives and rewarding corporate results while recognizing individual contributions.
We believe the program strikes the appropriate balance between responsible, measured pay practices and incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by Emerson's best pay practices:

•
Pay for Performance; No Entitlements. 70-80% of named executive officer ("NEO") compensation is tied to Company performance. Performance drives pay. We reward performance rather than creating a sense of entitlement. (Pgs. 18, 19, 21-27)

•
Long-Term Performance. Our primary incentive compensation – performance shares – is based on the Company's achievement of established financial objectives regarding earnings per share (EPS) and cash flow performance over the four-year performance period. We have three-year (not annual) award cycles for performance shares and stock options and no set cycle for restricted stock awards (selectively granted), which cliff vest after three to ten years (no pro rata vesting). (Pgs. 23-26)

•
We Target Competitive and Market Based Pay with Actual Pay Dependent on Performance. We target total compensation in the median compensation range of comparable companies, with actual pay dependent on Company and individual performance. (Pgs. 19-22)

•
Comparator Group Pay Is a Frame of Reference. The Committee considers comparator group pay only as a frame of reference. Pay decisions are not formulaic and the Committee exercises judgment in making them. The Committee utilizes an independent consultant. (Pgs. 20-22)

•
Average Summary Compensation Table Total Compensation. Over the last five years, the moving three-year average total compensation for our NEOs with at least seven years of service as NEOs has grown at an average annual rate of less than 3%. We believe a three-year average is a more meaningful comparison because of our multi-year award and payment cycles. (Pgs. 18-19, 27, 31)

•
Maximize Stockholder Value While Mitigating Risk. Our equity incentives drive performance and reward growth over the long term, which discourages short-term risk taking. The Committee regularly reviews the Company's risk assessment. (Pgs. 27-28)

•	Align Executives' Interests with Stockholders. Approximately 60-70% of NEO compensation is stock-based and NEOs are required to hold significant amounts of Company stock. (Pgs. 23-28)

•
Stock Ownership Guidelines and Holding Policy. All of our NEOs substantially exceed our ownership guidelines. Sales must be approved in advance by our CEO and another designated senior officer. (Pgs. 27-28) Our non-management Directors comply with our stock ownership guidelines and are generally required to hold equity awards until retirement. (Pg. 12)

•
Clawback in Case of Misconduct. To better protect stockholder interests, our Board may in certain cases of misconduct recover an executive officer's annual bonus or long-term incentive awards. (Pg. 28)

•	Anti-Pledging and Anti-Hedging Policies. We have a policy prohibiting pledging of Company stock and an anti-hedging policy which prohibits short sales of Company stock. (Pg. 28)

•	No Tax Gross-Ups. We do not provide tax gross-ups to our NEOs.

•	No Employment, Severance or Golden Parachute Agreements. We have no employment, severance or golden parachute agreements with any of our NEOs. (Pgs. 22, 28, 38-43)

•
Executive Officer Severance Policy. Under our policy, we do not pay lump sum, non-forfeitable cash severance payments and departing executives forfeit awards if they breach their non-competition, non-solicitation or confidentiality agreements. Moreover, our policy limits certain payments (as described in the policy) to no more than 2.99 times most recent base salary and earned cash bonus. (Pg. 28)

•
Non-compete, Non-solicitation and Confidentiality Agreements. We require executives to enter into non-competition, non-solicitation and confidentiality agreements as a condition of all equity awards. (Pgs. 23, 28 and 38)

•	No Repricing or Buyout of Underwater Stock Options. (Pg. 26)

•
Double Trigger Change of Control Provision. We added a double trigger provision on change of control in our 2011 Stock Option Plan and in our proposed 2015 Incentive Shares Plan, subject to stockholder approval. (Pgs. 44-51)

We regularly evaluate the individual elements of our compensation program in light of market conditions and governance requirements and make changes as appropriate for Emerson’s business. For example, we recently adopted our policy against pledging and added a provision to our 2011 Stock Option Plan to include a “double” trigger for vesting following a change of control. Our proposed 2015 Incentive Shares Plan also includes a "double" trigger provision. We believe that the Company’s executive compensation program continues to drive superior financial performance for the Company and its stockholders over the long term in a variety of business conditions.
The Company achieved good financial results in fiscal 2014, in the face of significant challenges, while also positioning the Company for improved results going forward.  These achievements and the compensation decisions made by the Compensation Committee demonstrate the balance of our compensation program and are described in the Compensation Discussion and Analysis on pages 18 to 30. We carefully consider any changes to our executive compensation program so that we do not jeopardize its long record of success.
The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.
Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation arrangements. After our Annual Meeting on February 3, 2015, the next say-on-pay vote will occur at our next Annual Meeting scheduled to be held on February 2, 2016.
Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

III. EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary of Fiscal Year 2014
Emerson is a performance-driven, financially focused company with a long track record of consistently delivering increased value and returning cash to our stockholders. Our pay-for-performance executive compensation program is an integral part of our consistent and rigorous management process. We believe it has effectively motivated and rewarded Emerson executives to meet the challenges of recessions, inflationary periods, technological changes, and intense global competition, and continues to do so today.
Fiscal 2014 was a solid year for Emerson in what continues to be a challenging business climate for growth. Global business conditions remained weak, as the less than three percent growth macroeconomic environment continued for the third consecutive year, and geopolitical instability and structural challenges limited growth in several emerging markets and in Europe. Despite these global economic headwinds and the impact from continued repositioning of our business portfolio, Emerson achieved improvements in many operational areas, meeting or exceeding targets communicated at the beginning of the year, and increased its capital and strategic investments for future growth. Operations also generated strong cash flow, allowing Emerson to continue its long track record of increased dividends. In addition, strong cash flow supported share repurchases, which were supplemented using the proceeds of divestitures to return additional value to our shareholders.

•	Reported earnings per share of $3.03 increased 10% from $2.76 in fiscal 2013.

•
Operationally, earnings per share were $3.75, an increase of 6% versus $3.54 in 2013, excluding an impairment charge of $0.72 per share ($508 million) in 2014, primarily related to the impact of persistent weak economic growth in Europe on the combined Emerson and Chloride Network Power business, and impairment and tax charges of $0.78 in 2013.

•
Sales of $24.5 billion declined less than 1% from fiscal 2013, reflecting the third consecutive year of low single digit macroeconomic growth and fiscal 2014 divestitures. Underlying sales increased 3% (excluding a 4% unfavorable impact from divestitures, net of acquisitions, and a negligible impact from currency).

•
Gross profit margin reached a record level of 41.4%, an increase of 1.1 percentage points from the prior year, reflecting the impact of divestitures, benefits from continued implementation of Perfect Execution operating strategies and technology innovation and cost repositioning efforts.

•
Operating cash flow of $3.7 billion was also at a record level, reflecting strong operational execution and quality earnings, up from $3.6 billion in 2013, more than overcoming the loss of cash generated by divested companies. Free cash flow was down slightly due to an increase in capital expenditures to invest for future growth.

•
The Company returned 61% of operating cash flow to shareholders through dividends of $1.2 billion and share repurchases of $1.0 billion, including incremental share repurchase from the proceeds of the Embedded Computing and Power divestiture.

•	Return on total capital increased 1.1 percentage points to 17.5%, up from 16.4% in fiscal 2013.

•	Total stockholder return, based on stock price appreciation and assuming dividend reinvestment, was (0.7)% for fiscal 2014, and three-year compound average annual total stockholder return was 18.2%.

•
The Company increased its annual dividend for fiscal 2014 to $1.72 per share from $1.64 per share in the prior year - its 58th consecutive year of increased dividends. The first quarter 2015 dividend was increased to $0.47 ($1.88 annual rate), an increase of 9%, based on strong cash generation in fiscal 2014.

The Compensation Committee made no significant changes to the compensation program and believes that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes executives and retains them for the long term. The Committee also noted that stockholders expressed strong support for the Company’s executive compensation program at our 2014 Annual Meeting of Stockholders.
The Committee’s key executive compensation decisions for fiscal 2014 were as follows:

•
Mr. Farr’s annual cash bonus was down 10%, taking into account the impact of the Chloride impairment charge on reported earnings. Annual cash bonuses for the other named executive officers were up consistent with their individual performance and the contributions by each to the Company’s solid operational performance.

•	Under our normal three-year award cycle, eligible participants, including named executive officers, were granted stock options.

•	No performance share awards were made to the named executive officers.

•
During fiscal 2014, Mr. Dellaquila was granted restricted stock and was awarded participation in the Company’s pension restoration plan. At the beginning of fiscal 2015 (November 2014), Messrs. Farr and Steeves were granted restricted stock.

•
At the beginning of fiscal 2015 (November 2014), the Company's Board of Directors approved the Company's 2015 Incentive Shares Plan, subject to stockholder approval. Please see "IV. Proposal to Approve the 2015 Incentive Shares Plan."

The Committee believes that the three-year award cycles for performance shares and stock options discourage an “entitlement mentality” among participants in these programs. The Committee notes, however, that the overlapping of these two award cycles, coupled with the payout of performance shares in two installments (as illustrated in the chart on page 24), can result in significant yearly variations in the value of stock and option awards in the Summary Compensation Table, making meaningful year-over-year comparisons of total annual compensation more difficult. The moving three-year average compensation for our NEOs has been included in the Summary Compensation Table on page 31. Over the last five years this average compensation for our NEOs with at least seven years of service as NEOs has grown at an average annual rate of less than 3%, with Mr. Farr’s average annual increase at 1.3%.
Compensation Objectives and Elements
Emerson’s executive compensation program is designed to support the interests of stockholders by rewarding executives for achievement of the Company’s specific business objectives, such as consistent, sustained growth in earnings per share and cash flow. The fundamental principles underlying the program are:

•	Rewarding for superior performance rather than creating a sense of entitlement.

•
Maximizing stockholder value by allocating a significant percentage of compensation to performance based pay that is dependent on achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking.

•	Aligning executives’ interests with stockholder interests by providing significant stock-based compensation and expecting executives to hold the stock they earn.

•	Attracting and retaining talented executives by providing competitive compensation opportunities.

•	Rewarding overall corporate results while recognizing individual contributions.

Our executive compensation program includes incentive plans that communicate to participants the Company’s critical business values, strategies and performance objectives, and are clear and simple to understand. This understanding focuses their efforts on the performance objectives that drive Emerson’s success and encourages them to make career commitments to the Company.
The program offers a balanced approach to compensation and consists of the primary components illustrated below. Taken together, we refer to these components as “total compensation.” Individual compensation packages and the mix of base salary, annual cash bonus opportunity and long-term stock compensation for each named executive officer vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the Company. Each of the elements shown below is designed for a specific purpose, with the overall goal of achieving a high and sustainable level of Company and individual performance. The performance based portion of total compensation generally increases as an executive’s level of responsibilities increases. The chart below is not to scale for any particular named executive officer.

The percentage ranges in the chart above are based on annualized total compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the Summary Compensation Table and supplemental tables. Annualized values for long-term stock compensation are based on the fair value at grant of awards, annualized over the three-year award cycle for performance shares and options, and over the vesting terms for restricted stock, based on data provided by our compensation consultant. We use these annualized values because competitive data is calculated in the same manner.
Competitive Market Pay Information and Philosophy
In determining total compensation levels and mix for our Chief Executive Officer (“CEO”) and our other named executive officers, the Compensation Committee reviews market trends in executive compensation and a competitive analysis prepared by Frederic W. Cook & Co. and reviewed by the Committee’s independent consultant. The analysis is derived from the most recent proxy data of the companies in the comparator group described below. The analysis compares the total compensation (cash and long-term stock compensation) of each of our named executive officers with the median range of total compensation for comparable positions at the comparator group companies. The Company’s compensation philosophy is to target total compensation in the median range of this competitive data, with actual pay delivered dependent on Company and individual performance. Equity awards are valued at grant and annualized over their award frequency. This approach is consistent with long-standing Company practices.
The Committee annually reviews the comparator group of 25 companies that it uses to assist it in making compensation decisions. As discussed in last year's proxy statement, in fiscal 2013 the Committee updated the group by replacing four companies. The Committee made no changes to the comparator group in fiscal 2014. As in prior years, the Committee selected comparator companies based upon one or more of the following criteria: (1) companies in the primary industry segments in which the Company operates; (2) companies with annual revenues greater than $5 billion; (3) companies with profiles similar to the Company’s based on business complexity, industries or markets served, innovation and technology, customers targeted, investor profiles and global strategy; and (4) companies with which we compete for executive talent. In the comparator group selection process, the Committee continued to utilize a special study and screening process prepared by

Frederic W. Cook & Co. that utilizes numeric screening criteria (industry classifications, size and scope, and financial metrics) of potential comparator group companies. Then the qualitative criteria described above were applied to determine the appropriate comparator companies.
The comparator group companies are as follows:

Caterpillar	DuPont	Goodyear Tire	Lockheed Martin	Schlumberger
Cisco Systems	Eaton	Honeywell	Northrop Grumman	TE Connectivity
Cummins	Fluor	Illinois Tool Works	Parker Hannifin	Union Pacific
Danaher	General Dynamics	International Paper	PPG	United Technologies
Deere	General Electric	Johnson Controls	Raytheon	3M
In fiscal 2014, Frederic W. Cook & Co. provided analysis of competitive pay (cash and long-term stock compensation) at the median for the proxy reported officer positions of the companies in the Company’s comparator group. The Committee’s compensation consultant, Exequity, reviewed the comparator group and the results of the competitive pay analysis provided by Frederic W. Cook and concurred with Frederic W. Cook’s assessment that the comparator group was appropriate and that, on average, the named executive officers’ compensation is consistent with competitive market practice.
The Committee considers this comparator group competitive pay analysis as a frame of reference in making its pay decisions. The pay decisions are not formulaic and the Committee exercises judgment in making them. This analysis is not used to establish performance goals in the Company’s compensation programs.
Setting Total Compensation
Each year, management meets with business unit and corporate executives to evaluate the individual performance and leadership potential of our key executives. Our CEO uses these performance and leadership evaluations to develop the individual pay recommendations made to the Committee for senior executives, including the named executive officers (other than himself). The Committee reviews the CEO’s performance evaluations and pay recommendations for the named executive officers and sets their compensation. The Committee separately meets in executive session without the CEO present to review the CEO’s performance and set his compensation.
The Committee does not set specific financial targets related to cash compensation. The Committee does set performance objectives used to establish maximum bonus amounts for compliance with Section 162(m) of the Internal Revenue Code (see “Regulatory Considerations” at page 29 below).
CEO Compensation. In setting the CEO’s compensation, the Committee first considered the Company’s financial results (including the fiscal 2014 results summarized on page 18). When comparing current and prior year results, the Committee looks at the Company’s financial performance in totality, without mechanically weighting individual factors. The Committee noted the Company’s record performance in gross profit margin and operating cash flow, increased earnings, solid underlying sales performance, overcoming the impact of significant business divestitures, and the 58th consecutive year of increased dividends to stockholders, all in the face of the continuing low single digit macroeconomic growth. The Committee considered Mr. Farr's role in the strategic repositioning of the Company and in succession planning for current and future leaders. The Committee also took into account the financial impact of the Chloride impairment charge.
In addition to leading the Company to strong financial performance and solid results in a stalled economic environment, the CEO’s day-to-day performance and leadership in other important areas also was evaluated by the Committee. In setting the CEO’s compensation, the Committee noted that in his 14th year as CEO, Mr. Farr continued to provide exceptional leadership -- creating and inspiring the management team to new ways of thinking, learning and working together, driving results that benefit customers and shareholders and enhance long-term growth. For example, Mr. Farr:

•	Led Emerson, its businesses, management teams and employees to win significant global projects, strengthen customer relationships and foster innovation in Emerson technologies, solutions and systems.

•	Directed strategic acquisitions and divestitures to better balance and strengthen Emerson’s mix of businesses for continued industry leadership and to provide shareholder value.

•
Reshaped and revitalized the planning process and corporate culture as an enterprise-wide challenge to all employees through Perfect Execution and other management, leadership and learning initiatives to better understand customer needs and drive sales growth.

•	Continued to push forward global recruiting, diversity and leadership training initiatives to attract and retain top talent and prepare the next generation of Emerson’s global business leaders.

•	Set in place a variety of marketing and communication initiatives to enhance Emerson’s reputation with customers, partners, employees and investors.

The Committee uses the competitive pay analysis for the comparator group (detailed on pages 20-21) to compare Mr. Farr’s total compensation to the median range for total compensation of CEOs in the comparator group. The Committee also reviews the relative internal compensation relationships between the CEO and the other named executive officers, as compared to the pay relationships in the Frederic W. Cook & Co. survey data. While the Committee monitors these pay relationships, it does not target any specific pay ratios.
The Committee receives and reviews a summary for the CEO showing all elements of his compensation, including base salary, annual cash bonus, long-term stock compensation, retirement and other benefits and perquisites. The summary shows compensation that may be paid upon voluntary or involuntary termination of employment, retirement, death or disability, or upon a change of control. This CEO compensation summary, along with competitive market and other data, is also annually reviewed and discussed by the non-management Directors in executive session. The Committee also reviewed its compensation consultant’s realizable pay analysis which compared the CEO's compensation to total shareholder return over the last three years (2012-2014) and showed that pay and performance were aligned relative to our comparator group companies.
Mr. Farr does not have an employment, severance or golden parachute agreement with the Company.
The Committee reviewed alternatives for delivering the appropriate level of total compensation for Mr. Farr based on the Company’s and his performance, as described above. These alternatives took into account current cash compensation and the value of long-term awards allocable to the current year, based on annualization of the fair value at grant over the three-year award cycle or vesting period of the awards.
Other Named Executive Officer Compensation. In setting compensation for the other named executive officers, the Committee follows a similar process. The Committee first considered the financial performance of the Company, including fiscal 2014 results. For each NEO, the Committee reviewed the median compensation range for comparable positions at the companies in the comparator group as a frame of reference in exercising its judgment regarding pay decisions. The Committee then reviewed the CEO’s evaluations of the individual performance of each named executive officer, which in each case he determined to be outstanding. The Committee also took into account its own evaluations of the named executive officers based on their frequent interactions with, and presentations to, the members of the Board of Directors. The Committee considered the following accomplishments with respect to the named executive officers other than Mr. Farr:

•
Mr. Monser led the Company’s improved operating performance in achieving record levels of operating profit, allowing for acceleration of growth investments; achieved significant acceleration of the Company’s global supply chain resulting in strong operating cash flow; drove implementation of Perfect Execution to achieve significant increases in customer satisfaction through reduced lead times and improved delivery performance; and improved performance with domestic Chinese customers leading to strong growth in China.

•
Mr. Dellaquila maintained operational focus on capital management to improve cash flow performance, with particular attention on accounts receivable management; achieved 100% funding for the Company’s U.S. and U.K. pension plans; implemented numerous legal entity reorganizations across the globe to achieve operating and financial efficiencies; increased the amount and extended the term of the Company's revolving credit facility, at reduced cost; and led an internal task force to streamline financial reporting and was a key participant in improving the process used to develop the annual financial plan.

•
Mr. Peters executed Emerson’s Digital Customer Experience program, blending business to business marketing initiatives with information technology platform development; piloted a big data applications portfolio across a range of customer and supply functions as well as enriched business models; and revamped the business strategy for the Commercial and Residential Solutions business unit to reflect the growing influence of digital interactions with customers.

•
Mr. Steeves reduced the Company’s legal exposure from the expanding regulatory environment; managed successful outcomes in significant court proceedings; reorganized legal support for the Company’s mergers and acquisition function; provided legal support for the E-commerce business model, with systems in place to protect business unit efforts and reduce legal risks; established internal social media training and compliance programs, addressing marketing, legal and IT security; and automated the supply chain contracting system into a unified system, improving accuracy in contracts at reduced cost.

None of the named executive officers has an employment, severance or golden parachute agreement with the Company.
For all the named executive officers, the Committee made its annual pay decisions for each of the compensation components as outlined below.

Annual Cash Compensation
The Committee targets total annual cash compensation in the median range of market total cash compensation, while placing more emphasis on performance based annual cash bonus than on base salary.
Base salary: For all the named executive officers, the Committee awards base salary increases (if any) after reviewing the Company’s performance, individual performance, and competitive market compensation. The Committee determined that the base salary increases for fiscal 2014 and fiscal 2015 set forth below were in recognition of the Company’s performance (described on page 18) and the individual responsibilities, performance and potential of each named executive officer described above. The Committee also considered survey data that indicated that the predicted merit increase, without promotions, averaged approximately 3%, which was consistent with the Committee’s determination.

Name	FY 2013 (Rate)	FY2014 (Rate)	2013-2014 Percentage Increase	FY2015 (Rate)	2014-2015 Percentage Increase
D. N. Farr	$1,300,000	$1,300,000	—%	$1,300,000	—%
E. L. Monser	$675,000	$700,000	3.7%	$720,000	2.9%
F. J. Dellaquila	$575,000	$600,000	4.3%	$620,000	3.3%
C. A. Peters	$610,000	$635,000	4.1%	$655,000	3.1%
F. L. Steeves	$635,000	$655,000	3.1%	$675,000	3.1%

Annual bonus: The determination of individual bonus amounts for the named executive officers is discretionary, subject to the Section 162(m) limitation established by the Committee (see “Regulatory Considerations” on page 29), but is based on the Company’s financial operating performance (see page 18) and the individual performance factors (see pages 21 to 22) referred to above. The Committee did not assign individual weightings to any of these factors, but rather used them collectively to determine the bonus amounts for fiscal 2014.

Name	FY2013	2012-2013 Percentage Change	FY2014	2013-2014 Percentage Change
D. N. Farr	$2,000,000	5.3%	$1,800,000	(10.0)%
E. L. Monser	$900,000	5.9%	$990,000	10.0%
F. J. Dellaquila	$850,000	6.3%	$950,000	11.8%
C. A. Peters	$840,000	5.0%	$925,000	10.1%
F. L. Steeves	$730,000	4.3%	$805,000	10.3%

Long-Term Stock Compensation
The Committee may make long-term stock compensation awards to the Company’s executives, including the named executive officers. Executives participate in these programs based on their: (1) ability to make a significant contribution to the Company’s financial results, (2) level of responsibility, (3) performance and (4) leadership potential. No executive is entitled to participate automatically based on title, position or salary level. We require participants to accept confidentiality, non-competition and non-solicitation obligations. In general, we target long-term stock compensation in the median range of market long-term compensation, with more emphasis on performance based equity compensation.
Our long-term stock compensation consists of three programs: performance shares, stock options and restricted stock. In addition to providing market compensation, these programs allow us to recognize individuals who most directly drive our performance, to promote outstanding Company and individual performance, and to align the interests of Company executives with the interests of our stockholders. We allocate the largest portion to performance shares, which are the primary incentive for delivery of superior longer-term financial performance, with a small portion allocated to stock options and the remainder through the selective use of restricted stock. We make awards of stock options and performance shares periodically, generally every three years, instead of annually, and restricted stock awards have no set award cycle, as illustrated below.

For purposes of its analysis, the Committee considers values of these awards based on the fair value at grant annualized over the three-year award cycle for performance shares and options and over the vesting terms for restricted stock, because the values are consistent with competitive data considered by the Committee. These estimates do not necessarily correspond to and are not a substitute for, the values described for the awards in the Summary Compensation Table or in the tables that follow it.
Performance Shares Program. Our performance shares program is the primary element of long-term stock compensation for our named executive officers. This plan is the linchpin of the Company's pay-for-performance philosophy and is used to align the interests of participants and stockholders, and for retention and succession purposes. Long-term performance is not consistently achieved by a few dramatic accomplishments, but by rigorous, focused and dedicated effort to execute the business plan throughout every phase of the performance period. For 37 years, the program has reinforced the Company's long-term financial objective, enhancing stockholder value. Awards of performance shares are made to those individuals who can most directly influence our long-term success. The long-term stock compensation opportunities for our senior executives are heavily weighted towards performance shares, which on an annualized basis generally represent approximately 45-55% of total compensation and 65-75% of long-term stock compensation.
Unlike many companies, Emerson awards performance shares only every three years rather than annually, and the payout is based on a four-year performance period. As a result, certain years involve an “overlap” in which two sets of awards are in effect as illustrated below. For example, fiscal 2013 was an “overlap” year, both the final year of the 2010 program, which ended on September 30, 2013, and the first year of the 2013 program, which began on October 1, 2012, as illustrated below.
Payout is made after the end of the performance period. The Committee may establish additional vesting conditions for retention purposes. For the 2010 and 2013 programs, the Committee specified that 60% of any earned units would be paid at the end of the performance period, and the remaining 40% would be paid one year later subject to continued service, as shown above. The payout is made primarily in common stock, with a portion paid in cash to cover tax obligations of participants.

Cash dividend equivalents are paid on 40% of the award during the performance period, and on 40% of the earned award during the holdback period. The Committee believes that the payment of dividend equivalents on performance shares reinforces and furthers our pay-for-performance philosophy by incentivizing our executives to deliver superior financial results in every quarter of the performance period. These quarterly payments serve as periodic communications to participants that they are highly valued, and that their efforts continually impact the achievement of the long term performance objectives, which benefits stockholders through share price appreciation and increasing dividends. Dividend equivalents provide immediate feedback to participants regarding their efforts to achieve the long term performance objectives. These payments therefore align participants with stockholder interests. As a result, the Committee strongly believes that payment of dividend equivalents helps foster this effort more meaningfully than other forms of compensation that might be used.
However, the Committee is also sensitive to concerns expressed by our stockholders regarding the payment of dividend equivalents on unearned performance shares. As a result, we have added a specific clawback provision to the 2015 Incentive Shares Plan requiring clawback of dividend equivalents. If the Committee determines that all or a portion of an award of performance shares are ultimately not earned, then any dividend equivalents paid on shares in excess of the total shares earned will be subject to clawback. Dividend equivalents have historically been paid on no more than 40% of each performance shares award and we have never paid dividend equivalents on performance shares in excess of the total shares that were ultimately earned under an award.
The Committee has authority to determine the targets for each program from the various measures set forth in the Company's Incentive Shares Plan. These measures currently include sales, earnings, earnings per share, net earnings, pre-tax earnings, earnings before interest and taxes, return on equity, return on total capital and asset management (which includes cash flow). Pursuant to the terms of the shareholder approved plan, the Committee may include or exclude from both targets and actual results specified items of an unusual, non-recurring or extraordinary nature. Additional measures are being added for the 2015 Incentive Shares Plan. Please see "IV. Proposal to Approve the 2015 Incentive Shares Plan."
2013 Performance Shares Program
The 2013 performance shares program began in fiscal 2013 and the Committee awarded performance share units as described in last year’s proxy statement. As reported in last year's proxy statement, for the 2013 program, the Committee retained the earnings per share performance measure and added a new free cash flow (operating cash flow less capital expenditures) performance measure. This new measure emphasizes the importance of free cash flow to the Company's ability to return value to shareholders through dividends, which have increased for 58 consecutive years, and share repurchase. For both measures, the Committee determined to use an international benchmark — nominal G7 gross domestic product (G7 GDP) — as the basis for evaluating performance. This international benchmark reflects the Company's global reach and focus.
Payout of the awarded performance share units is weighted 60% to the earnings per share target and 40% to the free cash flow target. Participants can earn up to 125% of the earnings per share component and 100% of the free cash flow component. As a result, participants can earn up to a maximum of 115% of the awarded performance share units, regardless of the extent to which actual Company performance exceeds the targets. The payout is made primarily in common stock, with a portion paid in cash to cover tax obligations of participants.
Achievement of the earnings per share target is determined by measuring the Company's actual 2016 earnings per share as a percentage of the target, not to exceed 125%. The target is fiscal 2012 earnings per share, after adding back the impact of the 2012 noncash goodwill charge, multiplied by the compound average annual growth rate in G7 GDP plus three percentage points over the four-year performance period. Adding back the impact of the charge results in a higher EPS target for the 2013 program. We target growth in earnings per share which exceeds the growth in the economy because we believe this focus on above-market growth over the long-term performance period drives participants in the program to produce superior financial returns for our stockholders.
Achievement of the free cash flow target is determined by measuring the Company's cumulative total free cash flow over the performance period as a percentage of the target, not to exceed 100%. The target is the sum of the free cash flow target amounts for each year of the performance period. The free cash flow target for each year is determined by multiplying that year's annual growth rate in G7 GDP plus three percentage points by the prior year target amount, beginning with the Company's actual fiscal 2012 free cash flow.
No performance share awards were made to the named executive officers in fiscal 2014. Outstanding performance share units are set forth in the Outstanding Equity Awards at Fiscal Year-End table on page 34.

2010 Performance Shares Program
As described in last year’s proxy statement, at the completion of fiscal 2013, the four-year performance period for the 2010 performance shares program ended, and the Committee determined that a 93% payout was earned. Sixty percent of the earned 2010 plan award was paid at the end of fiscal 2013 and the remaining 40% was subject to an additional one year service requirement, which was met at the end of fiscal 2014. The payout of the remaining 40% of the earned 2010 performance share awards to named executive officers is set forth in the Option Exercises and Stock Vested table on page 36.
Stock Options Program. Our stock option awards provide long-term focus and are the primary form of long-term stock compensation for a broader group of key employees. Our stock option awards are issued at no less than fair market value on the date of the award and generally vest over a period of three years. We do not pay dividend equivalents on stock options and do not “reprice” awards. As part of our triennial award cycle, in early fiscal 2014, the Committee awarded stock options as follows: D. N. Farr-200,000; E. L. Monser-120,000; F. J. Dellaquila-100,000; C. A. Peters-100,000; and F. L. Steeves-100,000. The Committee determined that these amounts are consistent with targeting 5-15% of total compensation in the form of stock options.
Restricted Stock Program. Our restricted stock program is designed to retain key executives and future leaders of the Company and participation in the program is highly selective. The Committee views this program as an important management succession planning and retention tool. The objective is to lock in top executives and their potential replacements identified through the succession planning process. Restricted stock, along with stock options, supplement performance shares to achieve the target of long-term compensation in the median range of market compensation, and in some cases may provide compensation above the median range. Restricted stock generally represents 5-20% of the named executive officers’ total compensation. Restricted stock provides participants with dividends and voting rights beginning on the award date. There is no set frequency of restricted stock awards, and they are granted with long-term cliff vesting periods of up to ten years and no less than three years.
As reported in last year’s proxy statement, in early fiscal 2014 (October 2013), the Committee awarded F. J. Dellaquila 10,000 shares of restricted stock in recognition of his individual contributions to the Company. In early fiscal 2015 (November 2014), the Committee awarded restricted stock as follows: D. N. Farr-160,000 and F. L. Steeves-10,000. Succession planning and retention continue to be key considerations of the Committee in its review of the total compensation of the named executive officers. The Committee believes these awards help meet the Company’s retention and succession planning needs. In making these awards, the Committee took into account the continued financial success of the Company under these key leaders, their valuable and seasoned experience and the challenges the Company faces in its efforts to continue its financial success in the future.
Total Compensation
In the Committee’s judgment, Mr. Farr’s total compensation reflects the Company’s performance under his leadership as well as his individual performance, and his total compensation is in the median range of competitive market pay. The combination of the performance share awards, stock option awards and annual cash bonus represents performance based compensation of approximately 73% of Mr. Farr’s total compensation. For the other named executive officers, the combination of the performance shares, stock option awards and annual cash bonus awarded by the Committee represents performance based compensation for the named executive officers of approximately 70-80% of their total compensation. These performance based incentives, and the way we allocate them, reward the named executive officers for the achievement of outstanding long-term Company performance, which builds stockholder value.
The table below illustrates how total compensation for our named executive officers for fiscal 2014 is allocated between performance based and fixed components, how performance based compensation is allocated between annual and long-term components, and how total compensation is allocated between cash and equity components. These percentages are based on annualized total compensation values and do not necessarily correspond to, and are not a substitute for, the values disclosed in the Summary Compensation Table and supplemental tables.

Fiscal 2014 Total Compensation Mix*
	Percentage of Total Compensation that is:		Percentage of Performance Based Total that is:		Percent of Total Compensation that is:
Name	Performance Based	Fixed	Annual	Long- Term	Cash	Equity
D. N. Farr	73%	27%	18%	82%	23%	77%
E. L. Monser	81%	19%	24%	76%	33%	67%
F. J. Dellaquila	79%	21%	28%	72%	36%	64%
C. A. Peters	77%	23%	28%	72%	36%	64%
F. L. Steeves	79%	21%	27%	73%	38%	62%
___________

*
The percentage ranges in the table above are based on amounts for annualized base salary, annual bonus and long-term compensation (performance shares, stock options and restricted stock). Other forms of compensation that are shown in the Summary Compensation Table were not included. Annualized values for long-term stock compensation as determined by our compensation consultant are based on the fair value at grant of awards annualized over the triennial award cycle for performance shares and stock options and over the vesting terms for restricted stock. The competitive data we use is calculated in the same manner. For purposes of this table, (i) annual bonus, performance shares and stock options are performance based compensation, (ii) performance shares and stock options are long-term, performance based compensation, (iii) base salary and annual bonus are the only forms of cash compensation, and (iv) performance shares, stock options and restricted stock are equity compensation.

Summary Compensation Table Analysis
Stock Awards and Option Awards columns, and therefore the Total column, in the Summary Compensation Table will fluctuate from year to year. The Stock Awards column for 2013 reflects the full grant date fair value of triennial awards made in fiscal 2013 under the 2013 performance shares program and which cover the four-year performance period beginning October 1, 2012 and ending on September 30, 2016. Performance share awards were not made in fiscal 2012 or fiscal 2014. SEC rules require that the entire grant date fair value be included in the table in the year of grant even though payout of these awards is contingent upon the Company’s financial performance over a four-year performance period and a portion is also contingent upon completing an additional year of service. Those amounts do not correspond to the actual value that will be realized by the named executive officers. In addition, the Option Awards column for 2014 reflects the full grant date value of triennial options awards made in fiscal 2014; no such awards were made in fiscal 2012 or fiscal 2013. The supplemental tables reflect the payout of the 40% portion of the earned awards subject to an additional year of service under the 2010 performance shares program.
The amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table in part reflect the year to year change in the discount rate applicable to pension liabilities. The Compensation Committee has no control over these rates and no changes were made in the method of calculating benefits under the plans. Mr. Dellaquila’s increase was largely attributable to his award of participation in the Company's pension restoration plan. See footnote (4) to the Summary Compensation Table on page 31 for additional detail.
Total compensation in the Summary Compensation table for 2014 is lower than for 2013 primarily as a result of the 2013 performance share awards as discussed above. The three-year average column reflects the average of reported compensation for our named executive officers over our triennial award cycle and is a more meaningful comparison. Over the last five years, the average compensation for our NEOs with at least seven years of service as NEOs has grown by an average annual rate of less than 3%.
Alignment with Stockholder Interests
We believe our balanced executive compensation program, coupled with our stock ownership guidelines and “clawback” policy, aligns the interests of our executives with stockholders by encouraging long-term superior performance, without encouraging excessive or unnecessary risk taking.
Our long-standing compensation philosophy is a key component of our history of sustainable growth, which demonstrates an alignment of the interests of participants and stockholders and rewards each with increased value over the long term. As shown in the Fiscal 2014 Total Compensation Mix table above, our compensation for our senior management is primarily based on performance over a long-term period. Under the performance shares program, earnings per share and free cash flow performance over the four-year performance period is required to earn compensation, which drives long-term decision making, discourages adverse risk taking that may occur due to year-over-year performance measurements, and rewards for growth over the long term. Our restricted stock and option awards have long vesting terms that reward participants for increased value over the vesting terms. Annual cash amounts are limited and subject to Committee discretion, which discourages short-term risk taking.

The significant stock ownership of our named executive officers reflects their commitment to the Company for the long term. Our executive stock ownership guidelines provide that our Chief Executive Officer should generally hold Emerson stock, including share equivalents and shares in retirement accounts and restricted stock, equal to at least five times base salary. For our Chief Financial Officer the amount is three times, and for other named executive officers the amount is one time. Named executive officers generally have five years from the date of becoming named executive officers to meet the guidelines. The Committee has discretion to adjust the guidelines for executives who are age 60 or over. The Compensation Committee monitors the stock ownership of the named executive officers, which substantially exceeds the guidelines. Based on beneficial ownership of Emerson stock, as shown on page 6, and the closing stock price at fiscal year end, the named executive officers’ holdings of Emerson stock are valued at multiples of more than 30 times their respective base salaries. While we do not have a specific policy regarding a holding period for equity awards, our stock trading policy requires elected Company officers to obtain written permission from the Chief Executive Officer and one other senior executive before engaging in transactions in Emerson stock. This has resulted in significant long-term stock ownership by our executives.
Our clawback and anti-hedging policies further align the interests of our executives with stockholders. Under our clawback policy, our Board may in certain cases reduce or cancel, or require recovery of, any executive officer’s annual bonus or long-term incentive compensation award, or portions thereof, if the Board determines that such award should be adjusted because that executive officer has engaged in intentional misconduct that has led to a material restatement of the Company’s financial statements. Under our anti-hedging policy, our executives (as well as our Directors) are prohibited from engaging in the following transactions (which could hedge or offset decreases in the market value of our common stock): short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds.
In 2013, the Company adopted a policy prohibiting future pledging of Company shares as collateral for a loan by any Company Directors or elected officers. All Directors and executive officers are in compliance with the policy. Any pledges by Directors or executive officers in existence at the time of adoption of the policy have been eliminated. Any other officers have until August 15, 2015 to eliminate pledges that were in existence at the time of adoption of the policy. The policy may be waived for Company officers who are not executive officers.

Severance, Executive Termination and Retirement
Emerson does not have employment agreements, severance agreements, or golden parachute agreements with the named executive officers. The terms of all executive terminations and retirements are determined individually based on specific facts and circumstances at the time of such events, and not on formulaic rules, and are approved by the Committee. In general, we follow these principles:

•	We do not pay lump sum, non-forfeitable cash severance payments.

•	Departing executives sign extended non-competition, non-solicitation and confidentiality agreements, or reaffirm existing agreements on these matters.

•
As permitted under stockholder-approved plans, departing plan participants, including named executive officers, may have additional time to exercise stock options. However, the additional time cannot exceed the time permitted in the original grants.

•
The Committee may also allow continuation (without accelerated vesting) of previously granted long-term performance shares or restricted stock awards, which would be paid if and when the Company achieves specified performance targets or time vesting requirements are met.

•	Executives forfeit these awards if they breach their non-competition, non-solicitation or confidentiality agreements.
In 2006, the Committee adopted an Executive Officer Severance Policy, reflecting these principles. In addition to the foregoing principles, the Executive Officer Severance Policy provides that the Company shall not implement individual severance or change of control agreements providing certain benefits (as described in the Policy) to any of the named executive officers in excess of 2.99 times the sum of the officer’s then current base salary and most recently earned cash bonus without stockholder ratification. The Executive Officer Severance Policy can be found on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance.
Change of Control
Emerson has no employment agreements, severance agreements or golden parachute agreements with the named executive officers. If a change of control occurs, we protect all employees who participate in long-term stock plans, the Savings Investment Restoration Plan and the Pension Restoration Plan as described under “Potential Payments Upon Termination or Change of Control” at page 38 below. To provide this protection, we generally accelerate vesting of stock awards and pay accrued benefits under the Savings Investment Restoration Plan and the Emerson Pension Restoration Plan. We do not credit additional years of service under any plans, or continue medical or other benefits. We do not make additional cash payments related to stock compensation plans, although stock awards, other than stock options, vest upon a change of control. We do not increase payouts to cover payment of taxes and do not provide tax gross-ups.
As previously disclosed, our Board and stockholders approved our 2011 Stock Option Plan in 2011, which added a “double trigger” for vesting following a change of control. Our Board has approved, and is submitting to stockholders for approval in this proxy statement, our 2015 Incentive Shares Plan which adds a "double" trigger provision for vesting following a change of control.
Security and Perquisites
We provide security services to help ensure the safety of all employees while they are on Company business. Due to increased security risks that are inherent in senior executive positions, we provide the NEOs with residential security monitoring and personal security as needed. The Company’s security policy and the Board of Directors require that the Chairman and Chief Executive Officer use the Company aircraft for all business and personal travel. We believe that this practice promotes business efficiency and safety. The Company also provides limited personal use of Company aircraft outside of the security program requirements to the NEOs. All NEOs reimburse the Company at first class rates for personal use. The Company also provides leased cars, which are an important recruiting and retention tool; club memberships, which allow our executives to conduct business in a more informal environment; and financial planning, which allow our executives to focus more on business responsibilities. These are long-standing perquisites which assist in retaining and attracting executives and which we believe are similar to those often provided to executives at other similarly-sized companies. Named executive officers and other employees may receive Company tickets for sporting or other events. The Committee reviews these perquisites annually. Total perquisite costs and related information appear in the Summary Compensation Table at page 31 below. The Company does not provide any reimbursement for taxes on perquisites provided to its named executive officers.
Other Benefits
The named executive officers are eligible for medical, life and disability insurance, and other Company-provided benefits that are generally available to all other employees, including the Company’s charitable matching gifts program. Retirement plans for U.S. employees may be qualified defined-benefit pension plans, 401(k) plans and/or profit-sharing plans as determined by each business unit’s competitive market. The Company continues to maintain a defined-benefit pension plan for a majority of U.S. employees. The following benefits are available to the named executive officers:

•
A qualified 401(k) savings plan and a nonqualified savings plan which allows participating executives to defer up to 20 percent of their cash compensation and continue to receive the Company match after they reach the Internal Revenue Service (“IRS”) qualified plan limits.

•
A qualified defined-benefit pension plan and a nonqualified defined-benefit pension plan (the “Pension Restoration Plan”) which provides benefits based on the qualified plan without regard to IRS limits, but does not provide additional credited years of service. Participation in the Pension Restoration Plan is by award and based on the executive’s individual contributions and long-term service to the Company. In recognition of his outstanding contributions over his long career with the Company, Mr. Dellaquila was awarded participation in the Pension Restoration Plan in fiscal 2014.

•	Term life insurance coverage.

•	A voluntary annual physical paid for by the Company.
Regulatory Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the Company’s CEO or any of the Company’s other named executive officers, other than the Chief Financial Officer, who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders). The Company’s incentive compensation plans are designed to qualify under Internal Revenue Code Section 162(m) to ensure tax deductibility. However, restricted stock awards do not qualify under Section 162(m) and the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Emerson and its stockholders.
Annual bonuses for our named executive officers are discretionary, subject to maximum bonus amounts based on the achievement of the Section 162(m) performance objectives established by the Committee annually. These objectives are selected by the Committee from among the performance objectives in the annual incentive plan but are not communicated to participants as individual performance targets. For fiscal 2014, the performance objective was earnings per share. Based on fiscal 2014 performance, the maximum amount of bonus that could be paid to each covered named executive officer was as follows: D. N. Farr-$3.8 million; E. L. Monser-$1.9 million; C.A. Peters-$1.4 million and F.L. Steeves-$1.4 million. The

Committee may exercise “negative discretion” to reduce the award based on an assessment of Company and individual performance. We have also adopted amendments to our compensation plans to comply with the requirements of Internal Revenue Code Section 409A, which requires that nonqualified deferred compensation arrangements must meet specific requirements.
In accordance with FASB ASC Topic 718, for financial statement purposes, we expense all equity-based awards over the period earned based upon their estimated grant date fair value, or subsequently, depending on the terms of the award. FASB ASC Topic 718 has not resulted in any significant changes in our compensation program design.
Equity Compensation Grant Practices
The Committee approves all grants of equity compensation, including performance shares, stock options and restricted stock, to executive officers of the Company, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its October and November meetings. Generally, the Company’s awards of performance shares, stock options and restricted stock are made at those meetings, but may be made at other meetings of the Committee. The Committee meeting date, or the next business day if the meeting falls on a non-business day, is the grant date for stock option, performance share and restricted stock awards. The Company may also make awards of stock options in connection with acquisitions or promotions, or for retention purposes. Under the Company’s stock option plans, the Committee may delegate to the Company’s CEO the authority to grant stock options to any employees of the Company other than executive officers of the Company as that term is defined in Section 16 of the Exchange Act. The Committee has exercised this authority and delegated to the CEO the ability to make stock option grants (1) to employees other than corporate officers and business unit Presidents, subject to the Committee’s prior approval of the aggregate number of options awarded, and (2) in connection with retention, promotion and acquisitions, which he uses on an infrequent basis. This delegation of authority does not extend to executive officers or other officers who are subject to the Company’s trading blackout policy.

Compensation Committee Report
The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that serves the interests of the Company and its stockholders. For a discussion of the Compensation Committee’s policies and procedures, see “Compensation Committee” at page 10 above.
Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the named executive officers. See “Compensation Discussion and Analysis” beginning on page 18 above. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2014 (included in this proxy statement) with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the fiscal year ended September 30, 2014, for filing with the Securities and Exchange Commission.

Compensation Committee R. L. Stephenson, Chair C. A. H. Boersig W. R. Johnson M. S. Levatich J. W. Prueher

Summary Compensation Table
The following information relates to compensation received or earned by our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers for the last fiscal year (the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)	Three Year Average ($)(6)
D. N. Farr	2014	1,300,000	1,800,000	—	2,966,000	2,985,000	458,258	9,509,258	15,062,777
Chairman of the Board and	2013	1,300,000	2,000,000	21,556,450	—	—	462,502	25,318,952	16,155,225
Chief Executive Officer(7)	2012	1,250,000	1,900,000	3,314,000	—	3,398,000	498,122	10,360,122	15,984,229

E. L. Monser	2014	700,000	990,000	—	1,779,600	698,000	193,264	4,360,864	5,604,923
President and Chief	2013	675,000	900,000	7,714,940	—	214,000	215,880	9,719,820	5,345,325
Operating Officer	2012	657,000	850,000	207,125	—	700,000	319,960	2,734,085	4,814,363

F. J. Dellaquila	2014	600,000	950,000	649,600	1,483,000	3,282,000	133,012	7,097,612	5,580,786
Executive Vice President and	2013	575,000	850,000	5,899,660	—	—	97,238	7,421,898	4,045,161
Chief Financial Officer(8)	2012	550,000	800,000	621,375	—	143,000	108,473	2,222,848	3,431,950

C. A. Peters	2014	635,000	925,000	—	1,483,000	1,094,000	199,272	4,336,272	5,208,301
Senior Executive Vice	2013	610,000	840,000	6,622,285	—	—	140,670	8,212,955	4,954,564
President(7)	2012	595,000	800,000	207,125	—	1,328,000	145,550	3,075,675	4,528,374

F. L. Steeves	2014	655,000	805,000	—	1,483,000	73,000	81,806	3,097,806	3,813,889
Executive Vice President,	2013	635,000	730,000	5,218,930	—	24,000	70,365	6,678,295	3,830,441
Secretary and General	2012	615,000	700,000	207,125	—	63,000	80,442	1,665,567	3,345,979
Counsel
 ___________________

(1)	Represent bonus amounts paid after the end of the fiscal year with respect to that fiscal year’s performance.

(2)
The amounts relate to awards of restricted stock in fiscal 2014, and restricted stock and performance shares, as applicable, in 2013 and 2012. See the Grants of Plan-Based Awards table at page 33 below for information on awards granted in fiscal 2014. The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the named executive officers. For performance share awards granted in 2013, the grant date fair value included assumes that the target award is earned with the following values: Mr. Farr-$21,556,450; Mr. Monser-$7,714,940; Mr. Dellaquila-$5,899,660; Mr. Peters-$5,899,660; and Mr. Steeves-$5,218,930. If the maximum payout is earned, the number of performance shares paid out would be 115% of the awarded shares, which would have amounted to the following grant date fair values: Mr. Farr-$24,789,918; Mr. Monser-$8,872,181; Mr. Dellaquila-$6,784,609; Mr. Peters-$ 6,784,609; and Mr. Steeves-$6,001,770. See Note 14 to the Company’s fiscal 2014 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(3)
The amounts relate to awards made in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized upon exercise by the named executive officers. See Note 14 to the Company’s fiscal 2014 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(4)
For fiscal 2014 and 2012, and for Mr. Monser and Mr. Steeves for fiscal 2013, includes the aggregate change in the actuarial present value of the named executive officers' accumulated benefits under the Company’s defined benefit pension plans. For fiscal 2014 and 2012, amounts shown in part reflect higher values associated with a decrease in the applicable discount rate in that year. For fiscal 2014, the amount for Mr. Dellaquila reflects his award of participation in the Company's pension restoration plan. For fiscal 2013, the applicable discount rate used to value pension plan liabilities was increased, which negatively affected the actuarial present values, resulting in a decrease in value for certain participants. Pursuant to applicable regulations, does not include the following negative amounts relating to the change in actuarial present value in 2013: Mr. Farr-($562,000); Mr. Dellaquila-($7,000); and Mr. Peters-($159,000). In none of the fiscal years were changes made in the method of calculating plan benefits or additional benefits awarded.

(5)	Includes the following amounts for 2014:

Name	Perquisites(a)	Savings Plan(b)	Life Insurance(c)	Charitable Match(d)	Total(e)
D. N. Farr	$349,811	$82,500	$15,947	$10,000	$458,258
E. L. Monser	$117,550	$39,974	$25,740	$10,000	$193,264
F. J. Dellaquila	$71,402	$36,224	$15,386	$10,000	$133,012
C. A. Peters	$136,567	$36,849	$15,856	$10,000	$199,272
F. L. Steeves	$22,618	$34,604	$14,584	$10,000	$81,806

(a)
The perquisites provided are: tax and financial planning, leased Company car, club fees, annual physical, tickets for sporting or other events and costs related to personal security provided to each of the named executive officers under the Company’s security program. The Company’s security program and the Board of Directors require that the Chairman and Chief Executive Officer use Company aircraft for all business and personal air travel. For fiscal 2013 and 2014, Mr. Farr reimbursed the Company for personal air travel at first class rates. The Company also provides limited personal use of Company aircraft outside of the security program requirements to the named executive officers, who reimburse the Company at first class rates. Amounts for personal use of Company aircraft represent the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew, less any reimbursements. For Messrs. Farr, Monser and Peters, the incremental amounts of personal use of Company aircraft were $278,440, $60,187 and $93,596, respectively, which are included in the perquisites amounts above.

(b)	Contributions by the Company for the named executive officers to the Company’s savings plans.

(c)	Premiums paid by the Company on behalf of the named executive officers for term life insurance.

(d)	Matching contributions under the Company’s charitable matching gifts program which matches charitable gifts of up to $10,000 for all employees of the Company.

(e)	None of these amounts was grossed up for taxes.

(6)	This number is the arithmetic average of total compensation for the three years displayed in the table and prior year summary compensation tables.

(7)	Messrs. Farr and Peters do not receive any separate compensation for service as Directors.

(8)	Mr. Dellaquila was promoted to Executive Vice President effective October 1, 2012.

Grants of Plan-Based Awards
The following table provides information about equity awards granted to the named executive officers in fiscal 2014. There are no amounts in the table under “Estimated Future Payouts Under Equity Incentive Plan Awards” because there were no performance share awards granted to the named executive officers in fiscal 2014.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold (#)	Target (#)	Maximum (#)
D. N. Farr	10/1/2013	N/A	N/A	N/A		200,000	65.07	2,966,000
E. L. Monser	10/1/2013	N/A	N/A	N/A		120,000	65.07	1,779,600
F. J. Dellaquila	10/1/2013	N/A	N/A	N/A		100,000	65.07	1,483,000
	10/1/2013	N/A	N/A	N/A	10,000			649,600
C. A. Peters	10/1/2013	N/A	N/A	N/A		100,000	65.07	1,483,000
F. L. Steeves	10/1/2013	N/A	N/A	N/A		100,000	65.07	1,483,000
 ___________________

(1)
Includes restricted stock granted in fiscal 2014 under the 2006 Incentive Shares Plan which cliff vests over 8 years for Mr. Dellaquila from the date of grant. Please see “Restricted Stock Program” at page 26 above for additional information regarding restricted stock awards.

(2)	Grant of qualified and nonqualified stock options, vesting over 3 years, under our 2011 Stock Option Plan.

(3)	Under our 2011 Stock Option Plan, the exercise price is based on the closing price of the Company’s common stock on the date of grant.

(4)
Includes the grant date fair value of awards of restricted stock and stock options computed in accordance with FASB ASC Topic 718, applying the same valuation model and assumptions applied for financial reporting purposes. These amounts do not correspond to the actual value that will be realized by the named executive officers. For restricted stock and stock options, the aggregate amount that the Company would expense in its yearly financial statements over the vesting period is equal to the grant date fair value reported above. See Note 14 to the Company’s fiscal 2014 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the holdings of stock options, performance shares and restricted stock by our named executive officers at the end of fiscal 2014. This table includes unexercised stock options, unvested restricted stock and performance shares with performance conditions or service requirements that had not yet been satisfied.

	Option Awards					Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Date of Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
D. N. Farr	10/1/07	200,000		53.8350	10/1/2017	(3)	340,000(3)	21,277,200
	10/4/10	250,000		53.3100	10/4/2020	10/1/12			475,000	29,725,500
	10/1/13		200,000(2)	65.0700	10/1/2023
E. L. Monser	10/1/07	100,000		53.8350	10/1/2017	(3)	45,000(3)	2,816,100
	2/19/09	80,000		30.0250	2/19/2019
	10/4/10	130,000		53.3100	10/4/2020	10/1/12			170,000	10,638,600
	10/1/13		120,000(2)	65.0700	10/1/2023
F. J. Dellaquila	10/1/07	15,000		53.8350	10/1/2017	(3)	55,000(3)	3,441,900
	2/19/09	15,000		30.0250	2/19/2019
	10/4/10	95,000		53.3100	10/4/2020
	10/1/13		100,000(2)	65.0700	10/1/2023	10/1/12			130,000	8,135,400

C. A. Peters	10/1/07	100,000		53.8350	10/1/2017	(3)	80,000(3)	5,006,400
	10/4/10	120,000		53.3100	10/4/2020
	10/1/13		100,000(2)	65.0700	10/1/2023	10/1/12			130,000	8,135,400

F. L. Steeves	4/3/07	83,010		42.9100	4/3/2017	(3)	25,000(3)	1,564,500
	10/4/10	108,125		53.3100	10/4/2020
	10/1/13		100,000(2)	65.0700	10/1/2023	10/1/12			115,000	7,196,700

 ___________________

(1)	Consists of stock options granted under the Company’s stock option plans.

(2)	The options became exercisable in three equal annual installments beginning on October 1, 2014.

(3)	Consists of restricted stock for each of the named executive officers which vests as follows:

Name	Number of Shares	Vesting Term (in years)	Grant Date	Vesting Date
D. N. Farr	80,000	5	10/5/2009	10/5/2014
	80,000	5	10/4/2010	10/4/2015
	80,000	6	10/3/2011	10/3/2017
	100,000	10	10/7/2008	10/7/2018
E. L. Monser	20,000	8	11/7/2006	11/7/2014
	10,000	8	10/1/2007	10/1/2015
	10,000	7	10/7/2008	10/7/2015
	5,000	5	10/3/2011	10/3/2016
F. J. Dellaquila	15,000	5	10/3/2011	10/3/2016
	10,000	10	10/7/2008	10/7/2018
	20,000	10	10/5/2009	10/5/2019
	10,000	8	10/1/2013	10/1/2021
C. A. Peters	40,000	10	10/4/2005	10/4/2015
	5,000	5	10/3/2011	10/3/2016
	20,000	10	10/7/2008	10/7/2018
	15,000	8	10/1/2012	10/1/2020
F. L. Steeves	5,000	5	10/3/2011	10/3/2016
	10,000	10	10/1/2007	10/1/2017
	10,000	8	10/4/2010	10/4/2018

(4)	Based on the closing market price of the Company’s common stock of $62.58 on September 30, 2014.

(5)
Consists of performance share awards granted in fiscal 2013 under the 2013 performance shares program (under our 2006 Incentive Shares Plan), which are subject to the achievement of the financial target for the performance period ending September 30, 2016. The target number of shares that can be earned under these awards are shown in this column. Participants can earn up to 115% of the target, determined as described on page 25. Payout for a performance period is made as soon as practicable after the achievement of the performance target, provided that the Committee may establish additional vesting conditions for retention purposes. Earned performance shares are paid to participants in stock, with a portion paid in cash to cover tax obligations of participants. Under the 2013 performance shares program, 60% of any earned performance share units will be paid at the end of the four-year performance period, and the remaining 40% will be paid one year later, subject to continued service. See “Performance Shares Program” at page 24 above for additional information regarding the program and additional detail on performance shares, including how the shares are earned.

Option Exercises and Stock Vested
The following table provides information for fiscal 2014 for our named executive officers on (1) stock option exercises during fiscal 2014, including the number of shares acquired on exercise and (2) payout of the remaining 40% portion of the earned 2010 performance share awards, which was subject to the satisfaction of an additional one year service requirement, and, in each case, the values realized therefrom.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
D. N. Farr	171,287	5,758,131	167,400	10,506,024
E. L. Monser	100,000	3,108,250	65,100	4,085,676
F. J. Dellaquila	—	—	37,200	2,334,672
C. A. Peters	—	—	50,220	3,151,807
F. L. Steeves	8,865	204,962	40,920	2,568,139
 __________________________________

(1)
Values for stock options represent the difference between the exercise price of the options and the market price of the Company’s common stock at exercise, based on the average of the high and low market prices on the day of exercise.

(2)
Numbers reflect the payout of 40% of the earned amount of the performance shares granted under the 2010 performance shares program. The performance shares were subject to the achievement of the financial target for the four-year period ended September 30, 2013, and the percentage earned was 93%. The performance shares shown are the 40% of the earned 2010 performance share awards which were subject to an additional one year service requirement and were paid out at the end of fiscal 2014.

(3)	Values realized for performance shares earned reflect the market value based on the average of the high and low market prices ($62.76) on September 30, 2014.
Pension Benefits
Below is information on the pension benefits for the named executive officers under each of the following pension plans.
Emerson Retirement Plan
The Emerson Electric Co. Retirement Plan is a tax-qualified retirement program that covered approximately 72,000 participants as of September 30, 2014. As applicable to the named executive officers, the plan provides benefits based primarily on a formula that considers the highest consecutive five-year average of the executive’s annual cash earnings (final average earnings). Earnings for this plan include base salary plus bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($255,000 for fiscal 2014).
The formula provides an annual benefit accrual for each year of service of 1.0% of final average earnings up to “covered compensation” and 1.5% of final average earnings in excess of “covered compensation,” limited to 35 years of service. When the employee has attained 35 years of service, the annual accrual is 1.0% of final average earnings. “Covered compensation” is based on the average of Social Security taxable wage bases, and varies per individual based on Social Security retirement age. A small portion of the accrued benefits payable from the Emerson Retirement Plan for Messrs. Farr and Peters includes benefits determined under different but lesser pension formulas for periods of prior service at various Company business units.
The accumulated benefit that an employee earns over his or her career with the Company is payable upon retirement on the basis of an annuity on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age is defined for this plan as 65. Employees are eligible to retire early under the plan once they have attained age 55 and 10 years of service. As of September 30, 2014, Messrs. Farr, Monser, Dellaquila and Peters have met the eligibility requirements for early retirement under the Plan. In the event the employee retires before normal retirement age, the accrued benefit is reduced for the number of years prior to age 65 that the benefit commences (4% for each of the first 5 years that retirement precedes age 65, and 5% for each additional year). Employees vest in their accrued benefit after 5 years of service. The Plan provides for spousal joint and survivor annuity options. No employee contributions are required.
Benefits under the Emerson Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code (which in fiscal 2014 is $210,000 per year for a single life annuity payable at an IRS-prescribed retirement age). This ceiling may be actuarially adjusted in accordance with IRS rules for items such as other forms of distribution and different annuity starting dates.

Emerson Pension Restoration Plan
The Emerson Electric Co. Pension Restoration Plan is a non-qualified plan that is an unfunded obligation of the Company. Benefits are payable from the Company’s general operating funds. Participation in, and benefits payable from, the Plan are by award, subject to the approval of the Compensation Committee. At age 65 or later termination of employment, the Plan will provide a benefit based on the same final average earnings formula as described above for the Emerson Retirement Plan, for all years of service at Emerson, and without regard to the IRS-prescribed limitations on benefits and compensation as described in the Emerson Retirement Plan. The benefit payable from the Pension Restoration Plan is reduced by the benefit received from the Emerson Retirement Plan. Benefits payable from the Pension Restoration Plan are generally payable in the same annuity form as the benefits paid from the Emerson Retirement Plan. In the event a named executive officer leaves the Company before normal retirement age, the benefit payable to the executive is determined in the discretion of the Committee. No pension benefits were paid to any of the named executive officers during fiscal 2014.
The amounts reported in the table below equal the present value of the accumulated benefit at September 30, 2014 for the named executive officers under each plan based upon the assumptions described in footnote (2).
Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
D. N. Farr	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	34 34	$1,169,000 $17,809,000	— —
E. L. Monser	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	13 13	$568,000 $3,010,000	— —
F. J. Dellaquila	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	23 23	$742,000 $3,143,000	—
C. A. Peters	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	38 38	$1,131,000 $5,576,000	— —
F. L. Steeves	Emerson Electric Co. Retirement Plan	8	$295,000	—
______________

(1)
The number of years of service credited under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for the last completed fiscal year. Mr. Monser has 33 years of service with the Company, but only 13 years of credited service under our Retirement Plan as he previously participated in a subsidiary profit sharing plan.

(2)
The accumulated benefit is based on service and earnings (as described above) considered by the plans for the period through September 30, 2014. The present value has been calculated assuming the accumulated benefit as of September 30, 2014 commences at age 65 under the stated form of annuity. In addition, the present value of the Emerson Pension Restoration Plan benefit assumes that the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions described in Note 10 to the Company’s fiscal year 2014 financial statements in the Company’s Annual Report on Form 10-K. Specifically, the accumulated benefit is determined using an interest assumption of 4.25% and the same post-retirement mortality assumption as under the Emerson Retirement Plan.

Nonqualified Deferred Compensation
The Emerson Electric Co. Savings Investment Restoration Plan (“Savings Investment Restoration Plan”) is a nonqualified, unfunded defined contribution plan. The plan provides participants with benefits that would have been provided under the Emerson Electric Co. Employee Savings Investment Plan, the Company’s qualified 401(k) plan (the “ESIP”), but could not be provided due to Internal Revenue Code (“IRC”) qualified plan compensation limits.
Participants in the Savings Investment Restoration Plan are designated by the Compensation Committee. Under the Plan, participants may elect to defer up to 20% of compensation and the Company will make matching contributions for participants who elect to defer at least 5% of compensation in an amount equal to 50% of the first 5% of those deferrals (but not to exceed 2.5% of compensation less the maximum matching amount the participant could have received under the ESIP). Compensation generally includes cash pay (base salary plus annual cash bonus) received by a participant, including employee ESIP contributions, and excludes any reimbursements, payments under incentive shares plans, stock option gains, any other stock-based awards and any severance payments. Amounts deferred under the plan (which are 100% vested) will be credited with returns based on the same investment alternatives selected by the participant under the ESIP, which include an Emerson common stock fund and 28 other mutual fund investment alternatives. The Company matching contributions vest 20% each year for the first 5 years of service, after which the participant is 100% vested. The matching contributions are credited to a book-entry account reflecting units equivalent to Emerson stock. There are no “above-market earnings” as all earnings are market-based consistent with the investment funds elected. All deferred amounts and the Company matching contributions are accounted for on the Company’s financial statements and are unfunded obligations of the Company which are paid in cash when benefit payments commence.
Generally, distribution of vested account balances occurs no later than one year following termination of employment in a lump sum. Upon retirement, or in other certain instances, participants may elect to receive their account balances in up to ten equal annual installments. Unvested matching contributions shall be fully vested in the event of (i) retirement with the approval of the Compensation Committee on or after the age of 55, (ii) death or disability, (iii) termination of the plan, or (iv) a change of control of the Company. All or a portion of any participant’s vested account balance may be distributed earlier in the event of an unforeseeable emergency, if approved by the Compensation Committee. For amounts deferred or vested as of December 31, 2004, a participant may receive a distribution of after-tax deferrals upon 30 days notice.
Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
D. N. Farr	165,000	74,850	653,504	—	7,402,514
E. L. Monser	127,917	32,391	136,112	—	2,139,681
F. J. Dellaquila	159,385	28,574	102,575	—	2,749,363
C. A. Peters	73,698	29,199	314,727	—	2,721,694
F. L. Steeves	207,625	26,954	125,857	—	1,727,041
 __________________________

(1)
Includes amounts contributed by each named executive officer and by the Company, respectively, to the Savings Investment Restoration Plan. Executive and Company contributions in the last fiscal year have been included in the Salary and All Other Compensation columns, respectively, of the Summary Compensation Table.

(2)	Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

(3)
Includes amounts reported as compensation for the named executive officers in the Summary Compensation Table for previous years. For fiscal 2014, the amounts referred to in footnote (1) above are included in the Summary Compensation Table as described. The following aggregate amounts of executive and Company contributions were included in the Summary Compensation Table for fiscal 2013 and 2012, respectively (with the Company portion of the aggregate amount in parentheses): Mr. Farr-$232,344 ($72,448), $266,322 ($83,874); Mr. Monser-$152,546 ($30,606), $156,151 ($31,641); Mr. Dellaquila-$168,318 ($26,849), $170,723 ($26,348); Mr. Peters-$98,203 ($27,734), $100,978 ($28,759); and Mr. Steeves-$181,760 ($25,854), $160,046 ($26,129). For prior years, all amounts contributed by a named executive officer and by the Company in such years have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the executive was named in such proxy statements and the amounts were required to be reported in such tables.

Potential Payments Upon Termination or Change of Control
As described in the Compensation Discussion and Analysis beginning on page 18, the named executive officers do not have any written or oral employment agreements with the Company and have no other agreements that contain severance or “golden parachute” provisions.
The information below generally describes payments or benefits under the Company’s compensation plans and arrangements that would be available to all participants in the plans, including the named executive officers, in the event of the participant’s termination of employment or of a Change of Control of the Company. Any such payments or benefits that a named executive officer has elected to defer would be provided in accordance with the requirements of Internal Revenue Code Section 409A. Payments or benefits under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

Conditions and Obligations Applicable to Receipt of Termination/Change of Control Payments
In the event of any termination or Change of Control, all executives participating in stock options, performance shares, restricted stock or the Pension Restoration Plan have the following obligations to the Company.
Stock Options. Named executive officers awarded stock options are obligated to maintain the confidentiality of Company information, to assign to the Company intellectual property rights, and, during and for one year after termination of employment, not to compete with, or solicit the employees of, the Company.
Performance Shares and Restricted Stock. Named executive officers awarded performance shares or restricted stock are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination of employment.
Pension Restoration Plan. If any participating named executive officer is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in or loss of sales by the Company, the named executive officer’s rights to benefits under this Plan will be forfeited, unless the Compensation Committee determines that the activity is not detrimental to the Company’s interests.
Additionally, upon retirement and involuntary termination, named executive officers generally execute letter agreements reaffirming their applicable confidentiality, non-competition and non-solicitation obligations and may enter into extended non-competition agreements with the Company.
Payments Made Upon Retirement
Upon retirement, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions;

•
Upon retirement (as determined by the Committee), all unvested stock options held for at least 12 months before retirement would vest, and all unexercised options could be exercised for a period of up to five years after retirement, but no longer than the original option term;

•
Upon retirement after age 65, the named executive officer would receive a prorated payout of performance shares, as reasonably determined by the Compensation Committee, subject to satisfaction of pre-established performance conditions, to be paid after the end of the applicable performance period. Before age 65, the Compensation Committee has the discretion to determine whether the named executive officer would receive a prorated, other or no payout of performance shares, which payout would be made after the performance period, subject to the satisfaction of performance conditions;

•
The Compensation Committee has the discretion to determine whether to allow the named executive officer to continue to vest in restricted stock following retirement, or to reduce the vesting period (to not less than three years);

•
If not previously vested, the named executive officer would be vested in Company contributions to his or her Savings Investment Restoration Plan account if retirement occurs with the approval of the Compensation Committee on or after age 55; and

•
Under the Company’s Pension Restoration Plan, a named executive officer’s benefit commences after age 65 (or retirement, if later) and is paid in the form of an annuity on a monthly basis (no lump sum distributions).

Payments Made Upon Death or Disability
Upon death or total disability, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions;

•
All unvested stock options would vest immediately, and all unexercised options could be exercised for a period of up to one year after death, but no longer than the original option term. Upon termination due to disability, the named executive officer generally would have up to one year, but no longer than the original option term, to exercise any previously vested options (no accelerated vesting). For stock options granted under the 2011 Stock Option Plan, upon termination due to disability, all unvested stock options would immediately vest and be exercisable for a period of up to one year, but no longer than the original term;

•
The Compensation Committee has the discretion to determine whether the named executive officer would receive full, partial or no payout of performance shares, subject to satisfaction of pre-established performance conditions;

•
Awards of restricted stock will be prorated for the period of service during the restriction period and distributed free of restriction at the end of the vesting period and the Compensation Committee has the discretion to determine whether to reduce the vesting period to not less than three years;

•	If not previously vested, the named executive officer would be vested in Company contributions to his or her Savings Investment Restoration Plan account;

•
Upon the death of a named executive officer participating in the Pension Restoration Plan, the surviving spouse would receive, in the form of an annuity payment on a monthly basis commencing at the named executive officer’s date of death, benefits equal to 50% of the actuarially equivalent accrued benefit. Upon termination due to disability, benefits would start when the named executive officer reaches age 65 (or termination, if later) and be paid in the form of an annuity on a monthly basis; and

•	Upon a named executive officer’s death, the beneficiaries would receive proceeds from term life insurance provided by the Company.
Payments Made Upon Other Termination
If the named executive officer’s employment terminates for a reason other than as described above (i.e., voluntary termination, termination for cause or involuntary termination), he or she would only receive:

•	Payment of the vested portion of the named executive officer’s Savings Investment Restoration Plan account, which payment would be made after termination, in a single lump sum.
Under the Company’s compensation plans and arrangements, the Compensation Committee may also, in its discretion, determine whether any of the additional payments or benefits described below would be paid to the named executive officer. However, this exercise of discretion is unlikely to result in the payment of any additional benefits in the case of voluntary quit or termination for cause.

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions;

•
If termination occurs with Company consent, the Compensation Committee may permit the named executive officer to have up to three months after termination, but no longer than the original option term, to exercise any previously vested stock options;

•
The Compensation Committee has the discretion to determine whether the named executive officer would receive full, partial or no payout of performance shares, subject to satisfaction of pre-established performance conditions;

•
The Compensation Committee has the discretion to determine whether to allow the named executive officer to continue to vest in restricted stock following termination, or to reduce the vesting period (to not less than three years); and

•
Subject to the discretion of the Compensation Committee, a named executive officer participating in the Pension Restoration Plan would be eligible to receive his or her vested benefits starting after age 65 (or upon termination, if later), paid in the form of an annuity on a monthly basis.

The estimated amounts of the foregoing benefits, based on certain assumptions regarding the exercise of the Committee’s authority, are identified in the tables below.
Payments Made Upon Change of Control
Upon a Change of Control, the Company’s compensation plans and arrangements provide as follows:

•	Annual cash bonus awards are not paid upon a Change of Control;

•
All unvested stock options would become fully exercisable if either the options have not been appropriately assumed by the acquirer, or within two years after the Change of Control, the optionee is involuntarily terminated other than for cause, the optionee’s title, duties or responsibilities are adversely changed, or the optionee is required to relocate as a condition to continued employment;

•
Performance objectives of outstanding performance share awards would be deemed to be satisfied, with payout to be made immediately. For performance shares to be granted under the 2015 Incentive Shares Plan, which is subject to stockholder approval, performance objectives would be deemed satisfied at the highest level provided for in the award, if a “double trigger" event occurs in connection with a change of control, which means that (a) the award has not been appropriately assumed by the acquirer (nor an equivalent award substituted), (b) cash is the primary form of consideration received by stockholders, or (c) following the Change of Control, the holder is involuntarily terminated other than for cause, or within two years after the Change of Control, the holder’s title, duties or responsibilities are adversely changed, or the holder is required to relocate by more than 50 miles as a condition to continued employment.

•
All restricted stock awards would vest immediately. For restricted stock and restricted stock units to be granted under the 2015 Incentive Shares Plan, which is subject to stockholder approval, the awards would vest automatically if a “double trigger event” (as defined above) occurs in connection with a change of control.

•
If not previously vested, the named executive officer would be vested in Company contributions to his or her Savings Investment Restoration Plan account, and the vested amount would be paid in a single lump sum; and

•	A named executive officer participating in the Pension Restoration Plan would become fully vested and plan benefits would be paid immediately in a lump sum.
“Change of Control” Definition and Payment Approach
“Change of Control” generally means: (i) the acquisition of beneficial ownership of 20% or more of the Company’s common stock, (ii) individuals who currently make up the Company’s Board of Directors (or who subsequently become Directors after being approved for election by at least a majority of current Directors) ceasing for any reason to make up at least a majority of the Board, or (iii) approval by the Company’s stockholders of (a) a reorganization, merger or consolidation which results in the ownership of 50% or more of the Company’s common stock by persons or entities that were not previously stockholders; (b) a liquidation or dissolution of the Company; or (c) the sale of substantially all of the Company’s assets. With respect to participants who have deferred payment of earned awards under the 2006 Incentive Shares Plan, and as proposed in the 2015 Incentive Shares Plan, the Change of Control must also meet the requirements of Internal Revenue Code Section 409A and any transaction referenced in (iii) must have actually occurred, rather than merely have been approved; and, provided further that, with respect to the Company’s Pension Restoration Plan and Savings Investment Restoration Plan, a Change of Control refers to a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such terms are defined under Section 409A of the Internal Revenue Code and the regulations promulgated thereunder.

As described above, immediately upon a Change of Control, all currently outstanding performance shares will be paid out and restricted stock will vest. This is the so-called “single” trigger treatment for outstanding equity awards, which does not require an additional, or “double” trigger for receiving the benefit, such as termination or significant change in the named executive officers’ duties as a result of a Change of Control. The Company has believed that “single” trigger treatment is appropriate for performance shares and restricted stock for the following reasons:

•
It provides employees with the same opportunities as stockholders of the Company, who are free to sell their equity at the time of the Change of Control and to realize the value created at the time of the transaction.

•	It ensures that continuing employees are treated the same as terminated employees.

•	It is an effective retention device during Change of Control discussions, especially for more senior executives for whom equity represents a significant portion of their total pay.

•
It is particularly appropriate for performance based equity, given the potential difficulty of replicating or meeting the performance goals after the Change of Control. Although our other equity compensation plans contain a “single” trigger, the 2011 Stock Option Plan, which was approved by stockholders at the 2011 annual meeting, contains a “double” trigger which provides that the options will be triggered if they are not appropriately assumed by an acquirer, but if they are so assumed, are only triggered if within two years of the change of control, the optionee is terminated other than for cause, his or her compensation, title, duties or responsibilities are substantially reduced or adversely affected, or he or she is required to relocate as a condition for continued employment. In addition, our proposed 2015 Incentive Shares Plan, which is subject to stockholder approval, contains a double trigger provision. Please see "IV. Proposal to Approve the Emerson Electric Co. 2015 Incentive Shares Plan" on page 44.

Quantification of Payments and Benefits
The following tables quantify the potential payments and benefits upon termination or a Change of Control of the Company for each of the named executive officers, assuming the named executive officer’s employment terminated on September 30, 2014, given the named executive officer’s compensation and service level as of that date and, if applicable, based on the Company’s closing stock price of $62.58 on that date. Other assumptions made with respect to specific payments or benefits are set forth in applicable footnotes to the tables. Due to the number of factors that affect the nature and amount of any payments or benefits provided upon a termination or Change of Control, including, but not limited to, the date of any such event, the Company’s stock price and the named executive officer’s age, any actual amounts paid or distributed may be different. None of the payments set forth below would be grossed-up for taxes.

D. N. Farr
Executive Benefits and Payments Upon Termination	Retirement($)	Death($)	Disability($)	Voluntary or For Cause Term. ($)	Invol. Term. not for Cause ($)	Change of Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)
Stock Options	—(4)	—(4)	—(4)	—	—	—(4)
Performance Shares	—(5)(6)	—(5)(6)	—(5)(6)	—(2)(5)	—(5)(6)	29,725,500(7)
Restricted Stock	—(8)	15,269,520(9)	15,269,520(9)	—(8)	—(8)	21,277,200(10)
Pension Restoration Plan	—	—	—	—	—	—(11)
Life Insurance Benefits	—	200,000(12)	—	—	—	—

E. L. Monser
Executive Benefits and Payments Upon Termination	Retirement($)	Death($)	Disability($)	Voluntary or For Cause Term. ($)	Invol. Term. not for Cause ($)	Change of Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)
Stock Options	—(4)	—(4)	—(4)	—	—	—(4)
Performance Shares	—(5)(6)	—(5)(6)	—(5)(6)	—(2)(5)	—(5)(6)	10,638,600(7)
Restricted Stock	—(8)	2,523,315(9)	2,523,315(9)	—(8)	—(8)	2,816,100(10)
Pension Restoration Plan	—	—	—	—	—	—(11)
Life Insurance Benefits	—	200,000(12)	—	—	—	—

F. J. Dellaquila
Executive Benefits and Payments Upon Termination	Retirement($)	Death($)	Disability($)	Voluntary or For Cause Term. ($)	Invol. Term. not for Cause ($)	Change of Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)
Stock Options	—(4)	—(4)	—(4)	—	—	—(4)
Performance Shares	—(5)(6)	—(5)(6)	—(5)(6)	—(2)(5)	—(5)(6)	8,135,400(7)
Restricted Stock	—(8)	1,642,725(9)	1,642,725(9)	—(8)	—(8)	3,441,900(10)
Pension Restoration Plan	—	—	—	—	—	—(11)
Life Insurance Benefits	—	200,000(12)	—	—	—	—

C. A. Peters
Executive Benefits and Payments Upon Termination	Retirement($)	Death($)	Disability($)	Voluntary or For Cause Term. ($)	Invol. Term. not for Cause ($)	Change of Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)
Stock Options	—(4)	—(4)	—(4)	—	—	—(4)
Performance Shares	—(5)(6)	—(5)(6)	—(5)(6)	—(2)(5)	—(5)(6)	8,135,400(7)
Restricted Stock	—(8)	3,426,255(9)	3,426,255(9)	—(8)	—(8)	5,006,400(10)
Pension Restoration Plan	—	—	—	—	—	—(11)
Life Insurance Benefits	—	200,000(12)	—	—	—	—

F. L. Steeves
Executive Benefits and Payments Upon Termination	Retirement($)	Death($)	Disability($)	Voluntary or For Cause Term. ($)	Invol. Term. not for Cause ($)	Change of Control ($)
Annual Cash Incentive	—(1)	—(1)	—(1)	—(2)	—(1)	—(3)
Stock Options	—(4)	—(4)	—(4)	—	—	—(4)
Performance Shares	—(5)(6)	—(5)(6)	—(5)(6)	—(2)(5)	—(5)(6)	7,196,700(7)
Restricted Stock	—(8)	938,700(9)	938,700(9)	—(8)	—(8)	1,564,500(10)
Pension Restoration Plan	N/A	N/A	N/A	N/A	N/A	N/A
Life Insurance Benefits	—	—	—	—	—	—
__________________________

(1)
The Committee has discretion as to whether to pay or not pay a bonus, subject to satisfaction of performance conditions. For illustrative purposes only, the bonuses paid for fiscal 2014 were: Mr. Farr-$1,800,000; Mr. Monser-$990,000; Mr. Dellaquila-$950,000; Mr. Peters-$925,000; and Mr. Steeves-$805,000.

(2)
The Committee has discretion as to whether to pay or not pay a bonus, subject to satisfaction of performance conditions. This column assumes the Committee would not pay a bonus or make a performance shares payout.

(3)	There would be no additional acceleration or special treatment for annual cash incentive opportunities for the fiscal year in which the Change of Control occurs.

(4)
Represents the closing price of $62.58 per share minus exercise price for all unvested options (but not less than zero). The number of unvested options for each named executive officer is set forth in the Outstanding Equity Awards at Fiscal Year-End table at page 34 above. These options were issued under the 2011 Stock Option Plan and would not vest immediately upon a Change of Control unless a "double" trigger occurred as defined in the plan. The Change of Control column assumes that such additional conditions are met as of September 30, 2014.

(5)	The Committee has discretion to provide a prorated, other or no payout, subject to the achievement of performance conditions.

(6)
For illustrative purposes only, assumes the Committee does not allow any payout for the performance share awards granted in 2013. See Outstanding Equity Awards at Fiscal Year-End table at page 34 above.

(7)	The amount shown includes the entire amount of 2013 awards at target level.

(8)
The Committee has discretion to provide for continued vesting of unvested restricted stock or to reduce the vesting period to not less than three years. Assumes Committee would exercise its discretion to not allow any further vesting.

(9)
Represents a prorated amount of the value of all unvested shares of restricted stock, based on number of years elapsed and rounding up to whole years. See Outstanding Equity Awards at Fiscal Year-End table at page 34 above.

(10)	The amount shown includes the value of all unvested shares of restricted stock. See Outstanding Equity Awards at Fiscal Year-End table at page 34 above.

(11)
Amounts shown include any difference between the discounted present value of benefits in such event compared to amounts shown in the Pension Benefits table. Upon a Change of Control, the amounts shown also include the discounted present value of any unvested amounts under the Pension Restoration Plan.

(12)	Represents face amount of policies paid for by the Company which are not generally available to all employees.

IV. PROPOSAL TO APPROVE THE EMERSON ELECTRIC CO. 2015 INCENTIVE SHARES PLAN
Emerson is requesting stockholders to approve the Emerson Electric Co. 2015 Incentive Shares Plan (the "2015 Plan" or “Plan”). On November 4, 2014, the Board of Directors of the Company adopted the 2015 Plan, subject to approval by the stockholders. The 2015 Plan authorizes the issuance of up to 12,000,000 shares of common stock, subject to adjustment, in the form of awards of performance shares, restricted stock and restricted stock units (“RSUs”).
Key Compensation Plan. The 2015 Plan is a key component of our continuing program of key executive incentive compensation originally authorized by the Company's Board of Directors in 1977 and approved 7 times by stockholders - most recently in 2006. The Plan is designed to benefit the Company and its stockholders by attracting and retaining the best executive talent, motivating management and aligning their interests with stockholders.

•
Performance shares are the primary element of long-term compensation for our named executive officers and are the linchpin of our pay for performance philosophy, as discussed in the Compensation Discussion and Analysis on pages 18 to 30.

•
Performance shares focus management’s efforts on long and short term performance, including earnings per share growth, share price appreciation, cash flow and dividend growth, fully aligning management and shareholder interests.

•	Our restricted stock program is highly selective and is an important management succession planning and retention tool.

•	Currently, these programs are authorized under our 2006 Incentive Shares Plan (the “2006 Plan”).

Requested Share Authorization.

•	The Plan authorizes 12 million shares, less than the 20 million (post-split) requested under the 2006 Plan. The maximum award authorized for any individual in any fiscal year is 2 million shares.

•
Based on historic grant practices and shares remaining under the 2006 Plan, the Committee estimated that this requested amount should be sufficient to cover awards for our next two expected performance share awards in October, 2015 and October, 2018.

•
Since 2009, the Company’s weighted average diluted shares outstanding has been reduced through share repurchase by approximately 55 million shares, from 759 million to 704 million, more than offsetting the dilutive effect from the award of shares under our equity compensation plans over that time period.

•
The 3,919,661 shares available for award under the 2006 Plan as of November 14, 2014 are insufficient to make the next triennial award planned for October 2015 consistent with our historical practice, as shown below.

Key Features Retained from the 2006 Plan. Important aspects of 2006 Plan that have been retained for the 2015 Plan, and our historical award practices under the 2006 Plan, include:

•	We expect that the vast majority of shares issued under the Plan will be performance shares. (Over 90% under the 2006 Plan.)

•	Minimum three year performance period for performance shares. (Historically, at least four years.)

•	Performance shares require the achievement of pre-established objectives. (Earnings per share and free cash flow are the performance measures under the current performance shares program.)

•	Restricted stock has a minimum three year vesting period. (Historically, cliff vested after a period of up to ten years.)

•	The Plan covers performance shares and restricted shares. Stock options are awarded under a separate, shareholder approved stock option plan that does not allow for discounted options.

•	The Plan provides for administration by independent Directors.

•	The Plan does not include liberal share counting polices, such as allowing shares tendered or withheld for taxes to be added back to the shares available under the Plan.

•	The Plan does not contain a "liberal" change of control definition (e.g., mergers require consummation).

•	The Plan is subject to our general clawback policy described on page 28. As described below, we have added two additional clawback provisions to the 2015 Plan.

Key New Features of the 2015 Plan. Important new features of the 2015 Plan include:

•	A “double trigger” change of control provision.

•
In addition to our general clawback policy described on page 28, the 2015 Plan has an additional clawback provision making all amounts under the Plan subject to any subsequent law, regulation or company policy requiring the clawback of equity awards. See page 49.

•
We have also added a specific clawback provision requiring clawback of dividend equivalents paid on shares in excess of the total shares ultimately earned under an award. (Dividend equivalents have historically been paid on no more than 40% of awarded performance shares and we have never paid dividend equivalents on performance shares in excess of the total shares ultimately earned under an award.)

•	Allowing the award of restricted stock units for more award flexibility internationally, which are subject to the same minimum three year vesting requirement as restricted shares.

•	A 10 year term, setting a maximum time limit for awards under the 2015 Plan.

Grant Practices. Emerson awards performance shares every three years, rather than annually, and the payout is based on a four-year performance period. Emerson does not have a set award frequency for restricted stock, which is granted with long-term cliff vesting periods of up to ten years and no less than three years. We also grant stock options every three years. These grant practices have resulted in a conservative "burn" rate (the speed with which the Company uses its shares available for awards) and a low dilutive effect (small impact of awards of Emerson stock relative to total shares outstanding). We do not anticipate any changes in the frequency of our awards, the length of performance periods, or the proportion of restricted stock awards.

•
To date, our annualized average number of shares awarded over the life of the 2006 Plan is 2.2 million. As of November 14, 2014, 3,919,661 shares remain available for award under the 2006 Plan. Over the life of the 2006 Plan, approximately 90% of awards were performance shares, with approximately 10% of awards made as restricted stock for retention purposes.

•
Under all of our equity plans, our average burn rate (the number of shares granted divided by weighted average basic shares outstanding) over the last three years was approximately 0.6%. The median average burn rate for our comparator group companies was 0.8%.

•
At the end of fiscal 2014, our equity overhang (the sum of the number of shares subject to outstanding equity awards and number available for future grant divided by weighted average basic shares outstanding plus our equity overhang) represented approximately 5.4% of the number of shares outstanding (approximately 7.0% including the 12,000,000 shares to be authorized under the 2015 Plan). The median equity overhang for our comparator group companies was 8.1%.

•
As of September 30, 2014, 5,866,840 performance shares were outstanding, including 765,240 shares that would be earned upon achievement of the performance measures under the 2013 performance shares program at the maximum 115% level. As of September 30, 2014, there were 4,272,261 shares remaining available for issuance under the 2006 Incentive Shares Plan, excluding the additional 765,240 shares issuable upon achievement of the maximum award, which have been reserved for issuance and are therefore not available for new awards. See the Equity Compensation Plan Information on page 52 and the description of the 2013 performance shares program on page 25 for more detail on equity awards outstanding and available for grant under existing equity compensation plans.

•
Based on the grant date fair values set forth in the Summary Compensation Table on page 31, 77% of the equity awards granted to our CEO over the last three fiscal years, covering our typical three year award cycle, were in the form of performance shares.

For illustrative purposes, the following table shows aggregate performance shares earned, and restricted stock and options granted, over the last three years to all eligible employees of the Company (amounts rounded to the nearest thousand):

Award	2012	2013	2014
Performance Shares(1)	—	4,823,000	—
Restricted Stock(2)	275,000	163,000	72,000
Stock Options	945,000	639,000	4,931,000
___________________
(1) Reflects the entire earned amount under the 2010 performance shares program, as described on page 26, 60% of which were paid out in early fiscal 2014, with the remaining 40% paid at the end of fiscal 2014.

(2) Reflects restricted stock awards granted under our 2006 Incentive Shares Plan and restricted stock and restricted stock unit awards under our Restricted Stock Plan for Non-Management Directors.

The complete text of the 2015 Plan is set forth as Appendix B to this proxy statement. The following summary of certain provisions of the 2015 Plan is qualified by reference to the Plan’s text.
Eligibility. Participants in the 2015 Plan will be those key senior management employees of the Company or any of its subsidiaries or affiliates who can make a significant impact on the growth and performance of the Company's business and to whom the Committee, in its discretion, makes an award. There are currently approximately 400 worldwide employees who are eligible to participate in the 2015 Plan.
Stock Subject to the Plan. The 2015 Plan authorizes the award of 12,000,000 shares, subject to adjustment to reflect subsequent stock dividends, extraordinary cash dividends, recapitalization, mergers, consolidations, stock splits, spin-offs and similar matters. While there is no required allocation of this aggregate amount between the various types of awards, our practice has been to allocate the vast majority of the shares to performance share awards.
If an award is canceled, forfeited or otherwise terminated, then the shares subject to such award will again be available under the 2015 Plan. Shares issued through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition of the Company acquiring another entity (“acquisition awards”) will not reduce the maximum number available under the Plan. However, any shares tendered or withheld for taxes will be counted against the maximum number of shares available.

Administration. The 2015 Plan is administered by the Compensation Committee (“Committee”).  Members must be (i) “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) “independent directors”, including as members of a compensation committee under NYSE rules.  The Committee has the authority to interpret the plan, determine awards and their terms, establish or waive any rules, and make any other determination in administering the Plan, including, but not limited to, determining the timing of when any termination of employment occurs for purposes of the Plan.  The Committee’s decisions will be final and conclusive.  The Committee also has the authority to appoint a subcommittee whose members qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).
Performance Shares. The Committee may establish one or more performance programs in which shares may be awarded as performance shares. Performance shares represent the right to receive payment (as described below) to the extent specified performance objectives are achieved during the applicable performance period. Except in the case of acquisition awards, each program must have a performance period of at least three years. All prior performance programs had performance periods of at least four years. Performance periods may overlap.
The Committee may make awards to participants in any one or more of the performance programs. During a performance period, the Committee may, in its discretion, award performance shares to new participants in the performance program, or, in cases of significant promotion or additional responsibility, to any one or more existing participants in the performance program, subject to the maximum number of shares under the plan and subject to compliance with Section 162(m), if applicable.
Target levels. The Committee will establish a target performance objective or objectives for an award at the beginning of the applicable performance period, which need not be the same for all participants. At the time it establishes the performance targets the Committee will establish the formula or other methodology for determining the performance shares that will be earned based on the level of achievement of the performance target or targets, including setting any minimum or maximum payouts for any target objective in any performance period. The Committee may not make any payout greater than the amount earned under the established formula or methodology. The Committee may, in its discretion and when determined to be in the best interests of the Company, reduce the amount paid pursuant to an earned award.
Payout. Prior to making a performance share payment following expiration of the performance period, the Committee will certify in writing the level of achievement of the applicable performance objective(s) and the amount of payments to be made to each participant. Performance will be measured against the performance targets, and the Committee will determine what portion of a performance shares award is earned based on the established methodology, up to the stated maximum limit. A participant will receive an amount equal to the market value of one share of common stock for each performance share earned. Market value will be reasonably determined by the Committee.
The Committee may also establish additional vesting conditions (typically one year on a portion of awards). Payment may be made in shares of common stock and cash or in any combination as determined by the Committee. Payment timing is intended to comply with Section 409A of the Code. The Committee may, in its discretion, require or permit participants to defer payment under rules it may establish.
Dividend Equivalents; Clawback. The Committee may authorize the payment of cash dividend equivalents on performance shares or on a portion thereof (historically limited to 40% of awarded performance shares), provided that such dividends are subject to clawback if paid on shares in excess of the total shares ultimately earned under the applicable award.
The Committee believes that the payment of dividend equivalents on performance shares reinforces and furthers our pay-for-performance philosophy by incentivizing our executives to deliver superior financial results in every quarter of the performance period. These quarterly payments serve as periodic communications to participants that they are highly valued, and that their efforts continually impact the achievement of the long term performance objectives, which benefits shareholders through share price appreciation and increasing dividends. Dividend equivalents provide immediate feedback to participants regarding their efforts to achieve the long term performance objectives. These payments therefore align participants with shareholder interests. As a result, the Committee strongly believes that payment of dividend equivalents helps foster our goals more meaningfully than other forms of compensation.
However, the Committee is also sensitive to concerns expressed by our stockholders regarding the payment of dividend equivalents on unearned performance shares. As a result, we have added a specific clawback provision to the 2015 Plan requiring clawback of dividend equivalents. If the Committee determines that all or a portion of an award of performance shares are ultimately not earned, then any dividend equivalents paid on shares in excess of the total shares earned will be subject to clawback. Dividend equivalents have historically been paid on no more than 40% of each performance share award and we have never paid dividend equivalents on performance shares in excess of the total shares that were ultimately earned under an award.
Performance Measures. Performance objectives will be based upon one or more of the following criteria: sales, profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, pre-tax earnings, earnings, net earnings, any related margins, earnings per share, asset management, cash flow, operating cash flow, free cash flow, days sales outstanding, days payables outstanding, inventory turnover, return on total capital, return on equity, total stockholder return, share price, acquisition and divestiture performance, development and achievement of strategic business objectives, customer satisfaction, new product introductions and performance, cost reductions, manufacturing efficiency, delivery lead time performance, research and development achievements, market share, working capital and geographic expansion.
The performance criteria may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards, or other extraordinary events causing dilution or diminution in the Company's financial results, all as the Committee may deem necessary or desirable to accomplish the purposes of the performance program.
Termination of Employment. Unless otherwise determined by the Committee, in order to receive payment of performance shares a participant must have been continuously employed by the Company or a subsidiary from the date of the award through the expiration of the performance period, and must remain employed with the Company, except for approved leaves of absence, on the payment date. However, in the event of retirement at age 65, a participant would receive a pro-rated amount, determined by the Committee, based on the level of achievement of the performance objectives determined at the end of the performance period. Moreover, the Committee has the discretion to allow a participant whose employment is terminated due to death, disability or otherwise, to receive a pro-rata or other payment (or no payment), subject to the level of achievement of the performance objectives at the end of the performance period.
Restricted Stock and RSUs. The Committee may also grant restricted stock or restricted stock units (RSUs), which are not subject to performance objectives. An award of restricted stock is an award of actual shares of common stock subject to restrictions and forfeiture. An RSU represents the right to receive one share of common stock, subject to restrictions and forfeiture. RSUs were added to the 2015 Plan to provide more award flexibility internationally.
Holders of restricted stock will be entitled to all dividends and voting rights with respect to such shares during the restriction period. The Committee may provide for dividend equivalents on RSUs, provided that such dividends are subject to a clawback provision which requires return of dividend equivalents if the related RSUs do not vest. Restricted stock and RSUs will be forfeited if the holder resigns or is discharged from the employ of the Company or a subsidiary during the restriction period specified by the Committee, which, except in the case of acquisition awards, will not be less than three years. Restricted stock and RSUs may also be forfeited on such other terms and conditions as the Committee may specify. The Committee in its discretion may waive any term and condition of any such award and reduce the restriction period, except that the Committee may not reduce the restriction period to less than three years.
Double Trigger Change of Control. If a “double trigger event” occurs with respect to a performance share award in connection with a change of control, then holders of such awards will be entitled to payout. The payout amount will be equal to the market value of one share of common stock immediately prior to the change of control multiplied by the number of performance shares that would have been earned assuming that the performance periods had elapsed and that the performance objectives had been fully achieved at the highest level provided in the award, free of any conditions, to the extent consistent with Sections 162(m) and 409A. If a “double trigger event” occurs with respect to restricted stock or RSUs in connection with a change of control, then the restriction period will automatically be accelerated and be deemed satisfied and the award will be fully vested.
A double trigger event occurs in connection with a change of control if:

•	the award is not appropriately assumed nor an equivalent award substituted by the acquirer,

•	cash or cash equivalents are the sole or primary form of consideration to be received by stockholders, or

•
following the change of control, the participant is involuntarily terminated other than for cause, or, within two years following the change of control, subject to the Company’s right to cure, his or her compensation, title, duties or responsibilities are substantially reduced or adversely affected, or he or she is required to relocate by more than 50 miles as a condition for continued employment.

Payment of performance shares may be made in cash or stock, or a combination, except that payment will be made in cash in the case of payout following a change of control as described in the third bullet above. The Committee has authority to determine whether awards are appropriately assumed or substituted and may devise procedures allowing for such assumption or payout or to otherwise administer the awards in connection with a change of control. If the Committee determines that awards granted under the Plan are being appropriately assumed by, or equivalent awards are being substituted by, the acquirer, then no waiver or consent will be required of any participant to make effective, nor may any such participant object to, such assumption or substitution by the acquirer.
A change of control generally means:

•	the acquisition by a person or group of 20% or more of the Company’s voting securities;

•
the consummation of a reorganization, merger or consolidation pursuant to which the persons who were stockholders of the Company prior thereto do not thereafter own more than 50% of the voting power of the surviving corporation or a liquidation or dissolution of the Company or the sale or lease of all or substantially all of the assets of the Company; or

•
the persons who constitute the Board of Directors as of the date of the 2015 Plan ceasing to constitute a majority of the Board, provided that any Director subsequent to the date of the 2015 Plan whose election was approved by the Board will generally be considered as though such person has been a member of the Board since the inception of the 2015 Plan.

To the extent required to avoid the adverse tax consequences under Section 409A of the Code, a change of control shall be deemed to occur only to the extent it also meets the requirements for a change in control event for purposes of Section 409A of the Code.
Clawback. All awards under the Plan will be subject to recovery or clawback as required under any applicable currently effective or subsequently adopted law or rule, or any policy adopted by the Company pursuant to such law or rule which provides for such recovery or clawback. The Company's current clawback policy applies to awards made under the Plan and provides that the Board may in certain cases reduce or cancel, or require recovery of, any executive officer's annual bonus or long-term incentive compensation award, or portions thereof, if the Board determines that such award should be adjusted because the executive officer has engaged in intentional misconduct that has led to a material restatement of the Company's financial statements. See page 28.
Noncompetition and Other Provisions. The Committee may establish forms of award certificates or agreements which set forth terms or conditions, which may include confidentiality, noncompetition, nonsolicitation or other restrictive covenants or other provisions. Historically, we have required executives to enter into noncompetition, nonsolicitation and confidentiality agreements as a condition of all equity awards.
Additional Six Month Holding Period. Awards under the Plan generally are not transferable until fully vested. Moreover, unless otherwise determined by the Committee, shares of common stock issued in satisfaction of performance shares or RSUs to any participant that is subject to Section 16 of the Securities Exchange Act of 1934, as amended, may not be transferred for a period of six months.
Section 162(m) Limitations. For purposes of complying with Section 162(m) of the Internal Revenue Code, the 2015 Plan limits the maximum number of performance shares which may be awarded to any individual for any fiscal year to 2,000,000 shares (subject to anti-dilution provisions). This maximum is not intended to reflect the anticipated level of future awards. By comparison, Mr. Farr’s most recent triennial award was 475,000 performance shares to be earned over a four year performance period.
Miscellaneous. The Committee may amend the Plan, except that no amendment may be made without stockholder approval if such amendment would increase the aggregate number of shares granted or securities issued under the 2015 Plan, or would, by applicable rule or law, require such approval. The Plan has a ten year term from stockholder approval (unless earlier terminated), but the termination will not affect any awards with performance or restriction periods which extend beyond such date.

Federal Income Tax Consequences. The following is a summary of certain tax consequences under U.S. federal income tax law as of the date of this proxy statement. It is not intended to be a complete discussion of all tax consequences. Participants should consult with their own tax and legal advisors. Participants will be subject to applicable statutory withholding.
Performance Shares. Generally, a participant will not recognize taxable income upon the grant of performance shares. When stock or cash is issued in settlement of performance shares, a participant will generally realize ordinary income equal to the fair market value of the stock and cash issued with respect to the performance shares. Subject to the Section 162(m) deduction limitations described below, the Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to the performance shares.
Restricted Stock. Unless the participant makes an election under Section 83(b) of the Code, restricted stock will not be taxable when awarded, and the Company will not be entitled to a deduction at such time. Any dividends paid to the participant prior to the lapsing of restrictions are taxable compensation income to the participant and, subject to the deduction limits of Section 162(m) described below, we will be entitled to a corresponding deduction. When the restrictions lapse, the participant will be treated as receiving taxable compensation in the amount equal to the difference between the fair market value of the shares on such date and the purchase price paid for the restricted stock, if any, and, subject to the Section 162(m) deduction limitations described below, the Company will be entitled to a corresponding deduction.
Alternatively, a participant may elect, pursuant to Section 83(b) of the Code, immediate recognition of income at the time of receipt of restricted stock (but not restricted stock units). If the election is made within 30 days of the date of grant, the participant will recognize the difference between the fair market value of the restricted stock at the time of grant and the purchase price paid for the restricted stock, if any, as income, and we will be entitled to a corresponding deduction. Any change in the value of the shares after the date of grant will be taxed as a capital gain or loss only if and when the shares are disposed of by the participant. Dividends paid with respect to these shares will not be deductible by us. A Section 83(b) election is irrevocable. If this tax treatment is elected, and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.
RSUs. A participant does not recognize taxable income on the grant of RSUs, but does recognize ordinary income when shares are delivered in settlement of the units. The amount of this ordinary income will be the fair market value of the shares on that date of any shares delivered, plus the amount of cash paid. Any dividends paid on the restricted stock units are also taxable as compensation income upon receipt. Subject to the deduction limitations of Section 162(m) described below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of RSUs.
Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a “covered employee” from our Company, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including “qualified performance-based compensation,” are disregarded for purposes of the Code Section 162(m) deduction limitation. Performance shares under the 2015 Plan are intended, but are not required, to be structured to qualify as “qualified performance-based compensation” under Section 162(m). Stockholder approval of the material terms of the performance goals with respect to such awards is required, however, in order for the awards to constitute “qualified performance-based compensation,” among other requirements. Approval of the 2015 Plan constitutes approval of the material terms for purposes of Section 162(m). The Company intends to grant awards that are qualified performance-based compensation, but is not required to do so.
Section 409A. Section 409A of the Code regulates the time and form of payment of nonqualified deferred compensation. Certain awards provided under the 2015 Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A. While it is our current intent to have awards either be exempt from or comply with the requirements of Section 409A, there can be no assurance that awards made under the 2015 Plan will satisfy those requirements. In the event that an award is subject to Section 409A, but does not satisfy the requirements of Section 409A, then the affected participant may be subject to immediate income inclusion of the deferred amounts, an additional 20% tax on amounts deferred, as well as interest on such amounts from the date when such amounts became vested.
Sections 280G and 4999. In the event that certain compensation payments or other benefits received by “disqualified individuals” (as defined in Section 280G of the Code) under the 2015 Plan cause or result in “excess parachute payments” (as defined in Section 280G of the Code and the regulations promulgated thereunder) then, pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by our Company. In addition, Section 4999 of the

Code generally imposes a 20% excise tax on the amount of any such excess parachute payment received by such a disqualified individual.

Committee Determination. In approving the 2015 Plan, the Committee considered the above factors, including the importance of continuing the Company’s long-standing successful compensation program, the number of shares relative to our peers and anticipated grant practices. The Plan design and terms were reviewed by the Committee’s independent, third party consultant and the results of that review were presented to and discussed by the Committee.
New Plan Benefits. No determination has been made with respect to the grant of any awards under the 2015 Plan. In addition, the benefits or amounts which would have been received by participants in the last completed fiscal year, if the plan had been in effect, are not determinable. Please see the Grants of Plan-Based Awards Table and the Outstanding Equity Awards Table on pages 33 and 34, respectively, for information about awards made to our named executive officers in the last year and currently held awards from prior years, including awards made under the 2006 Plan. Moreover, please see the discussion of the 2013 performance shares program for a discussion of the most recent performance share awards on page 25. On November 25, 2014, the closing market price of the Company's common stock was $65.70.
2006 Plan. Awards of performance shares and restricted stock are currently authorized under the 2006 Plan. As of November 14, 2014, the 2006 Plan had 3,919,661 shares remaining available for award under the Plan. The 2006 Plan will remain in effect, but after stockholder approval of the 2015 Plan no future awards will be made under the 2006 Plan to any executive officers, and therefore the new provisions in the 2015 Plan, including double-trigger vesting and clawbacks, will apply to subsequent awards to named executive officers. Because the 2006 Plan is already registered and/or grandfathered in various foreign jurisdictions continuing to use shares under the 2006 Plan in these jurisdictions will allow the Company to delay or forgo completely the costs of such foreign registration and compliance.

Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2015 INCENTIVE SHARES PLAN.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2014:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	19,800,105	$54.19	18,916,573
Equity compensation plans not approved by security holders	—	—	—
Total	19,800,105	54.19	18,916,573
(1) Includes the Stock Option and Incentive Shares Plans previously approved by the Company's security holders, but does not include the 2015 Incentive Shares Plan. Included in column (a) are: (i) 13,908,460 reserved for outstanding stock option awards, (ii) 5,866,840 shares reserved for performance shares awards awarded in 2013 (of which 765,240 shares relate to payout at the 115% maximum payout versus the 100% target payout level), (iii) 22,180 reserved for outstanding restricted stock unit awards, and (iv) 2,625 shares which have been earned under prior performance share programs but for which participants elected to defer payment. As provided by the Company’s Incentive Shares Plans, performance shares awards represent a commitment to issue such shares without cash payment by the employee, contingent upon achievement of the performance objectives and continued service by the employee. The price in column (b) represents the weighted-average exercise price for outstanding options. Included in column (c) are: (i) 14,396,166 shares remaining available for award under the previously approved 2011 Stock Option Plan, (ii) 4,272,261 shares remaining available for award under the previously approved 2006 Incentive Shares Plan (not including the 765,240 shares related to payout at the maximum versus target payout level under the performance shares awarded in 2013), and (iii) 248,146 shares remaining available under the previously approved Restricted Stock Plan for Non-Management Directors.
Information regarding stock option plans and incentive shares plans set forth in Note 14 of Notes to Consolidated Financial Statements of the 2014 Annual Report is hereby incorporated by reference.

V. RE-APPROVAL OF THE PERFORMANCE MEASURES UNDER THE EMERSON ELECTRIC CO. ANNUAL INCENTIVE PLAN
The Company is asking stockholders to reaffirm the performance measures for the Annual Incentive Plan (the “Plan”) set forth below, as previously approved by the stockholders in 1995, 2000, 2005 and 2010. No amendments to the Plan are being requested. Stockholder approval is necessary for the Company to meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code.
Eligibility. Participants in the Plan are executive officers of the Company designated by the Compensation Committee of the Board of Directors (the “Committee”), which administers and interprets the Plan. Currently, five persons are eligible to participate in the Plan.
Performance Objectives. The Plan permits the Committee to structure annual cash incentive awards based on the attainment of specified performance objectives. Awards payable under the Plan are based solely on one or more of the following performance criteria: sales, earnings, earnings per share, pre-tax earnings and net profits, return on equity, and asset management (which includes cash flow). Performance objectives need not be the same with respect to all participants and may be established separately for the Company as a whole or for its various groups, subsidiaries and affiliates. Each of these performance criteria must be specifically defined by the Committee and may include or exclude specified items of an unusual or non-recurring nature.
Determination and Payment of Awards. No award may be paid to any participant if the applicable performance objectives are not achieved. Awards may not exceed $6 million per participant for any fiscal year. The Committee may exercise its discretion to decrease or eliminate, but not increase, the annual incentive award otherwise payable for that fiscal year. Awards are paid in a lump sum generally by November 30th, but in no event later than by December 15th, following the end of each fiscal year. Generally, a participant must be employed through the end of the fiscal year and on the date an award is payable to receive an award. In the event of early termination of employment, the Committee has discretion to determine whether any annual cash bonus award, or any part of it, would be paid, subject to satisfaction of pre-established performance conditions.
Plan Benefits. Awards under the Plan will be based on the Company’s and participants’ future performance and are therefore not presently determinable. The bonus awards paid under the Plan for fiscal 2014 are set forth in the “Bonus” column of the Summary Compensation Table at page 31 above. There were no other participants for fiscal 2014. If the material terms of the performance measures are not approved by the stockholders, payments that would have been made in the future pursuant to the Plan will not be made. The Committee may consider other terms for incentive compensation awards whether or not they qualify for deduction under Section 162(m).
Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RE-APPROVAL OF THE PERFORMANCE MEASURES UNDER THE ANNUAL INCENTIVE PLAN.

VI. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with its Charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for fiscal 2015. KPMG LLP served as the Company’s independent registered public accounting firm for fiscal 2014 and has been retained continuously as the Company’s external auditor for more than 50 years.
The members of the Audit Committee believe that the continued retention of KPMG LLP is in the best interests of the Company and its stockholders. The Audit Committee is asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.
The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the stockholders’ best interests.
The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from stockholders.

Board and Audit Committee Recommendation.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
VII. STOCKHOLDER PROPOSAL ON SUSTAINABILITY REPORTING
Certain stockholders have informed the Company that they intend to present the following proposal at the meeting:
SUSTAINABILITY REPORTING
RESOLVED
Shareholders request that Emerson Electric issue a sustainability report describing the company's environmental, social and governance (ESG) performance and goals, including greenhouse gas (GHG) reduction goals. The report should be available on the company website by September 1, 2015, prepared at reasonable cost, omitting proprietary information.
SUPPORTING STATEMENT

We believe tracking and reporting ESG practices makes a company more responsive to a global business environment characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting also helps companies better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities, develop company-wide communications, recruit and retain employees, and receive feedback.
Support for and the practice of sustainability reporting continues to gain momentum:

•	In 2013, KPMG found that of 4,100 global companies seventy-one percent had ESG reports.

•
The United Nations Principles for Responsible Investment has more than 1,200 signatories with over $45 trillion of assets under management. These members seek ESG information from companies to be able to analyze fully the risks and opportunities associated with existing and potential investments.

•
Carbon Disclosure Project (CDP), representing 767 institutional investors globally with approximately $92 trillion in assets, calls for company disclosure on Greenhouse Gas emissions and climate change management programs. Over two thirds of the S&P 500 now report to CDP.

Additionally, in 2014 the European Parliament adopted a directive requiring companies listed on any of the EU stock exchanges with over 500 employees to annually report "on [their] policies, risks and outcomes" on seven environmental and social topics. Emerson is affected by this regulation by being listed on the Frankfurt stock exchange.
While Emerson Electric responded privately to CDP in 2014 and has a corporate citizenship website that includes some short descriptions of programs and guiding principles, the company notably does not provide many evaluative metrics or publicly set goals by which to measure their performance "outcomes.” To contrast, General Electric, a main competitor, reports more than 10 ESG goals (several of which are quantitative and time bound) and publishes multiyear data on the company's progress.
Data on occupational safety and health, vendor and labor standards, waste and water reduction targets and product-related environmental impacts are important business considerations. Not managing these properly could pose significant regulatory, legal, reputational and financial risks.
Climate change is one of the most financially significant environmental issues currently facing Emerson's investors and customers. While Emerson delivers products that reduce energy use, information on how Emerson meets goals to manage and reduce its environmental and climate impacts are not disclosed.
Last year 38% of shares (excluding abstentions) voted in favor of this resolution, a substantial level of support that management should not ignore.
We recommend that the report include a company-wide review of policies, practices and metrics related to ESG performance. The GRI index could be a helpful checklist for guidance.

The Company will provide to stockholders the names and addresses of the proponents and the number of shares of Emerson stock held by them promptly upon receiving an oral or written request therefor.
Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.
The Emerson Board of Directors recognizes a strong responsibility to address the environmental and social impact of Emerson’s businesses. It also requires that the Company’s wide range of environmental stewardship and community actions is disclosed. These disclosures, along with the Company’s social and governance principles, practices, and initiatives, can all be found at www.Emerson.com, under Corporate Governance and Corporate Citizenship in the Investor Relations section, where details are provided in the following areas:

•	High standards for business and personal ethics in the Company’s Ethics Handbooks;

•
Key technologies in each of Emerson’s businesses that help customers achieve their environmental goals, including those of greater energy efficiency, and minimizing waste and emissions in a broad spectrum of critical industries which include data centers and telecommunications, oil and gas, and climate control;

•
Internal initiatives and programs, including training, plant upgrades and monitoring, aimed at achieving environmental goals across our operations, and implementation of energy-saving technology in our manufacturing facilities;

•	Environmental compliance oversight through our audit program;

•	A commitment to human rights, and compliance with local wage and labor regulations and practices;

•	Efforts to develop and manage a responsible global supply chain, including our Supplier Code of Conduct;

•
Contributions to the community through charitable donations, support for local education programs globally, and our continued efforts to facilitate growth and development in the communities in which we operate and throughout the developing world.

A proposal similar to the current one was presented to Emerson stockholders at each of the Company’s last four Annual Meetings and failed to pass, receiving approximately 30-35 percent of the vote at each meeting. The current proposal, as did the prior proposals, requests that the Company use its resources to produce a detailed written report, based on the Global Reporting Initiative guidelines, to describe the Company’s environmental, social, and governance performance and goals. These guidelines span 94 pages, with an accompanying manual of 266 pages - over 350 pages of disclosure items in total.

A report prepared in accordance with these guidelines would require extensive and detailed scientific and technical analyses, demanding substantial funds and time. We believe that these resources would be better directed toward productive activities that will grow our businesses, improve our own environmental footprint, and provide better, more efficient products to our customers, all of which serve to benefit our shareholders, the environment and the communities in which our employees and customers live and work.

Our Climate Technologies business is a good example of how we are using our funds to help the environment and create shareholder value. This year, Ed Purvis, the leader of Emerson Climate Technologies, announced its 2015 environmental stewardship initiatives from the White House, where he and other members of his team were meeting on environmental stewardship with energy officials. These initiatives seek to improve the efficiency of heating, ventilation, air conditioning and refrigeration products. They include efforts to move away from refrigerants detrimental to the ozone, raise air conditioning and refrigeration equipment energy efficiency, and develop technologies that are not only more energy efficient, but also decrease global warming potentials.

Emerson has committed to dramatically expand its line of products using carbon dioxide, a natural and energy-efficient refrigerant, and will soon launch a full line of compressors and controls using refrigerants that are 50 percent lower in global warming potentials than current options. We also plan to roll out new Copeland Scroll™ compressors for supermarkets and convenience stores that are 15 percent more efficient than existing compressors and that will be compatible with low global warming potential refrigerants. In addition, Emerson’s variable speed technology has led to a significant increase in energy efficiency and an indirect decrease in global warming potentials because it allows air conditioning units to work only as hard as the indoor environment requires.

Moreover, Emerson is investing nearly two-thirds of its research and development resources on development of low-global warming potential and energy-efficient products and will increase its investment in 2015 with the opening of its new global innovation center in Dayton, Ohio. The center will focus on ways to solve energy and environmental challenges affecting everything from homes to data centers. The initiatives within the Climate Technologies business go beyond government directives and standards, demonstrating Emerson’s leadership in environmental stewardship, efficiency and innovation.

In short, the Board of Directors of the Company believes that its current disclosures, along with the Company’s public filings and news releases, provide shareholders and other constituencies with a broad view of Emerson’s robust environmental, social, and governance practices. These also set forth clearly the environmental and social benefits Emerson provides through its products and community involvement. While additional disclosure advocated by the proponents will not provide measureable benefits to the environment, our shareholders, employees, or the communities we serve, it will cause direct and measurable increases in the costs to serve our customers.
Recommendation
FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST APPROVAL OF THE STOCKHOLDER PROPOSAL ON SUSTAINABILITY REPORTING.

VIII. STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS REPORTING
Certain stockholders have informed the Company that they intend to present the following proposal at the meeting:
Resolved, that the shareholders of Emerson Electric ("Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.The identity of the recipient as well as the amount paid to each; and

b.The title(s) of the person(s) in the Company responsible decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company's website.
Payments used for lobbying are not encompassed by this proposal.
Supporting Statement
This proposal received a 47% vote at the company's 2014 annual meeting.
Long-term shareholders of Emerson Electric support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.
Disclosure is in the best interest of the company and its shareholders, while gaps in transparency and accountability may expose the company to risks that could threaten long-term shareholder value. The Supreme Court's Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."
Emerson Electric contributed almost $1 million in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org) However, our Company ranked near the bottom of the 2013 CPA-Zicklin Index of Corporate Political Accountability and Disclosure, which rated the top 200 of the S&P 500 companies, scoring just seventeen out of 100 points.
Relying on publicly available data does not provide a complete picture of the Company's political spending. For example, the Company's payments to trade associations or any "social welfare organizations" - organized under the 501(c)4 section of the IRS codes - used for political activities are undisclosed and unknown. At many companies, management does not know how third-party groups use corporate money politically. This proposal asks the Company to disclose all of its political expenditures, including payments to trade associations and other tax-exempt organizations. This governance reform would bring our Company in line with peers like Cummins, Illinois Tool Works, Schlumberger and United Technologies.
The Company's Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets

The Company will provide to stockholders the names and addresses of the proponents and the number of shares of Emerson stock held by them promptly upon receiving an oral or written request therefor.

Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.
The Company's Board of Directors believes that the Company's current approval and compliance procedures are sufficient to ensure accountability and that the proposal is not necessary and is not in the interests of Emerson or its stockholders. In our opinion, there is already a very high level of disclosure available on our website at www.emerson.com, Investor Relations, Corporate Governance, including disclosures added in 2014 detailing the Company’s contributions to candidates and causes. We believe that more extensive disclosure, including information on trade association participation, works to our competitive disadvantage, may be susceptible to misuse and may not even be possible given that some of the information sought is in the hands of third-parties.
Emerson believes strongly that:

•	Our operations are affected by the actions of elected officials;

•	It can be in Emerson’s best interests to participate in the political process;

•	Our current approval and compliance procedures ensure accountability and compliance with law; and

•	The existing high level of disclosure informs stockholders of the Company’s political activities.
Below are summaries of the Company’s policies and procedures for determining political candidate and Political Action Committee spending and for disclosing those contributions.
Approval and Compliance Procedures
The Corporate Governance and Nominating Committee of the Board of Directors oversees all political spending by the Company and its political action committees, establishes an annual limit on Company expenditures to support state and local political candidates, as well as those for campaigns, ballot issues and bonds, and receives an annual report of all political spending by the Company and its political action committees. The Company's limited political contributions are subject to significant approval and compliance procedures. These procedures ensure that contributions are only made when determined to be in the best interests of the Company and where management has determined that they will be an effective use of Company resources.
For example, in accordance with federal law, political contributions to candidates and parties at the federal level are made only by our federal political action committee; direct giving by the Company to federal candidates is prohibited. Any political contributions by either our federal or state political action committee are approved by the board of directors of the PAC, and are monitored by the Company's government affairs department in Washington, D.C. Moreover, political contributions are subject to extensive legal rules and regulations. Where corporate funds are used for making state and local political contributions, it is done so only in strict accordance with applicable law. The political action committee boards retain counsel to ensure compliance with applicable laws and regulations and they each undergo an independent annual audit and legal review.
Disclosure
The proponents request that we disclose our policies and procedures for making contributions to participate or intervene in political campaigns or influence the public with respect to an election. The proponents also request that we identify recipients and amounts paid and the titles of persons involved in decision-making. We believe that our disclosures already address these concerns.
Policies and Procedures for Making Political Contributions
Our political contributions webpage was added in 2014 and is located at www.emerson.com (click on Investor Relations, Corporate Governance, Political Contributions). It summarizes our policies and procedures on political contributions, including oversight, compliance with law, the selection process and the criteria for contribution decisions.
For example, we disclose that:
Emerson participates in the political process through the Company's federal and Missouri political action committees and direct Company contributions. Emerson and the Emerson political action committees are non-partisan. Contributions are made to a variety of political candidates and causes to promote the Company's objectives and to support pro-manufacturing, pro-business and pro-economic growth policies. Issues important to Emerson include trade, taxes, energy, healthcare, environment and legal liability, to name but a few.

Both the Company and the political action committee boards base their contribution decisions on what they believe to be the best interests of the Company. They consider the views, quality and effectiveness of the candidate, organization or cause, and whether the candidate or cause is likely to succeed. They also review organizations and individuals associated with the proposed recipients to determine whether the positions taken by those organizations or individuals could be inconsistent with Emerson’s interests.
Emerson Contributions
For direct Emerson contributions, we disclose who initially reviews potential contributions, the additional review of our General Counsel and final authorization from our CEO. We also disclose our annual spending limit and the amount contributed in fiscal 2013, including identifying recipients.
For example, we disclose the following:
As part of its oversight role for Company political activities, the Board Corporate Governance and Nominating Committee oversees policies and practices related to the Company’s political spending. The Committee approves an annual contribution limit on expenditures to support state and local political candidates, as well as those for campaigns, ballot issues and bonds. The annual contribution limit is $1,000,000. The Committee receives a report annually on all of the Company's political spending.
All Company political expenditures are initially reviewed by Emerson’s Government Affairs office in Washington, DC. Proposed contributions are then reviewed by the office of the General Counsel to assure legal compliance. Final authorization from the Chief Executive Officer is then required.
U.S. law prohibits companies from contributing to candidates for federal office, but many states allow corporate contributions to state and local candidates, political organizations and ballot issues.
For fiscal 2013, Emerson contributed $122,000 to state and local political candidates, and federal, state and local campaigns and ballot issues and bonds. The recipients and amounts of those contributions are detailed in our Political Contributions Report.
PAC Contributions
We also disclose information about our federal PAC, the Emerson Responsible Government Fund, and our Missouri PAC, the Emerson Missouri Responsible Government Fund. The federal and Missouri PACs are separate and nonpartisan. The federal PAC is a voluntary fund supported by contributions from Emerson employees and retirees who elect to participate in the political process by pooling their resources to support candidates who share the values and goals of the Company. The Missouri PAC is funded by Company contributions and supports candidates in Missouri.
Among other things, our website discloses information about the review process for making contributions, including outside counsel review and review by separate boards. We also provide reports and links that provide additional detail on contributions to the PAC. For example, we disclose that in fiscal 2013 Emerson contributed $37,500 to the Missouri PAC.
PAC Disbursements
In addition to our voluntary disclosure, we disclose our political contributions in strict compliance with applicable laws and regulations. We disclose our federal and Missouri PAC activities in reports regularly filed with the Federal Election Commission and the Missouri Ethics Commission, as required by law. These reports include the names of candidates and amounts given. The federal PAC reports are publicly available at www.fec.gov and the Missouri PAC reports are publicly available at www.mec.mo.gov.
Other Disclosures
We also provide information on our trade association and lobbying activities on our website at www.emerson.com, Investor Relations, Corporate Governance, Trade Associations and Lobbying.
Recommendation
FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST APPROVAL OF THE STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS REPORTING.

IX. STOCKHOLDER PROPOSAL ON LOBBYING REPORTING
Certain stockholders have informed the Company that they intend to present the following proposal at the meeting:

Whereas,
Investors rely on information provided by Emerson Electric ("Emerson") to evaluate goals and objectives, therefore, have a strong interest in full disclosure of the company's lobbying to assess whether this activity is consistent with its expressed goals, is in the best interests of shareholders, and supports long-term value.
Resolved, Emerson shareholders request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Emerson used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Emerson's membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 and 3 above.
For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Emerson is a member.
Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state, and federal levels. Neither "lobbying" nor "grassroots lobbying communications" include efforts to participate or intervene in any political campaign or to influence the general public, or any segment thereof, with respect to an election or referendum.
The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Emerson's website.
Supporting Statement
Investors are increasingly concerned about how companies are lobbying at the federal, state and local levels, including indirect lobbying through trade associations and involvement with tax-exempt organizations.
Emerson serves on the board of the Chamber of Commerce, which is characterized as "by far the most muscular business lobby group in Washington" ("Chamber of Secrets," Economist, April 21, 2012), having spent more than $1 billion on lobbying since 1998. Emerson does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Emerson's long-term interests.
Emerson spent approximately $1.38 million in 2012 and 2013 on direct federal lobbying activities, according to disclosure reports. These figures may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition, and do not include lobbying expenditures to influence legislation at the state level. Furthermore, Emerson does not disclose memberships in or contributions to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council.
This proposal received nearly 42% support in 2014. We encourage the Board to require comprehensive lobbying disclosure.

The Company will provide to stockholders the names and addresses of the proponents and the number of shares of Emerson stock held by them promptly upon receiving an oral or written request therefor.

Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.
The Company’s Board of Directors believes the Company’s current approval and compliance procedures are sufficient to ensure accountability and that the proposal is not necessary and not in the interests of Emerson or its stockholders. There is already public disclosure available regarding the Company’s lobbying activities and trade association expenditures on the trade associations and lobbying page of our website at www.emerson.com, Investor Relations, Corporate Governance, Trade Associations and Lobbying. We believe that more extensive disclosure works to our competitive disadvantage, may be susceptible to misuse, and may not even be possible given that some of the information sought is in the hands of third-parties.
Emerson believes strongly that:

•	Our operations are affected by regulation and public policy decision making;

•	It can be in Emerson’s best interests to engage in lobbying;

•	Our current approval and compliance procedures ensure accountability and compliance with law;

•	We may not support all of the lobbying goals of trade associations we participate in and therefore undue disclosure would not be an efficient use of our resources and may be misleading; and

•	The level of existing disclosure informs stockholders of the Company’s lobbying and trade association activities.
Below are summaries of the Company’s policies and procedures for determining lobbying and trade association spending and for disclosing those contributions.
Approval and Compliance Procedures
The Company's limited lobbying efforts are subject to a significant internal governance framework. Our Corporate Governance and Nominating Committee of the Board of Directors oversees Company lobbying expenditures, and receives an annual report of dedicated Company lobbying expenditures. The Company undertakes a regular internal review and approval process for dedicated lobbying expenditures to ensure expenditures are in the best interests of our business and our stockholders. All Company lobbying activities are conducted in accordance with law and reported as required.
Additionally, Emerson has formalized its expectations of all employees in the Emerson Business Ethics Program, a copy of which is available on Emerson's website. The Business Ethics Program is a set of policies and practices that defines standards for every Emerson employee in his or her business practices. Emerson's Business Ethics Program details the Company's and each employee's obligation to conduct lobbying, and all other business efforts, in a legal and ethical manner. Emerson's leaders regularly communicate the roles and responsibilities of all employees on the full scope of ethics-related issues, including compliance with the laws, rules and regulations, and accepted practices of each country in which we do business.
Disclosure
The proponents request that we disclose our policies and procedures governing lobbying, payments for lobbying (including amounts and recipients), membership in and payments to tax-exempt organizations that write and endorse model legislation and a description of our decision making process and oversight by management.
As discussed above, Emerson discloses its policy that lobbying activities must be conducted in accordance with law and reported as required. Moreover, Emerson’s limited lobbying is subject to our governance framework, including oversight by the Corporate Governance and Nominating Committee and management, as discussed above.
Moreover, in 2014, we voluntarily added a trade associations and lobbying expenditures webpage to our website at www.emerson.com (click on Investor Relations, Corporate Governance, Trade Associations and Lobbying). This webpage discloses the purpose and limited nature of our lobbying expenditures. Moreover, this webpage provides easy access to our lobbying disclosure act filings, including recipients and amounts to the extent required by law, for the last 18 months. Furthermore, as discussed above, we have significantly increased our voluntary disclosure regarding political contributions.
Additional Disclosure
In addition to our voluntary disclosures, lobbying activities are subject to comprehensive regulation at both the federal and state levels. We are in full compliance with all laws governing lobbying activities, including the Lobbying Disclosure Act and Honest Leadership and Open Government Act, which require reporting on lobbying activities and certification of compliance with Congressional gift rules. We file quarterly reports with the federal government that disclose our lobbying expenditures and detail our lobbying activities, the entities we lobbied, and the subject matters upon which we lobbied. These reports are publicly available at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm and http://lobbyingdisclosure.house.gov/. State lobbying activities are also subject to extensive registration and disclosure requirements, and such reports are publicly available through the applicable state authorities.
Trade Associations
Like many companies, we participate in industry trade organizations to enhance our industry's public image, best practices and standards, and products and technologies. We pay dues or make contributions to these organizations which are not necessarily related to their lobbying efforts. While we generally support the goals of these organizations, they may also engage in legislative activity. We do not necessarily support all of their lobbying efforts or political goals. These organizations operate independently of their members. As a result, disclosure of general contributions to such organizations may overstate our connection to their lobbying activities and would not provide our stockholders with greater understanding of our strategies or philosophies and, in fact, may be misleading. Furthermore, support for these organizations is often determined at the business unit level, rather than directed at the corporate level, and therefore compiling information regarding every trade organization to which any Emerson business unit may have made a payment, no matter how small the amount, would be of little or no benefit to our shareholders and be an inefficient use of Company resources.
Recommendation
FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST APPROVAL OF THE STOCKHOLDER PROPOSAL ON LOBBYING REPORTING.

X. VOTING
Shares may be represented by proxy at the meeting by completing and returning the proxy card or voting by telephone or by Internet. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2015 Annual Meeting is required to elect Directors, to approve the Company’s executive compensation, to approve the Emerson Electric Co. 2015 Incentive Shares Plan, to re-approve the performance measures under the Emerson Electric Co. Annual Incentive Plan, to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015, to approve the stockholder proposals and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked or voted “withhold authority” with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted “abstain” on the proposal to approve the Company’s executive compensation, the proposal to approve the Emerson Electric Co. 2015 Incentive Shares Plan, the proposal to re-approve the performance measures under the Emerson Electric Co. Annual Incentive Plan, the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015, or on the stockholder proposals, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposal to approve the Company’s executive compensation, against the proposal to approve the Emerson Electric Co. 2015 Incentive Shares Plan, against the proposal to re-approve the performance measures under the Emerson Electric Co. Annual Incentive Plan, against the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015, against the stockholder proposals and against such other matters, respectively. In addition, on the proposal to approve the Company’s 2015 Incentive Shares Plan, the rules of the New York Stock Exchange require approval by a majority of votes cast.
If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters. Please note that previously, brokers were allowed to vote uninstructed shares in uncontested director elections or with regard to certain executive compensation matters. However, brokers now can no longer vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.
The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, except proxies which are marked to deny discretionary authority.

XI. STOCKHOLDERS’ PROPOSALS
Proposals of stockholders intended to be presented at the 2016 Annual Meeting scheduled to be held on February 2, 2016, must be received by the Company by August 14, 2015 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. In order for a stockholder to nominate a candidate for Director, under the Company’s Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the meeting, i.e., between October 5 and November 4, 2015 for the 2016 Annual Meeting (but if the Company gives less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The stockholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described above in this paragraph for notice of nomination of a candidate for Director. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.
In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any stockholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.Emerson.com, Investor Relations, Corporate Governance, Bylaws.

XII. MISCELLANEOUS

Householding of Proxies
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
You may request to receive promptly at any time a separate copy of our annual report or proxy statement, by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company’s annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197.

Additional Filings
The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed as follows: www.Emerson.com, Investor Relations, SEC filings. Information on our website does not constitute part of this proxy statement.

APPENDIX A

EMERSON DIRECTOR INDEPENDENCE STANDARDS
In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. (“Emerson”). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:
1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;
2. The Director is not a partner or employee of Emerson’s independent auditor, and no immediate family member of the Director is a partner of Emerson’s independent auditor, or is employed by such auditor and personally works on Emerson’s audit, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson’s independent auditor and has personally worked on Emerson’s audit within that time;
3. Neither the Director nor any immediate family member of the Director was employed as an executive officer by any company at the same time any Emerson executive officer served as a member of such company’s compensation committee within the preceding three years;
4. Neither the Director, nor any member of the Director’s immediate family received in any twelve-month period during any of Emerson’s last three fiscal years direct compensation in excess of $120,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;
5. If the Director is an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;
6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;
7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson’s senior management or any immediate family member of a member of Emerson’s senior management, the amount of such payments is less than the greater of 2% of such entity’s annual revenues or $1,000,000 during Emerson’s current fiscal year;
8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm’s annual revenues or $1,000,000 during Emerson’s current fiscal year;
9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson’s discretionary contributions to such organization are less than the greater of two percent of such organization’s total annual charitable receipts or $1 million; (ii) Emerson’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;
10. The Director’s ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;
11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and
12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.
If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

A - 1

APPENDIX B

EMERSON ELECTRIC CO.
2015 INCENTIVE SHARES PLAN

1. PURPOSE. The 2015 Incentive Shares Plan (the “Plan”) of Emerson Electric Co. (“Emerson” or the “Company”), is a part of a continuing program of key executive compensation authorized by the Board of Directors of the Company (“Board”) on April 5, 1977. On that date the Board approved an initial performance shares plan which anticipated that it would be supplemented by a further similar plan or plans, and subsequently it was supplemented by the Company's 1981 Performance Shares Bonus Plan, the 1985 Performance Shares Bonus Plan, the Incentive Shares Plan adopted in 1988, the Incentive Shares Plan adopted in 1993, the Incentive Shares Plan adopted in 1997 and the Incentive Shares Plan adopted in 2006. This Plan, a continuation of the initial plan, the 1981 Plan, the 1985 Plan, and the 1988, 1993, 1997 and 2006 Incentive Shares Plans has, as its purpose, to benefit the Company by increasing motivation on the part of its management employees in senior executive positions who are materially important to the development of the Company's business, by creating an incentive for them to remain in the employ of the Company and to work to the very best of their abilities for the achievement of the Company's strategic growth objectives. This purpose is intended to be accomplished under the Plan by granting Incentive Shares with respect to the Company's Common Stock (“Common Stock”) to such key employees (in addition to their annual cash compensation, including extra salary payments) which, if performance objectives and/or service requirements with the Company are achieved, will permit them to share in the Company's success.

2. PARTICIPANTS. Participants in the Plan shall be key employees of the Company, its subsidiaries, or any other entities in which the Company has a significant equity or other interest as determined by the Committee, as defined in Section 10 (the “Committee”) (such other entities hereinafter referred to as “affiliates”), or of any subsidiary of its subsidiaries or affiliates, who may, but need not be, officers of the Company or of its subsidiaries, affiliates or divisions, who are determined by the Committee, in its discretion, to be senior management employees important to the growth of the Company, and to whom the Committee shall make any award under the Plan.

3. SHARES COVERED BY THE PLAN. The total number of Shares covered by the Plan shall be 12,000,000 shares of Common Stock as presently constituted. This number shall be adjusted to reflect subsequent stock dividends, extraordinary cash dividends, recapitalizations, mergers, consolidations, stock splits, spin-offs, split-offs, split-ups, combinations, exchange of shares, spin-outs, reverse stock splits and similar matters affecting outstanding shares of Common Stock. Shares not exceeding this number may be awarded as Performance Shares, Restricted Shares or Restricted Stock Units, each as hereinafter defined (collectively, “Incentive Shares”), in the discretion of the Committee. In the event any award of Shares under this Plan is cancelled, forfeited, terminated or otherwise expires (“cancelled”) on account of termination of a Participant's employment, failure to meet performance objectives, or for any other reason, the Committee may again award the Shares cancelled to an existing or new Participant. In the event any Shares are tendered or withheld in satisfaction of any tax withholding requirement, such Shares tendered or withheld will not be available again under the Plan. Shares subject to awards granted under the Plan through the settlement, assumption or substitution of outstanding awards, or through obligations to grant future awards, as a condition of the Company acquiring another entity (“Acquisition Award”) shall not reduce the maximum number of shares available for delivery under the Plan.

4. PERFORMANCE SHARES; PERFORMANCE PERIOD; PERFORMANCE OBJECTIVES. The Committee, in its discretion, may award all or any part of the Shares covered by the Plan as units representing Performance Shares. The maximum number of Performance Shares which may be awarded to any individual for any fiscal year shall be 2,000,000 shares (subject to the anti-dilution provisions in Section 3). Any award of Performance Shares to a Participant for a specified performance period under the Plan which is cancelled as provided in Section 3 shall continue to be counted against the maximum number of Performance Shares which may be granted to such Participant for such period. Performance Shares shall not be issued at the time of award, but the award of units shall represent the right to receive payment (as determined by the Committee pursuant to Section 6 hereof) if one or more specified performance objectives are achieved. The performance objectives may be established from time to time by the Committee. Performance objectives need not be the same in respect of all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates, all as the Committee may determine, in its discretion. The performance objectives shall be established at the beginning of the applicable performance period and shall be based upon one or more of the following criteria: sales, profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, pre-tax earnings, earnings, net earnings, any related margins, earnings per share, asset management, cash flow, operating cash flow, free cash flow, days sales outstanding, days payables outstanding, inventory turnover, return on total capital, return on equity, total stockholder return, share price, acquisition and divestiture performance, development and achievement of strategic business objectives, customer satisfaction, new product introductions and performance, cost reductions, manufacturing efficiency, delivery lead time performance, research and development achievements, market share, working capital and geographic expansion.

The performance criteria may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards, or other extraordinary events causing dilution of or diminution in the Company's financial results, all as the Committee may deem necessary or desirable to accomplish the purposes of the performance program. Except in the case of Acquisition Awards or as provided in Section 12 hereof, the performance period for which achievement of any performance objective shall be determined shall not be less than three years. Performance periods may overlap. Awards of Performance Shares may be conditioned on the Participant's continued employment by the Company or a subsidiary or affiliate over the performance period or in any other manner the Committee may determine.

5. PERFORMANCE SHARE AWARDS. Performance Share Awards shall be made pursuant to performance programs as follows:

(a) Performance Programs; Initial Grants. After the approval of this Plan by the Board, the Committee shall, in accordance with Section 4, establish one or more performance programs each with a specified objective or objectives and a specified performance period over which the specified objective or objectives are targeted for achievement. Participants may be awarded Shares in any one or more of the performance programs. In making its determination of who shall be Participants in any performance program the Committee shall take into account such factors as the Participant’s level of responsibility, job performance, potential for growth, level and types of compensation and such other factors as the Committee deems relevant.

(b) Subsequent Awards. During the performance period of a performance program, additional Performance Shares may be awarded (subject to the maximum number provided for above) in the discretion of the Committee, either (i) to new Participants in the performance program or (ii) if circumstances of significant promotion or additional responsibility so warrant, to any one or more of the initial Participants in the performance program; provided that for awards intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), such awards may be made only to the extent consistent with Section 6 hereof and Section 162(m) of the Code.

(c) Notice of Awards. Upon the making of any award by the Committee, the Participant shall be advised of the number of Performance Shares awarded and of the terms of the award.

6.  PERFORMANCE SHARE PAYMENT.  The Committee has the authority to select appropriate performance objectives, from the objectives set forth in Section 4, and applicable performance targets for each performance program.  At the time it establishes the performance targets the Committee shall establish the formula or other methodology for determining the portion of Performance Shares that will be earned based on the level of achievement of the performance target or targets, including the setting of any minimum or maximum payouts for any target objective in any performance period.

After the completion of a performance period, the Company’s performance shall be measured against the performance targets, and the Committee shall determine what portion of a Performance Shares award was earned based on the established formula or other methodology. The Committee may not make any payout greater than the amount earned under the established formula or methodology.  Payout shall be in an amount equal to the market value of one share of Common Stock on the date the Committee determines the level of achievement of the applicable performance target (following the expiration of the applicable performance period), multiplied by the number of Performance Shares earned. The Committee may not otherwise increase the amount of payment that would be paid upon attainment of a performance objective. The Committee may, in its absolute discretion and where determined to be in the best interests of the Company, adjust downward the amount paid out pursuant to an earned award.  For the purposes hereof market value as of any date shall be the value as of said date as reasonably determined by the Committee.

Payment amounts may be paid in shares of Common Stock and cash, or in any combination thereof as determined by the Committee; provided, however, that in no event shall the aggregate number of shares of Performance Shares for which payment is made, plus the number of Restricted Shares and Restricted Stock Units which are not cancelled, exceed the number specified in Section 3 (or as said number may be adjusted as provided in Section 3).

7. TIME OF PAYMENT. Subject to the provisions of this Section 7, distribution of amounts earned by a Participant, based on the level of achievement of the applicable target performance objective, shall be made no later than the March 15 of the calendar year following the year after the Performance Shares have been earned based on the level of achievement of the applicable performance objectives, unless payment of the Performance Shares is subject to specified vesting conditions after attainment of the performance objective(s), in which case payment shall be delayed until such vesting conditions have been satisfied and shall be made within 60 days thereafter. Notwithstanding the foregoing, the Committee may provide, in its discretion at the time of the award or otherwise in accordance with Section 409A of the Code, for a fixed date upon which any additional vesting conditions must be satisfied and that, in the event the Committee later determines to allow payment pursuant to Section 8 on account of retirement, death, disability or otherwise, such Performance Shares shall be paid on the same date that such shares would otherwise have been paid if such additional vesting conditions had been satisfied, or for such other time of payment as the Committee shall determine at the time of the award, provided that such time of payment shall meet the requirements of Section 409A of the Code. The Committee may, in its discretion, require or permit Participants to elect to defer the payment of Performance Shares, and any dividend equivalents associated therewith, under such rules and procedures as it may establish under this Plan, an award agreement, or such other program as it may establish for such purpose.

8. CONDITIONS TO PAYMENTS. Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment on Performance Shares awarded, must be in the employ of the Company or a subsidiary or affiliate of the Company (or a subsidiary of a subsidiary or affiliate) on the expiration of the relevant performance period and upon the date of payment (or the date payment would have otherwise occurred but for a deferral election), and must have been continuously in the employ of the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) from the date of the award of the Performance Shares except for leaves of absence which may be approved by the Committee. No vested interest in any payment under the Shares shall accrue during the term of the performance period and no payment in respect of the Shares shall be required to be made to any Participant whose employment with the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) is terminated, with or without cause, prior to the time such Participant is entitled or would have otherwise been entitled to receive a distribution hereunder but for a deferral election; provided, however, (a) that if a Participant in the Plan retires upon the attainment of age 65 prior to the time such Participant is to receive distribution (or would have received such distribution but for a deferral election) on any Performance Shares awarded, the amount of payment to such Participant shall be determined based on the level of achievement of the performance objectives as determined at the end of the performance period and pro-rated in such manner as the Committee shall reasonably determine, and (b) that the Committee, in its absolute discretion, may provide, subject to the level of achievement of the performance objectives as determined at the end of the performance period, for such pro-rata or other payment (or no payment), as it may determine, to a Participant whose employment terminates (on account of death, disability or otherwise) prior to the time the Participant is entitled to receive distribution of Performance Shares and prior to the Participant's retirement at age 65. If termination is on account of death, the Committee may provide for payment of any distribution it authorizes to the Participant's surviving spouse, heirs or estate, as the Committee may determine.

9. RESTRICTED SHARES AND RESTRICTED STOCK UNITS. In addition to Performance Shares, the Committee may grant to eligible Participants shares covered by the Plan which are not subject to performance programs or performance objectives. Such other share grants shall be Restricted Shares, provided that the Committee may, in its discretion, award Restricted Stock Units in lieu of Restricted Shares. An award of Restricted Shares is an award of actual shares of Common Stock subject to restrictions and forfeiture. A Restricted Stock Unit represents the right to receive one share of Common Stock on the terms and conditions set forth herein.

Except as provided for in Section 12, or as otherwise approved by the Committee, Restricted Shares and Restricted Stock Units shall be forfeitable if the holder resigns or is discharged from the employ of the Company (or a subsidiary or affiliate, or a subsidiary of a subsidiary or affiliate, as the case may be) during a Restriction Period specified by the Committee, which Restriction Period shall be, except in the case of an Acquisition Award, not less than three years from the date of the award. Such Restricted Shares and Restricted Stock Units (including any dividend equivalents thereon) shall be issued and delivered in accordance with, forfeitable based upon, and otherwise subject to such other terms and conditions as may be specified by the Committee in an award agreement, which shall be signed by the Participant at the time of the award, or in any other written instrument delivered to the Participant therewith or referenced therein. After the grant of any such award, the Committee, in its discretion, may waive any of the terms and conditions thereof and may reduce the Restriction Period applicable thereto; provided, however, that the Committee shall not reduce such period to less than three years (other than for an Acquisition Award or as provided for in Section 12). The Committee may, in its discretion, require or permit Participants to elect to defer the settlement of Restricted Stock Units, and any dividend equivalents associated therewith, under such rules and procedures as it may establish under this Plan, an award agreement, or such other program as it may establish for such purpose.

10. COMMITTEE MEMBERSHIP; AUTHORITY. The Plan shall be administered by the members of the Compensation Committee of the Board or such other committee of the Board as may be authorized from time to time by the Board (the “Committee”). The members of the Committee shall be two or more directors, each of whom must satisfy the stated criteria to be considered (i) “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as in effect from time to time, and (ii) “independent directors”, including as members of a compensation committee, as defined in Section 303A of the New York Stock Exchange Listed Company Manual, as amended from time to time. The Committee shall have plenary authority to interpret the Plan, in its discretion, to determine awards and the terms thereof (which need not be identical), to establish any rules or regulations (or waive such rules) relating to the Plan which it determines to be appropriate, and to make any other determination which it believes necessary or advisable for the proper administration of the Plan, including, without limitation, the timing of when any termination of employment occurs for purposes of this Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and all Participants. In the event the Committee shall no longer meet the qualification requirements set forth above, the Board shall appoint a new committee to administer the Plan, whose members shall cause the Committee to qualify under Rule 16b-3 and Section 303A. The Committee shall have the authority to appoint a subcommittee that meets the requirements of Code Section 162(m), and the regulations thereunder, to grant and otherwise administer Performance Share awards, to the extent required to meet the requirements of Section 162(m) and the regulations thereunder.

11. DETERMINATION OF ACHIEVEMENT OF OBJECTIVES. The Committee, in regard to any performance program adopted by it, shall determine the level to which the performance objectives of any program have been met. In making this determination, the Committee shall apply the accounting results, as audited at the end of any fiscal year by the Company's independent registered public accounting firm, but shall adjust such results for unusual, nonrecurring or extraordinary items to the extent such adjustments were preestablished by the Committee under Section 4. Prior to making a Performance Shares payment, the Committee shall certify in writing the achievement of the applicable performance objective(s) and the amount of the award to be paid to each Participant.

12. CHANGE OF CONTROL.

(a) If a Double Trigger Event (as hereafter defined) occurs with respect to a Performance Share award in connection with a Change of Control (as hereafter defined), Participants then holding such awards of Performance Shares shall be entitled to receive a payout in an amount equal to the market value of one share of Common Stock immediately prior to the Change of Control multiplied by the number of Performance Shares that would have been earned assuming that the specified performance periods had elapsed and the performance objectives relating thereto had been fully achieved (at the highest level provided in the award, whether target, or maximum, as applicable) free of any conditions, to the extent consistent with Code Sections 162(m) and 409A. In the event that a Double Trigger Event occurs with respect to an award of Restricted Shares or Restricted Stock Units in connection with a Change of Control, then the Restriction Period applicable to all Restricted Shares and Restricted Stock Units then outstanding shall be accelerated and be deemed to be satisfied so that the holders of such Restricted Shares and Restricted Stock Units shall immediately, and without any other action by the Committee, hold said Shares and Units fully vested and without any continuing restrictions thereon, excepting, however, such restrictions, if any, as may then be applicable under state or federal securities laws.

(b) A “Double Trigger Event” shall be deemed to occur with respect to an award if:

(i) the Committee determines that such awards granted under the Plan are not being appropriately assumed by the acquirer or an equivalent award substituted by the acquirer,

(ii) the Committee determines that cash or cash equivalents are the sole or primary form of consideration to be received by the stockholders of the Company in connection with the Change of Control, or

(iii) the conditions in clauses (i) and (ii) above do not apply, but (X) following such Change of Control, the Participant is involuntarily terminated other than for cause or (Y) within two years following such Change of Control, the Participant terminates in one of the following circumstances, which are not remedied by the Company or its successor within 30 days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days after the Participant’s knowledge of the applicable circumstances): (a) the Participant’s compensation, title, duties or responsibilities are substantially reduced or adversely affected, or (b) the Participant is required to relocate by more than 50 miles the location at which the Participant must provide services as a condition to continued employment, in each case, without written consent; provided that in each case, the Participant must actually terminate employment within 30 days following the Company’s 30 day cure period specified herein.

(c) If holders of Performance Shares are entitled to payment pursuant to Section 12(a) in respect of a Double Trigger Event described under Section 12(b)(i) or (ii), then the required payment may be made in Common Stock and in cash, or in such combination of stock and cash as determined by the Committee. (In the event of a merger or share exchange or similar transaction, any payment in Common Stock shall be deemed to occur immediately prior to the Change of Control). If holders of Performance Shares are entitled to payment pursuant to Section 12(a) in respect of a Double Trigger Event described under

Section 12(b)(iii), then the required payment shall be made in cash. Any payment pursuant to this Section 12 will be made at the time and manner specified herein, in the applicable award or as otherwise provided under a deferral election.

(d) Without limiting the generality of the Committee's discretion in determining whether the Performance Shares, Restricted Shares or Restricted Stock Units are being appropriately assumed or substituted, the Committee shall have the authority to determine that Performance Shares, Restricted Shares or Restricted Stock Units granted under the Plan are being appropriately assumed or substituted if the terms of such awards remain substantially the same except that (i) following the Change of Control each such award shall become entitled to the consideration received by the holder of one share of Common Stock pursuant to such Change of Control, or, (ii) if such consideration does not consist solely of shares of the acquirer's common stock, each Performance Share, Restricted Share or Restricted Stock Unit becomes entitled to an amount of the acquirer's common stock equal in fair value to the consideration received by the holder of one share of Common Stock in such Change of Control.

(e) The Committee shall have authority to devise procedures allowing for such assumption or such payment or any other procedures the Committee determines to be appropriate to administer the Performance Shares, Restricted Shares or Restricted Stock Units in connection with a Change of Control.

(f) If the Committee determines that awards granted under the Plan are being appropriately assumed by, or equivalent awards are being substituted by, the acquirer, then no waiver or consent shall be required of any Participant to make effective, nor may any such Participate object to, such assumption or substitution by the acquirer.

13. AMENDMENTS. The Committee shall have the authority to make amendments and revisions of this Plan, provided that no amendments or revisions of the Plan shall be made without the consent of the stockholders of the Company if such amendment or revision would increase the aggregate number of Shares which may be granted or securities which may be issued under the Plan or which would, by applicable law or rule, require such approval.

14. PAYMENTS IN COMMON STOCK; SOURCE OF STOCK. It is anticipated that any shares of Common Stock delivered pursuant to the terms of the Plan will be Treasury shares of the Company acquired prior to or during the term of the Plan. The Committee, however, may instead utilize authorized but unissued shares of Common Stock, subject to payment of any required par value; and, subject to the approval of this Plan by the stockholders of the Company, the Board and officers of the Company are authorized to take such action as may be necessary to provide for the issuance of any or all of the shares which may be necessary to satisfy the Company's obligations hereunder and to cause said shares to be listed on the New York and any other stock exchanges on which the Common Stock may at such time be listed.

Shares of Common Stock delivered to Participants hereunder in satisfaction of Performance Share rights, and other Incentive Shares so delivered after the release of any conditions applicable thereto may nonetheless thereafter be restricted stock under the Securities Act of 1933, as amended (the “1933 Act”), and the certificates for such Shares may have a legend imprinted thereon restricting the resale, hypothecation or further transfer of said shares except in a registered offering or pursuant to an available exemption from registration.

15. ADDITIONAL PROVISIONS. The following additional terms and provisions apply to the Plan:

(a) The award of Performance Shares or Restricted Stock Units to a Participant in the Plan shall create no rights in such Participant as a shareholder of the Company until such time and to the extent that the Participant is delivered Shares of Common Stock pursuant to such Participant’s Performance Share units or Restricted Stock Units, except that the Committee may authorize the payment of an amount equal to cash dividends on Performance Shares or Restricted Stock Units, or on a portion thereof, awarded to Participants in the Plan; provided that, if the Committee determines that all or any portion of an award of Performance Shares or Restricted Stock Units are not earned, vested or payable, then any dividend equivalents paid on shares in excess of the total shares ultimately earned, vested or payable under the applicable award will be subject to recovery, deduction and clawback by the Company, including, but not limited to, through reduction of any payout of any Performance Shares award. Holders of Restricted Shares granted hereunder shall have such rights as are expressly provided for herein and in the terms of the award. For Performance Shares, Restricted Shares or Restricted Stock Units, the Committee may establish one or more forms of award certificates or agreements which set forth terms or conditions of awards, including confidentiality, noncompetition, nonsolicitation or other restrictive covenants or other provisions.

(b) No adjustment shall be made in the Incentive Shares awarded on account of cash dividends which may be paid, or other rights which may be issued to, the holders of Common Stock during the term of the Plan except as stated in subparagraph (c) below.

(c) In the event of stock dividends, extraordinary cash dividends, recapitalizations, mergers, consolidations, stock splits, spin-offs, split-offs, split-ups, combinations, spin-outs, reverse stock splits or similar matters affecting outstanding shares of Common Stock during the term of the Plan, appropriate revision shall be made (i) in the applicable performance objectives of performance programs, and (ii) in the number and kind of shares of common stock or other consideration awarded to reflect the effect of such stock dividend, extraordinary cash dividend, recapitalization, merger, consolidation, stock split, spin-off, split-off, split-up, combination, exchange of shares, spin-out, reverse stock split or similar matter on the interests of the Participants in the Plan.

(d) No Participant in the Plan shall have any right as a Participant in the Plan to continue in the employ of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of such Participant's present or any other rate of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any Participant from employment or to change the assignments of any Participant are expressly reserved to the Company.

(e) The Committee may require the Company to withhold from any payment due to a Participant (under this Plan or otherwise) any amount necessary to satisfy income tax withholding requirements in respect of any payment due under this Plan; and for this purpose may withhold cash and the Shares deliverable in respect of Performance Shares and Restricted Stock Units. Alternatively, the Committee may require the Participant to pay to the Company such cash amount or additional cash amount as may be necessary to satisfy withholding requirements in which case such Participant shall be entitled to receive delivery of all Shares due hereunder. Upon vesting of the Restricted Shares to a Participant, the Company may withhold sufficient shares to satisfy its withholding obligations for federal, state and local income taxes on such payment, or in its discretion may withhold cash from any amounts otherwise payable with respect to Performance Shares. Notwithstanding the foregoing, for any award under the Plan, in the case of a Participant who is subject to Section 16 of the 1934 Act, the Company shall, as required by applicable law, withhold sufficient shares to satisfy the Company’s obligation to withhold for federal and state taxes, provided that prior to such withholding, the Committee may approve in advance an alternative method of withholding.

(f) “Change of Control” of the Company shall mean:
(i) the purchase or acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 20% or more of either the then-outstanding shares of common stock of Emerson or the combined voting power of Emerson’s then-outstanding voting securities entitled to vote in the election of directors;
(ii) the consummation of (A) any reorganization, merger, consolidation or similar transaction involving Emerson, other than a reorganization, merger, consolidation or similar transaction in which the Company’s shareholders immediately prior to such transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Emerson, or (C) the liquidation or dissolution of Emerson; or
(iii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board.
To the extent required to avoid the adverse tax consequences under Section 409A of the Code, a change of control shall be deemed to occur only to the extent it also meets the requirements for a change in control event for purposes of Section 409A of the Code.
(g) No fractional shares of Common Stock shall be issued under the Plan, and the Committee shall determine the treatment of any fractional shares that would otherwise be payable in connection with any award.
16. TERM OF PLAN; APPROVAL BY STOCKHOLDERS. The term of the Plan shall become effective on the date of its approval by the stockholders of the Company. The Plan shall terminate ten (10) years after such date of stockholder approval or earlier if the Board, in its discretion, elects to terminate the Plan or replace the Plan with a successor Plan. During the term of the Plan awards of Performance Shares may be made under performance programs with performance periods extending beyond the end of the term of the Plan and Restricted Shares and Restricted Stock Units may be granted with conditions or restrictions extending beyond the end of the term of the Plan. Restrictions in respect of Incentive Shares granted during the term of the Plan shall continue in effect after the termination of the Plan until they shall be satisfied or forfeited in accordance with their terms.

17. NON-ASSIGNABILITY. Rights under the Plan and in respect of Shares granted under the Plan are not transferable and may not be assigned or pledged by any Participant at any time, and no recognition shall be required to be given by the Company to any attempted assignment of any rights hereunder or of any attempted assignment of the Shares. This non-assignability shall not apply to any shares of the Common Stock delivered to Participants hereunder after such Shares shall be fully vested in the holder thereof, except as follows:

(a) Unless otherwise determined by the Committee, shares of Common Stock issued in payment of Performance Shares or Restricted Stock Units to any Participant who is subject to Section 16 of the 1934 Act may not be assigned for a period of six (6) months after issuance.

(b) The resale of shares of Common Stock may be restricted by reason of the 1933 Act as set forth in Section 14 hereof.

Unless otherwise determined by the Committee, if payment of Shares to a Participant is accelerated prior to vesting, and if the Participant is subject to Section 16 of the 1934 Act, such Shares shall be non-transferable for a period of six (6) months after they became fully vested.

18. PLAN A PART OF CONTINUING COMPENSATION PROGRAM. This Plan is a part of a continuing program of incentive compensation for senior managerial employees of the Company and is expected to be supplemented or continued in effect after the term hereof by an additional plan or plans as approved by the Board or stockholders of the Company.

19. SEPARABILITY OF PROVISIONS. With respect to Participants subject to Section 16 of the 1934 Act, this Plan and transactions hereunder are intended to comply with all applicable provisions of Rule 16b-3 or its successors. To the extent that any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
20. ISSUANCE OF SHARES. Notwithstanding any other provision of this Plan, the Company shall have no obligation to issue or deliver any Incentive Shares or shares of Common Stock under the Plan or make any other distribution of benefits under this Plan unless, in the opinion of the Company, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the registration and other requirements of the 1933 Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
The Company shall be under no obligation to any Participant to register for offering or resale, or to qualify for exemption under the 1933 Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Common Stock, Incentive Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for Common Stock or Incentive Shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.
To the extent the Plan or any instrument evidencing an award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
21. GOVERNING LAW. To the extent that Federal law does not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to the conflict of laws rules thereof.

22. CLAWBACK. Notwithstanding any other provisions of this Plan, any award under this Plan shall be subject to such deductions, clawback or recovery as may be required to be made pursuant to any applicable currently effective or subsequently adopted law, government regulation or stock exchange listing requirement or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement which provides for such deduction, clawback or recovery.

23. TIME OF AWARD. An award under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof makes an award of Incentive Shares, provided that such award is evidenced by a written notice, certificate or agreement executed on behalf of the Company within a reasonable time after the date of such action. Notwithstanding the foregoing, the Committee may require as a condition to the effectiveness of any award that an award agreement with respect to such award be executed on behalf of the Company and/or by the Participant to whom the award evidenced thereby shall have been granted and such executed award agreement be delivered to the Company.

24. SUB-PLANS. The Committee may, but is not required to, from time to time, in its absolute discretion, establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Such sub-plans, if any, shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

25. UNFUNDED PLAN. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by awards under this Plan. Neither the Company, its affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its affiliates, and a Participant or successor. To the extent any person acquires a right to receive an award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

26. LIMITS OF LIABILITY. Any liability of the Company to any Participant with respect to an award shall be based solely upon contractual obligations created by this Plan and any award agreement or certificate pursuant thereto. Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan. To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

27. HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

*******

Approved by the Board of Directors on the 4th day of November, 2014, subject to approval of the stockholders of the Company at the Company’s Annual Meeting of Stockholders on February 3, 2015.

Appendix provided pursuant to Instruction 3 of Item 10 of Schedule 14A
EMERSON ELECTRIC CO.
ANNUAL INCENTIVE PLAN
As Amended and Restated Effective January 1, 2005

I. PURPOSE
The purpose of the Emerson Electric Co. Annual Incentive Plan is to provide an annual incentive program for selected key executives which is based upon specific performance criteria established for a given Fiscal Year. In particular, this program is designed to (a) provide an annual incentive whereby a significant portion of such executives’ Fiscal Year compensation is based on their efforts in achieving the performance objectives of the Company and/or its subsidiaries or divisions, and (b) attract, motivate and retain key executives on a competitive basis in which total compensation levels are closely linked to the accomplishment of the Company’s financial and strategic objectives.
II. DEFINITIONS
The following words shall have the following meanings unless the context clearly requires otherwise:
A. “Annual Incentive Award” or “Award” means the amount of compensation payable to a Participant under the Program.
B. “Board of Directors” means the Board of Directors of Emerson Electric Co.
C. “Committee” means the Compensation Committee of the Board of Directors of Emerson Electric Co.
D. “Company” means Emerson Electric Co., a Missouri Corporation.
E. “Executive Compensation Executive” means the Executive Compensation Executive of Emerson Electric Co.
F. “Fiscal Year” means the Fiscal Year of the Company which is currently the twelve-month period ending September 30.
G. “Participant” means an executive officer of the Company whom the Committee designates to receive an Award for a Fiscal Year.
H. “Program” means this Emerson Electric Co. Annual Incentive Plan.
I. “Subsidiary” means any corporation more than 50% of whose stock is owned directly or indirectly by the Company.
III. ELIGIBILITY
Participation in the Program shall be limited to those executive officers of the Company as the Committee shall determine. Additions or deletions to the Program during a Fiscal Year shall be made only in the event of an unusual circumstance, such as a promotion or new hire.
IV. DETERMINATION OF ANNUAL INCENTIVE AWARDS
Annual Incentive Awards to Participants shall be based upon the accomplishment of specific performance objectives. The Committee shall establish performance objectives based on the following criteria: sales, earnings, earnings per share, pre-tax earnings and net profits, return on equity, and asset management. Performance objectives need not be the same in respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates. Each of the performance criteria shall be specifically defined by the Committee and may include or exclude specified items of an unusual or non-recurring nature. No Award shall be paid to any Participant if the applicable performance objective(s) are not achieved or if the Program is not approved by stockholders of the Company. In no event shall the total amount of an Award paid to any Participant in any Fiscal Year exceed six million dollars.
As soon as practicable after the end of each Fiscal Year, Annual Incentive Awards for each Participant for such Fiscal Year shall be determined by the Committee. The Committee shall certify in writing the achievement of the applicable performance objective(s) and the amount of any Awards payable to Participants. Annual Incentive Awards to such Participants may be denied or adjusted downward by the Committee as, in the Committee’s sole judgment, is prudent based upon its assessment of the Participant’s performance and the Company’s performance during the Fiscal Year.
V. TIME FOR PAYMENTS
Annual Incentive Awards shall be paid in a lump sum generally by November 30th, but in no event later than December 15th, following the end of each Fiscal Year.
VI. ADMINISTRATION OF THE PROGRAM
The overall administration and control of the Program, including final determination of Annual Incentive Awards to each Participant, is the responsibility of the Committee. The Executive Compensation Executive shall be responsible for implementing the actions required under the Program.
VII. VESTING
A Participant must be in the employ of the Company or a Subsidiary through the last day of the Fiscal Year with respect to which an Annual Incentive Award is granted in order to be considered for the grant of such an Award by the Committee. He must also (subject to specific Committee action to the contrary as hereinafter set forth in this Section VII) be an employee of the Company or a Subsidiary on the date the Award is payable pursuant to Section V. The final determination as to Awards to be granted, and if so, the amount of such Awards, shall be made by the Committee. Subject to Section IV, and in accordance with this Section VII, in the event a Participant terminates or is terminated by the Company or a Subsidiary, before or after the end of the Fiscal Year for any reason, including, but not limited to, retirement, disability, or death, the Committee shall have the sole discretion as to whether any such Award shall be paid, and, if so, the amount of such payment.
VIII. AMENDMENT OR TERMINATION
The Program may be amended or terminated at any time by action of the Committee; provided, however, that unless the stockholders of Emerson Electric Co. shall have first approved thereof, no amendment of the Program shall be effective which would increase the maximum amount which can be paid to a Participant under the Program, which would change the specified performance objectives for payment of Awards, or which would modify the requirements as to eligibility for participation in the Program.
IX. MISCELLANEOUS
A. All payments under the Program shall be made from the general assets of the Company or a Subsidiary. To the extent any person acquires a right to receive payments under the Program, such right shall be no greater than that of an unsecured general creditor of the Company or Subsidiary.
B. Nothing contained in the Program and no action taken pursuant thereto shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or a Subsidiary and any other person.
C. No amount payable under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such amount shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.
D. Nothing contained in the Program shall be construed as conferring upon any Participant the right to continue in the employ of the Company or a Subsidiary nor to limit the right of the employer to discharge him at any time, with or without cause.
E. The Program shall be construed and administered in accordance with the laws of the State of Missouri.
Approved by the Compensation Committee of the Board of Directors on the 6th day of August, 2007.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. IF YOU VOTE BY INTERNET OR PHONE, YOU DO NOT NEED TO RETURN THIS PROXY CARD.
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Emerson Electric Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual Meeting of Stockholders for your vote to be counted.
SPECIAL VOTING DEADLINE NOTICE TO PARTICIPANTS IN EMERSON ELECTRIC CO. BENEFIT PLANS
If you own shares of Emerson Electric Co. common stock through any benefit plan of Emerson or any of its subsidiaries, the shares represented by your proxy card include those shares. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 11:59 P.M. Eastern Time on February 1, 2015. If the trustees do not receive your properly completed instructions by that date, the trustees will vote the shares in the same proportion as the votes that the trustees receive from other plan participants, unless otherwise required by law.

EMERSON ELECTRIC CO. 8000 WEST FLORISSANT AVENUE P.O. BOX 4100 ST. LOUIS, MO 63136-8506

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY

EMERSON ELECTRIC CO.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSALS 6, 7 AND 8.		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:					THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING:		For	Against	Abstain

1.	ELECTION OF DIRECTORS FOR TERMS ENDING IN 2018 Nominees: 01) A. F. Golden 03) C. Kendle 02) W. R. Johnson 04) J. S. Turley				6.	Approval of the stockholder proposal requesting issuance of a sustainability report as described in the proxy statement.	☐	☐	☐

	ELECTION OF DIRECTOR FOR A TERM ENDING IN 2016 Nominee: 05) A. A. Busch III				7.	Approval of the stockholder proposal requesting issuance of a political contributions report as described in the proxy statement.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:		For	Against	Abstain	8.	Approval of the stockholder proposal requesting issuance of a lobbying report as described in the proxy statement.	☐	☐	☐
2.	Approval, by non-binding advisory vote, of Emerson Electric Co. executive compensation.	☐	☐	☐
3.	Approval of the Emerson Electric Co. 2015 Incentive Shares Plan	☐	☐	☐	The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.
4.	Re-Approval of the Performance Measures under the Emerson Electric Co. Annual Incentive Plan	☐	☐	☐
5.	Ratification of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

MATERIALS ELECTION
SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.
☐
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

					Please indicate if you plan to attend this meeting.			☐	☐
								Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

ADMISSION TICKET
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, February 3, 2015
10:00 A.M., Central Standard Time
Emerson Electric Co. Headquarters
8000 West Florissant Avenue
St. Louis, MO 63136

PLEASE PRESENT THIS
NON-TRANSFERABLE TICKET
AT THE REGISTRATION DESK
UPON ARRIVAL
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Ž FOLD AND DETACH HERE Ž	M50773-P30405

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, does hereby appoint D. N. FARR, F. L. STEEVES, and J. G. SHIVELY, or any of them, with full powers of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of EMERSON ELECTRIC CO., to be held on February 3, 2015, commencing at 10:00 A.M., Central Standard Time, at the Headquarters of the Company, 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company which the undersigned is entitled to vote as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.

THIS PROXY WILL BE VOTED AS SPECIFIED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSALS 6, 7 AND 8.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be marked, dated and signed, on the other side)